FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282944-02

BANK5 2025-5YR15

Free Writing Prospectus

Structural and Collateral Term Sheet

$556,297,272

(Approximate Total Mortgage Pool Balance)

$482,909,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association

JPMorgan Chase Bank, National Association

Wells Fargo Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2025-5YR15

June 23, 2025

MORGAN STANLEY Co-Lead Bookrunner Manager	J.P. MORGAN Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager	BofA SECURITIES Co-Lead Bookrunner Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-282944) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK5 2025-5YR15

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”), and, in other jurisdictions, locally registered entities.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of SIPC and the New York Stock Exchange (“NYSE”).

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the NYSE, FINRA, the National Futures Association (“NFA”) and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2025-5YR15	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/Aaa(sf)/AAA(sf)	$2,950,000		30.000%	(7)	2.58	1 - 57	19.9%	37.4%
Class A-2(8)	AAAsf/Aaa(sf)/AAA(sf)		(8)(9)	30.000%	(7)(8)	(9)	(9)	19.9%	37.4%
Class A-3(8)	AAAsf/Aaa(sf)/AAA(sf)		(8)(9)	30.000%	(7)(8)	(9)	(9)	19.9%	37.4%
Class X-A	AAAsf/Aaa(sf)/AAA(sf)	$379,283,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/NR/AAA(sf)	$103,626,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/NR/AAA(sf)	$59,602,000	(8)	19.000%	(7)(8)	4.92	59 - 59	17.2%	43.3%
Class B(8)	AA-sf/NR/AA(sf)	$24,382,000	(8)	14.500%	(7)(8)	4.92	59 - 59	16.3%	45.7%
Class C(8)	A-sf/NR/A-(sf)	$19,642,000	(8)	10.875%	(7)(8)	4.92	59 - 59	15.6%	47.7%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/NR/BBB(sf)	$16,932,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-F	BB-sf/NR/BB+(sf)	$12,191,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class D	BBB-sf/NR/BBB(sf)	$16,932,000		7.750%	(7)	4.93	59 – 60	15.1%	49.4%
Class F	BB-sf/NR/BB+(sf)	$12,191,000		5.500%	(7)	5.00	60 – 60	14.7%	50.6%
Class G-RR	B-sf/NR/B+(sf)	$8,128,000		4.000%	(7)	5.00	60 – 60	14.5%	51.4%
Class H-RR	NR/NR/NR	$21,673,543		0.000%	(7)	5.00	60 – 60	13.9%	53.5%

Non-Offered Eligible Vertical Interests(12)

Class or Interest	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class RR(13)	NR/NR/NR	$14,463,729.09	N/A	(14)	4.87	1 – 60	N/A	N/A
RR Interest(13)	NR/NR/NR	$0	N/A	(14)	4.87	1 – 60	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Kroll Bond Rating Agency, LLC (“KBRA”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (9) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D or Class X-F certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates (other than the Class V certificates), on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements.
(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates and the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest, and the denominator of which is the sum of (x) the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates,
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2025-5YR15	Structural Overview

the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of principal balance certificates, the “VRR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the principal balance certificates.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage, and the denominator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest. The Certificate Principal to Value Ratios of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class F, Class G-RR and Class H-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class D, Class F, Class G-RR and Class H-RR certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-2, Class A-3, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(9)	The exact initial principal balances or notional amounts of the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-2” or “A-3” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances, weighted average lives and principal windows of the Class A-2 and Class A-3 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-2 and Class A-3 trust components is expected to be approximately $376,333,000, subject to a variance of plus or minus 5%. The Class A-2-X1 and Class A-2-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-2 trust component. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-3 trust component. In the event that the Class A-3 trust component is issued with an initial certificate balance of $376,333,000, the Class A-2 trust component (and, correspondingly, the Class A-2 Exchangeable Certificates) will not be issued.

Trust Component	Expected Range of Initial Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2 trust component	$0 – $150,000,000	N/A – 4.81	N/A / 57 – 58
Class A-3 trust component	$226,333,000 – $376,333,000	4.86 – 4.90	57 – 59 / 58 – 59
(10)	The Class X-A, Class X-B, Class X-D and Class X-F certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1 certificates and the Class A-2 and Class A-3 trust components outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time.
(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For purposes of the calculations above, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates and the VRR Interest is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2025-5YR15	Structural Overview
(13)	The Class RR Certificates will be certificated but will not be “certificates” for purposes of this Term Sheet. The RR Interest will not be certificated and will not be a “certificate” for purposes of this Term Sheet.
(14)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for each of the Class RR Certificates and the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2025-5YR15	Structural Overview

Issue Characteristics

Offered Certificates:	$482,909,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 16 principal balance classes (Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association, JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association
Rating Agencies:	Fitch, Moody’s and KBRA
Master Servicer:	Trimont LLC
Special Servicer:	LNR Partners, LLC
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	Eightfold Real Estate Capital Fund VII, L.P. or an affiliate thereof
Risk Retention Consultation Parties:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and Wells Fargo Bank, National Association
U.S. Credit Risk Retention:	Eligible vertical interest and eligible horizontal residual interest
EU/UK Risk Retention:	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules. In particular, no such person undertakes to take any action, or refrain from taking any action, for purposes of, or in connection with, compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. Consequently, the Offered Certificates may not be a suitable investment for any person that is subject to the EU Securitization Rules or the UK Securitization Rules; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Rules and UK Securitization Rules” in the Preliminary Prospectus.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in July 2025 (or, in the case of any mortgage loan that has its first due date after July 2025, the date that would have been its due date in July 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of June 23, 2025
Expected Closing Date:	July 15, 2025
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in August 2025.
Rated Final Distribution Date:	The distribution date in July 2058.
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2025-5YR15	Structural Overview

Bloomberg Ticker:	BANK5 2025-5YR15<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2025-5YR15	Structural Overview

Structural Overview

Allocation Between the VRR Interest and the Certificates:

The aggregate amount available for distributions to the holders of the certificates and the VRR Interest on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, primary servicer and special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to the holders of the Class A-1, Class X-A, Class X-B, Class X-D, Class X-F, Class D, Class F, Class G-RR and Class H-RR certificates and the Exchangeable Certificates (such classes of certificates, together with the Class V certificates are referred to herein as the “certificates”), on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by approximately 2.6% and (b) the certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).

The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest” and will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) with respect to the securitization of the mortgage loans. The VRR Interest is expected to be acquired and retained by certain of the sponsors as described under “Credit Risk Retention” in the Preliminary Prospectus.

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class X-A, Class X-B, Class X-D and Class X-F certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components as follows, to the extent of applicable available funds allocated to principal: either (i) to principal on (a) the Class A-1 certificates, (b) the Class A-2 trust component, and (c) the Class A-3 trust component, in that order, in each case until the certificate or principal balance of the applicable class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of principal balance certificates and trust components other than the Class A-1 certificates and the Class A-2 and Class A-3 trust components has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates and trust components, to principal on the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then up to an amount equal to, and pro rata based on, interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount equal to interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount of interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount equal to interest thereon;

Seventh, to the Class D, Class F, Class G-RR and Class H-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the VRR Interest, on one hand, and the certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the certificates will be allocated among such classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The certificates and the VRR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.
Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-2	See footnote (9) to the first table above under “Structural Overview”	Class A-2 certificate pass-through rate minus 1.00%
Class A-2-X1	Equal to Class A-2 trust component principal balance	0.50%
Class A-2-X2	Equal to Class A-2 trust component principal balance	0.50%
Class A-3	See footnote (9) to the first table above under “Structural Overview”	Class A-3 certificate pass-through rate minus 1.00%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Class A-3-X1	Equal to Class A-3 trust component principal balance	0.50%
Class A-3-X2	Equal to Class A-3 trust component principal balance	0.50%
Class A-S	$59,602,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$24,382,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$19,642,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-2 trust component (if such class of Exchangeable Certificates has an “A-2” designation), the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-2 Exchangeable Certificates”	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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2, Class A-3, Class A-S, Class B or Class C trust component, respectively. The maximum certificate balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate of the initial principal balances of the Class A-2 and Class A-3 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively. Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown above.
Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $3,500. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each applicable special servicer will also be entitled to (i) liquidation fees generally equal to the lesser of (x) 1.00% (or, in any case, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of each non-specially serviced loan with respect to which it acts as the enforcing servicer or each specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (y) $1,000,000, and (ii) workout fees generally equal to the lesser of (x) 1.00% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan) and (y) $1,000,000, subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(1) to the classes of certificates specified below, in the following amounts:

(a) to the holders of each class of the Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2 and Class D certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the YM Denominator for that distribution date,

(b) to the holders of the Class A-2-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-2-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-3-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-3-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 certificates and the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1 certificates and the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above, and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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(n) to the holders of the Class X-D certificates, any remaining portion of the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above in this clause (1), and

(2) to the VRR Interest its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium. “

YM Denominator” means, for any distribution date, the total amount of principal distributed to the Class A-1 and Class D certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates.

All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom.

 Notwithstanding any of the foregoing in clause (1) to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) the certificates’ Percentage Allocation Entitlement of any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F, Class F, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass‑through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass‑through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass‑through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)
Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the sum of the then aggregate certificate balance of the principal balance certificates and the principal balance of the VRR Interest after giving effect to distributions of principal on that distribution date. The certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class H-RR, Class G-RR, Class F and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The VRR Interest’s Percentage Allocation Entitlement of such amount will be applied to the VRR Interest until the related VRR Interest balance has been reduced to zero.

Any portion of such amount applied to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan, one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: 150 Palmetto, 120 Palmetto, Ridgedale Center and 7 Penn Plaza. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each “servicing shift whole loan”, the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below). None of the mortgage loans will be a servicing shift mortgage loan.

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: 1535 Broadway, Turtle Creek Village, 1401 H and The Wharf. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related lead servicing note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related lead servicing note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be any of the Class G-RR and Class H-RR certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” with respect to any Mortgage Loan will occur when the Class G-RR certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur with respect to any Mortgage Loan when no class of Control Eligible Certificates has a certificate balance at least equal to 25% of the initial certificate balance of that class, in each case without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement. If an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event”, “Consultation Termination Event” and “Operating Advisor Consultation Event”, a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party, or (b) with respect to a Risk Retention Consultation Party or the holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed, a mortgage loan or whole loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or such holder of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Consultation Termination Event, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan or a whole loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan or whole loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such mortgage loan or whole loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the certificates’ Percentage Allocation Entitlement thereof) will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event or an Operating Advisor Consultation Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class H-RR, Class G-RR, Class F and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1 certificates and the Class A-2 and Class A-3 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the applicable special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Upon receipt of such supplemental appraisal, the applicable master servicer (for any non-serviced mortgage loans) and the applicable special servicer (for any serviced mortgage loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and VRR Interest owners and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK5 2025-5YR15 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Parties:

The “risk retention consultation parties” will be (i) a party selected by Morgan Stanley Bank, N.A., (ii) a party selected by Bank of America, National Association, and (iii) a party selected by Wells Fargo Bank, National Association, in each case, as an owner of the VRR Interest. Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and Wells Fargo Bank, National Association (in each case, or an affiliate thereof) are expected to be appointed as the initial risk retention consultation parties.

Except with respect to an Excluded Loan as to such party, each risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of such risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer.

Appointment and Replacement of each Special Servicer:

The Directing Certificateholder will appoint the initial special servicers as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, any special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interest of the certificateholders and VRR Interest owners as a collective whole, the operating advisor will have the right to recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of a majority of holders of principal balance certificates evidencing at least a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “affiliated with” (as defined in Regulation RR) each other) (which requisite affirmative vote must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the principal balance certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the BANK5 2025-5YR15 trust, as holder of the related mortgage loan, has the right to terminate the applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each applicable master servicer and each applicable special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.
Operating Advisor:

The operating advisor will have certain review and consultation rights relating to the performance of the applicable special servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each serviced mortgage loan or serviced whole loan, the operating advisor will be responsible for:

●                   reviewing the actions of the applicable special servicer with respect to any specially serviced loan;

●                   reviewing (i) all reports by the applicable special servicer made available to privileged persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each asset status report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and final asset status report;

●                   reviewing for accuracy and consistency with the PSA the mathematical calculations by the applicable special servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if such special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) any net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and

●                   preparing an annual report (if any serviced mortgage loan or serviced whole loan was a specially serviced loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the applicable special servicer with respect to any major decision during the prior calendar year) that sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the applicable special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-specially serviced loans) during the prior calendar year on an “asset-level basis”. The operating advisor will be required to identify (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, such special servicer has failed to comply with and (2) any material deviations from such special servicer’s obligations under the PSA with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan). In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each serviced mortgage loan or serviced whole loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●                  to consult (on a non-binding basis) with the applicable special servicer in respect of asset status reports; and

●                  to consult (on a non-binding basis) with the applicable special servicer with respect to major decisions processed by such special servicer.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the Class G-RR and Class H-RR certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a Control Termination Event has occurred and is continuing.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-19

BANK5 2025-5YR15	Structural Overview

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders and VRR Interest owners via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-20

BANK5 2025-5YR15	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	15	23	$254,465,747	45.7%
Bank of America, National Association	9	24	$122,081,526	21.9%
JPMorgan Chase Bank, National Association	3	3	$96,750,000	17.4%
Wells Fargo Bank, National Association	3	3	$69,000,000	12.4%
Wells Fargo Bank, National Association / Morgan Stanley Mortgage Capital Holdings LLC	1	15	$14,000,000	2.5%
Total:	31	68	$556,297,272	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$556,297,272
Number of Mortgage Loans:	31
Average Cut-off Date Balance per Mortgage Loan:	$17,945,073
Number of Mortgaged Properties:	68
Average Cut-off Date Balance per Mortgaged Property:	$8,180,842
Weighted Average Mortgage Rate:	6.5430%
% of Pool Secured by 5 Largest Mortgage Loans:	41.9%
% of Pool Secured by 10 Largest Mortgage Loans:	65.6%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	8.7%
% of Pool Secured by Refinance Loans:	55.5%
% of Pool Secured by Acquisition Loans:	34.3%
% of Pool Secured by Recapitalization Loans:	10.2%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	48.0%
% of Pool with Subordinate Debt:	10.6%
% of Pool with Mezzanine Debt:	2.5%

Credit Statistics(2)

Weighted Average UW NOI DSCR:	2.10x
Weighted Average UW NOI Debt Yield:	13.9%
Weighted Average UW NCF DSCR:	2.00x
Weighted Average UW NCF Debt Yield:	13.2%
Weighted Average Cut-off Date LTV Ratio(3):	53.5%
Weighted Average Maturity Date LTV Ratio(3):	53.2%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-21

BANK5 2025-5YR15	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(4):	360
Weighted Average Remaining Amortization Term (months)(4):	359
% of Pool Interest Only through Maturity:	89.1%
% of Pool Amortizing Balloon:	10.9%

Lockboxes

% of Pool with Hard Lockboxes:	71.5%
% of Pool with Springing Lockboxes:	22.4%
% of Pool with Soft Lockboxes:	3.5%
% of Pool with both Hard and Soft Lockboxes:	2.5%

Reserves

% of Pool Requiring Tax Reserves:	81.8%
% of Pool Requiring Insurance Reserves:	49.4%
% of Pool Requiring Replacement Reserves:	85.2%
% of Pool Requiring TI/LC Reserves(5):	86.4%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	69.1%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	28.4%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	2.5%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to July 2025.
(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group).
(3)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(4)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(5)	Excludes multifamily, self storage, hospitality, and manufactured housing properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-22

BANK5 2025-5YR15	Characteristics of the Mortgage Loans
Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Pads	Cut-off Date Balance per SF/Pad(2)	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
1	WFB	150 Palmetto	Boca Raton	FL	Office	$32,000,000	5.8%	110,952	$343.21	1.50x	11.1%	61.4%	61.4%
2	WFB	120 Palmetto	Boca Raton	FL	Office	$23,000,000	4.1%	66,783	$343.21	1.50x	11.1%	61.4%	61.4%
3	MSMCH	Ridgedale Center	Minnetonka	MN	Retail	$54,955,747	9.9%	562,474	$213.17	1.67x	14.4%	53.1%	50.4%
4	BANA	1535 Broadway	New York	NY	Retail	$45,000,000	8.1%	106,481	$2,602.34	3.34x	21.6%	26.6%	26.6%
5	JPMCB	7 Penn Plaza	New York	NY	Office	$42,500,000	7.6%	405,672	$126.95	3.18x	19.9%	37.8%	37.8%
6	MSMCH	Turtle Creek Village	Dallas	TX	Various	$35,400,000	6.4%	324,588	$258.79	1.68x	12.2%	53.0%	53.0%
7	JPMCB	119 5th Avenue	New York	NY	Mixed Use	$31,000,000	5.6%	63,373	$489.17	1.45x	10.7%	57.2%	57.2%
8	BANA	ExchangeRight Net Leased Portfolio #70	Various	Various	Retail	$30,400,000	5.5%	205,120	$148.21	1.85x	11.5%	52.6%	52.6%
9	MSMCH	Sherman Commons	Sherman	TX	Retail	$24,040,000	4.3%	275,348	$87.31	1.50x	10.8%	69.7%	69.7%
10	MSMCH	Clear Trail 3-Pack	Various	Various	Manufactured Housing	$23,500,000	4.2%	520	$45,192.31	1.29x	8.4%	66.2%	66.2%
11	JPMCB	225 Broadway	San Diego	CA	Office	$23,250,000	4.2%	351,540	$66.14	4.27x	30.4%	48.4%	48.4%
		Total/Wtd. Avg.				$365,045,747	65.6%			2.15x	15.1%	51.2%	50.8%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Pad calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Pad figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.
(2)	The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-23

BANK5 2025-5YR15	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)(2)	Combined UW NOI Debt Yield(1)(2)	Combined Cut-off Date LTV(1)(2)
1	WFB	150 Palmetto	$32,000,000	$3,500,000	$35,500,000	BANK5 2025-5YR15	Trimont	LNR	BANK5 2025-5YR15	1.50x	11.1%	61.4%
2	WFB	120 Palmetto	$23,000,000	$2,500,000	$25,500,000	BANK5 2025-5YR15	Trimont	LNR	BANK5 2025-5YR15	1.50x	11.1%	61.4%
3	MSMCH	Ridgedale Center	$54,955,747	$64,947,701	$119,903,447	BANK5 2025-5YR15	Trimont	LNR	BANK5 2025-5YR15	1.67x	14.4%	53.1%
4	BANA	1535 Broadway	$45,000,000	$232,100,000	$277,100,000	BWAY 2025-1535	Midland	Rialto	BWAY 2025-1535	3.34x	21.6%	26.6%
5	JPMCB	7 Penn Plaza	$42,500,000	$9,000,000	$51,500,000	BANK5 2025-5YR15	Trimont	LNR	BANK5 2025-5YR15	3.18x	19.9%	37.8%
6	MSMCH	Turtle Creek Village	$35,400,000	$48,600,000	$84,000,000	BMO 2025-5C11	Midland	LNR	BMO 2025-5C11	1.68x	12.2%	53.0%
12	MSMCH	1401 H	$20,000,000	$68,000,000	$88,000,000	BANK5 2025-5YR14	Trimont	Torchlight	BANK5 2025-5YR14	2.07x	15.7%	65.7%
16	WFB/MSMCH	The Wharf	$14,000,000	$704,600,000	$718,600,000	WHARF 2025-DC	Midland	Keybank	WHARF 2025-DC	2.62x	15.0%	41.5%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(2)	The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group).

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
4	BANA	1535 Broadway	$45,000,000	$2,602.34	$172,900,000	3.34x	21.6%	26.6%	1.89x	13.3%	43.3%
16	WFB/MSMCH	The Wharf	$14,000,000	$320.55	$306,400,000	2.62x	15.0%	41.5%	1.65x	10.5%	59.2%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
16	WFB/MSMCH	The Wharf	$14,000,000	$320.55	$125,000,000	2.62x	15.0%	41.5%	1.37x	9.4%	66.5%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-24

BANK5 2025-5YR15	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/ Pads	Cut-off Date Balance per SF/Pad	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
13	MSMCH	55 Miracle Mile	Coral Gables	FL	Mixed Use	$18,000,000	3.2%	65,110	$276.46	1.48x	11.5%	57.1%	57.1%	MSC 2018-H3
15	WFB	Dunwoody Place	Sandy Springs	GA	Retail	$14,000,000	2.5%	102,367	$136.76	1.67x	11.6%	49.5%	49.5%	WFCM 2015-C29
17.01	MSMCH	Advantage Property III	Depew	NY	Self Storage	$5,404,000	1.0%	108,575	$55.35	2.17x	13.8%	41.6%	41.6%	CSAIL 2015-C4
17.02	MSMCH	Advantage Property IIA	Stevensville	MD	Self Storage	$2,157,000	0.4%	30,025	$55.35	2.17x	13.8%	41.6%	41.6%	CSAIL 2015-C4
17.03	MSMCH	Advantage Property	Woodsboro	MD	Self Storage	$1,696,000	0.3%	34,758	$55.35	2.17x	13.8%	41.6%	41.6%	CSAIL 2015-C4
17.04	MSMCH	Piney Property	Chester	MD	Self Storage	$1,410,000	0.3%	20,514	$55.35	2.17x	13.8%	41.6%	41.6%	CSAIL 2015-C4
17.05	MSMCH	Thompson Property	Stevensville	MD	Self Storage	$730,000	0.1%	12,260	$55.35	2.17x	13.8%	41.6%	41.6%	CSAIL 2015-C4
17.06	MSMCH	Cheslou Property	Chester	MD	Self Storage	$603,000	0.1%	10,665	$55.35	2.17x	13.8%	41.6%	41.6%	CSAIL 2015-C4
26	MSMCH	Prime Storage East Haven	East Haven	CT	Self Storage	$5,700,000	1.0%	33,996	$167.67	1.42x	8.6%	68.7%	68.7%	WFCM 2015-C29
27	BANA	Riverview MHC	Damascus	OR	Manufactured Housing	$5,508,526	1.0%	133	$41,417.49	1.73x	13.3%	38.0%	35.9%	COMM 2015-CR23
30	BANA	Kirkwood Business Park	Vancouver	WA	Office	$5,000,000	0.9%	33,244	$150.40	1.58x	12.6%	55.6%	55.6%	MSBAM 2015-C24
31	MSMCH	Palm Circle MHC	St Petersburg	FL	Manufactured Housing	$2,740,000	0.5%	55	$49,818.18	1.31x	8.1%	60.9%	60.9%	CGCMT 2017-P8
		Total				$62,948,526	11.3%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Pad calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-25

BANK5 2025-5YR15	Characteristics of the Mortgage Loans

Property Type Distribution(1)(2)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	23	$189,070,659	34.0%	6.5840%	2.09x	14.8%	48.4%	47.6%
Anchored	5	$58,163,121	10.5%	6.5817%	1.64x	11.6%	58.6%	58.6%
Super Regional Mall	1	$54,955,747	9.9%	7.0940%	1.67x	14.4%	53.1%	50.4%
Retail/Signage	1	$45,000,000	8.1%	6.3320%	3.34x	21.6%	26.6%	26.6%
Single Tenant	15	$30,400,000	5.5%	6.0600%	1.85x	11.5%	52.6%	52.6%
Performing Arts Center	1	$551,791	0.1%	5.4389%	2.62x	15.0%	41.5%	41.5%
Office	11	$168,961,956	30.4%	6.5396%	2.43x	16.8%	52.5%	52.5%
CBD	8	$108,961,956	19.6%	6.1984%	2.94x	19.9%	47.8%	47.8%
Suburban	3	$60,000,000	10.8%	7.1592%	1.51x	11.2%	60.9%	60.9%
Mixed Use	3	$57,960,000	10.4%	6.9683%	1.45x	10.7%	56.3%	56.3%
Office/Retail	1	$31,000,000	5.6%	7.1630%	1.45x	10.7%	57.2%	57.2%
Retail/Office	1	$18,000,000	3.2%	6.9000%	1.48x	11.5%	57.1%	57.1%
Multifamily/Retail	1	$8,960,000	1.6%	6.4320%	1.40x	9.2%	51.6%	51.6%
Manufactured Housing	8	$52,798,526	9.5%	6.1245%	1.51x	9.6%	58.3%	58.1%
Manufactured Housing	8	$52,798,526	9.5%	6.1245%	1.51x	9.6%	58.3%	58.1%
Multifamily	6	$32,039,532	5.8%	6.3430%	1.46x	9.5%	65.8%	65.8%
Garden	3	$29,850,000	5.4%	6.4094%	1.38x	9.1%	67.6%	67.6%
High Rise	3	$2,189,532	0.4%	5.4389%	2.62x	15.0%	41.5%	41.5%
Self Storage	9	$24,863,000	4.5%	6.1267%	1.81x	11.5%	54.6%	54.6%
Self Storage	9	$24,863,000	4.5%	6.1267%	1.81x	11.5%	54.6%	54.6%
Industrial	2	$17,200,000	3.1%	6.6791%	1.51x	10.8%	65.7%	65.7%
Manufacturing	1	$9,000,000	1.6%	6.9480%	1.54x	11.2%	64.3%	64.3%
Warehouse/Distribution	1	$8,200,000	1.5%	6.3840%	1.48x	10.4%	67.2%	67.2%
Hospitality	3	$11,540,084	2.1%	7.1257%	1.68x	13.3%	64.4%	64.4%
Extended Stay	2	$10,909,182	2.0%	7.2232%	1.62x	13.2%	65.7%	65.7%
Full Service	1	$630,901	0.1%	5.4389%	2.62x	15.0%	41.5%	41.5%
Other	3	$1,863,516	0.3%	5.4389%	2.62x	15.0%	41.5%	41.5%
Parking Garage	2	$1,657,778	0.3%	5.4389%	2.62x	15.0%	41.5%	41.5%
Marina	1	$205,739	0.0%	5.4389%	2.62x	15.0%	41.5%	41.5%
Total/Wtd. Avg.	68	$556,297,272	100.0%	6.5430%	2.00x	13.9%	53.5%	53.2%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	With respect to any mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans, the loan-to-value ratio, debt service coverage ratio and debt yield for such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidence by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan to value ratio, lower debt service coverage ratio, and/or lower debt yield than is presented herein.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-26

BANK5 2025-5YR15	Characteristics of the Mortgage Loans

Geographic Distribution(1)(2)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	5	$132,904,000	23.9%	6.4107%	2.68x	17.5%	40.5%	40.5%
Florida	9	$103,361,552	18.6%	6.7284%	1.56x	10.9%	58.7%	58.7%
Texas	10	$98,449,813	17.7%	6.6758%	1.56x	11.2%	62.3%	62.3%
Minnesota	1	$54,955,747	9.9%	7.0940%	1.67x	14.4%	53.1%	50.4%
District of Columbia	16	$34,000,000	6.1%	6.2395%	2.30x	15.4%	55.7%	55.7%
California	2	$32,210,000	5.8%	6.0942%	3.47x	24.5%	49.3%	49.3%
California – Southern(3)	2	$32,210,000	5.8%	6.0942%	3.47x	24.5%	49.3%	49.3%
Michigan	2	$17,455,307	3.1%	6.3312%	1.33x	8.6%	65.3%	65.3%
Georgia	2	$15,261,738	2.7%	6.3801%	1.68x	11.6%	49.8%	49.8%
Tennessee	1	$8,200,000	1.5%	6.3840%	1.48x	10.4%	67.2%	67.2%
Maryland	5	$6,596,000	1.2%	6.1000%	2.17x	13.8%	41.6%	41.6%
New Jersey	1	$6,350,000	1.1%	6.1320%	1.41x	8.9%	69.8%	69.8%
Connecticut	1	$5,700,000	1.0%	5.9500%	1.42x	8.6%	68.7%	68.7%
Oregon	1	$5,508,526	1.0%	6.5270%	1.73x	13.3%	38.0%	35.9%
New Mexico	1	$5,500,000	1.0%	7.0220%	1.32x	9.5%	62.4%	62.4%
Washington	1	$5,000,000	0.9%	7.2600%	1.58x	12.6%	55.6%	55.6%
North Carolina	1	$4,317,000	0.8%	6.3500%	1.29x	8.4%	66.2%	66.2%
West Virginia	1	$3,995,504	0.7%	6.0600%	1.85x	11.5%	52.6%	52.6%
Arizona	1	$3,942,931	0.7%	6.0600%	1.85x	11.5%	52.6%	52.6%
New Hampshire	1	$2,891,483	0.5%	6.0600%	1.85x	11.5%	52.6%	52.6%
Pennsylvania	1	$2,858,000	0.5%	6.3500%	1.29x	8.4%	66.2%	66.2%
Ohio	1	$2,392,045	0.4%	6.0600%	1.85x	11.5%	52.6%	52.6%
Illinois	2	$2,129,183	0.4%	6.0600%	1.85x	11.5%	52.6%	52.6%
Nebraska	1	$1,424,713	0.3%	6.0600%	1.85x	11.5%	52.6%	52.6%
Wisconsin	1	$893,731	0.2%	6.0600%	1.85x	11.5%	52.6%	52.6%
Total/Wtd. Avg.	68	$556,297,272	100.0%	6.5430%	2.00x	13.9%	53.5%	53.2%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.
(2)	With respect to any mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans, the loan-to-value ratio, debt service coverage ratio and debt yield for such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidence by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan to value ratio, lower debt service coverage ratio, and/or lower debt yield than is presented herein.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-27

BANK5 2025-5YR15	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2,740,000 - 10,000,000	12	74,955,526	13.5
10,000,001 - 20,000,000	8	116,296,000	20.9
20,000,001 - 30,000,000	4	93,790,000	16.9
30,000,001 - 40,000,000	4	128,800,000	23.2
40,000,001 - 45,000,000	2	87,500,000	15.7
45,000,001 - 54,955,747	1	54,955,747	9.9
Total:	31	$556,297,272	100.0%
Min: $2,740,000 Max: $54,955,747 Avg: $17,945,073

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	5	132,904,000	23.9
Florida	9	103,361,552	18.6
Texas	10	98,449,813	17.7
Minnesota	1	54,955,747	9.9
District of Columbia	16	34,000,000	6.1
California	2	32,210,000	5.8
California – Southern(3)	2	32,210,000	5.8
Michigan	2	17,455,307	3.1
Georgia	2	15,261,738	2.7
Tennessee	1	8,200,000	1.5
Maryland	5	6,596,000	1.2
New Jersey	1	6,350,000	1.1
Connecticut	1	5,700,000	1.0
Oregon	1	5,508,526	1.0
New Mexico	1	5,500,000	1.0
Washington	1	5,000,000	0.9
North Carolina	1	4,317,000	0.8
West Virginia	1	3,995,504	0.7
Arizona	1	3,942,931	0.7
New Hampshire	1	2,891,483	0.5
Pennsylvania	1	2,858,000	0.5
Ohio	1	2,392,045	0.4
Illinois	2	2,129,183	0.4
Nebraska	1	1,424,713	0.3
Wisconsin	1	893,731	0.2
Total:	68	$556,297,272	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	23	189,070,659	34.0
Anchored	5	58,163,121	10.5
Super Regional Mall	1	54,955,747	9.9
Retail/Signage	1	45,000,000	8.1
Single Tenant	15	30,400,000	5.5
Performing Arts Center	1	551,791	0.1
Office	11	168,961,956	30.4
CBD	8	108,961,956	19.6
Suburban	3	60,000,000	10.8
Mixed Use	3	57,960,000	10.4
Office/Retail	1	31,000,000	5.6
Retail/Office	1	18,000,000	3.2
Multifamily/Retail	1	8,960,000	1.6
Manufactured Housing	8	52,798,526	9.5
Manufactured Housing	8	52,798,526	9.5
Multifamily	6	32,039,532	5.8
Garden	3	29,850,000	5.4
High Rise	3	2,189,532	0.4
Self Storage	9	24,863,000	4.5
Self Storage	9	24,863,000	4.5
Industrial	2	17,200,000	3.1
Manufacturing	1	9,000,000	1.6
Warehouse/Distribution	1	8,200,000	1.5
Hospitality	3	11,540,084	2.1
Extended Stay	2	10,909,182	2.0
Full Service	1	630,901	0.1
Other	3	1,863,516	0.3
Parking Garage	2	1,657,778	0.3
Marina	1	205,739	0.0
Total:	68	$556,297,272	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5.2200 - 5.9999	6	100,800,000	18.1
6.0000 - 6.4999	11	176,313,000	31.7
6.5000 - 6.9999	6	111,948,526	20.1
7.0000 - 7.3700	8	167,235,747	30.1
Total:	31	$556,297,272	100.0%
Min: 5.2200% Max: 7.3700% Wtd Avg: 6.5430%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	31	556,297,272	100.0
Total:	31	$556,297,272	100.0%
Min: 60 mos. Max: 60 mos. Wtd Avg: 60 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
57	5	49,818,526	9.0
58	8	162,760,000	29.3
59	15	298,268,747	53.6
60	3	45,450,000	8.2
Total:	31	$556,297,272	100.0%
Min: 57 mos. Max: 60 mos. Wtd Avg: 59 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	29	495,833,000	89.1
360	2	60,464,272	10.9
Total:	31	$556,297,272	100.0%
Min: 360 mos. Max: 360 mos. Wtd Avg: 360 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	29	495,833,000	89.1
357	1	5,508,526	1.0
359	1	54,955,747	9.9
Total:	31	$556,297,272	100.0%
Min: 357 mos. Max: 359 mos. Wtd Avg: 359 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	15	254,465,747	45.7
BANA	9	122,081,526	21.9
JPMCB	3	96,750,000	17.4
WFB	3	69,000,000	12.4
WFB/MSMCH	1	14,000,000	2.5
Total:	31	$556,297,272	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	29	495,833,000	89.1
Amortizing Balloon	2	60,464,272	10.9
Total:	31	$556,297,272	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
26.6 - 35.0	1	45,000,000	8.1
35.1 - 50.0	7	116,958,526	21.0
50.1 - 55.0	4	129,715,747	23.3
55.1 - 65.0	11	148,753,000	26.7
65.1 - 69.8	8	115,870,000	20.8
Total:	31	$556,297,272	100.0%
Min: 26.6% Max: 69.8% Wtd Avg: 53.5%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
26.6 - 35.0	1	45,000,000	8.1
35.1 - 50.0	7	116,958,526	21.0
50.1 - 55.0	4	129,715,747	23.3
55.1 - 65.0	11	148,753,000	26.7
65.1 - 69.8	8	115,870,000	20.8
Total:	31	$556,297,272	100.0%
Min: 26.6% Max: 69.8% Wtd Avg: 53.2%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.29 - 1.34	3	31,740,000	5.7
1.35 - 1.49	7	96,210,000	17.3
1.50 - 1.59	7	110,283,000	19.8
1.60 - 1.69	4	114,571,747	20.6
1.70 - 1.99	4	46,742,526	8.4
2.00 - 4.27	6	156,750,000	28.2
Total:	31	$556,297,272	100.0%
Min: 1.29x Max: 4.27x Wtd Avg: 2.00x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.1 - 9.0	5	48,506,000	8.7
9.1 - 10.0	5	44,757,000	8.0
10.1 - 12.0	9	189,640,000	34.1
12.1 - 13.0	2	40,400,000	7.3
13.1 - 15.0	6	102,244,272	18.4
15.1 - 30.4	4	130,750,000	23.5
Total:	31	$556,297,272	100.0%
Min: 8.1% Max: 30.4% Wtd Avg: 13.9%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group).
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-28

Office – Suburban	Loans #1 & #2	Cut-off Date Balance:	$55,000,000
Various	150 & 120 Palmetto Crossed Group	Cut-off Date LTV:	61.4%
Boca Raton, FL 33432		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-29

Office – Suburban	Loans #1 & #2	Cut-off Date Balance:	$55,000,000
Various	150 & 120 Palmetto Crossed Group	Cut-off Date LTV:	61.4%
Boca Raton, FL 33432		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-30

Office – Suburban	Loans #1 & #2	Cut-off Date Balance:	$55,000,000
Various	150 & 120 Palmetto Crossed Group	Cut-off Date LTV:	61.4%
Boca Raton, FL 33432		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.1%

West Palm Beach 20 miles
Lake Ida Rd
Delray Beach Tennis Center
Atlantic Ave
Cornell Art Museum
Marketplace of Delray
Delray Square Shopping Ctr.
Atlantic Ave
DOWNTOWN DELRAY BEACH
DELRAY BEACH
Hamlet Country Club
Lowson Blvd
Delray Beach
Linton Square
Linton Blvd
Delray Medical Center
Congress Ave
Lindell Blvd
Bright Line
Federal Hwy
S. Ocean Blvd
Delaire Country Club
Boca Delray Golf
PALM BEACH COUNTY
TRI RAIL
NW 2nd Ave
Dixie Hwy
Highland Beach
St Andrews Country Club
Clint Moore Rd
Clint Moore Rd
Lyons Rd
Woodfield Country Club
Jog Rd
Broken Sound Club
Military Trail
BOCA RATON
Boca Teeca Golf Course
Intracoastal Waterway
Yamato Rd
Yamato Rd
The Greens
Boca Greens Country Club
Hamptons at Boca Raton
Florida's Turnpike
Boca Raton
NW 40th St
Research Park at Florida Atlantic Univ.
Lynn University
Boca Raton Airport
FAU Stadium
Palm Beach State Unversity
Florida Atlantic University
Atlantic Ocean
Boca Raton Mun. Golf Course
Boca West Country Club
Shadowood Square
Meridian Blvd
Fifth Avenue Shoppes
Ocean Blvd
Mission Bay Plaza
Westwinds of Boca
Glades Rd
Town Center at Boca Raton
Boca Village Square
Shops at Boca Center
Boca Raton Regional Hospital
Glades Rd
DOWNTOWN BOCA RATON
Mizner Park
120 Palmetto
120 East Palmetto Park Road
Boca Raton, FL 33432
Boca Woods Country Club
Boca Lago Golf & Country Club
Palmetto Park Rd
150 Palmetto
150 East Palmetto Park Road
Boca Raton, FL 33432
Boca Rio Golf Club
Garden Shops at Boca DelMar
Boca Del Mar
SW 6th St
W. Camino Real
Royal Palm Place
Boca Raton Resort and Club
Sandalfoot Cove
Boca Pointe CC
Camino del Mar CC
SW 12th Ave
Sandalfoot Cove Golf Course
Sandalfoot Square
SW 18th St
SW 18th St
Royal Palm Country Club
Adios Golf Club
Powerline Rd
Deerfield Country Club
Hillsboro Blvd
DEERFIELD BEACH
Deerfield Island Park
Parkland
Deerfield Mall
BROWARD COUNTY
Deerfield Beach
Sawgrass Expwy
SW 10th St
TOLL
Sawgrass Promenade
Coconut Creek
Green Rd
Hillsboro Beach
Wiles Rd
NE 3rd Ave
Promenade at Coconut Creek
Tradewinds Park North
Dixie Hwy
Bright Line
Federal Hwy
Sample Rd
Festival Marketplace
North Broward Hospital
POMPANO BEACH
Margate
Tradewinds Park South
Pompano Beach
Fort Lauderdale 13 miles
Lake Okeechobee
Jupiter
West Palm Beach
Palm Beach
Boynton Beach
Delray Beach
Boca Raton
Pompano Beach
Coral Springs
FT. LAUDERDALE
Weston
Pembroke Pines
Hollywood
North Miami Beach
Hialeah
MIAMI
Miami Beach
Coral Gables
Atlantic Ocean
Gulf of Mexico
THE EVERGLADES
EVERGLADES NATIONAL PARK
Homestead
Florida City
Everglades Pkwy
La Belle
Clewiston
Pahokee
PALM BEACH COUNTY
BROWARD COUNTY
HENDRY COUNTY
COLLIER COUNTY
MONROE COUNTY
MIAMI-DADE COUNTY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-31

Mortgage Loans No. 1 and 2 – 150 & 120 Palmetto Crossed Group(1)

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Boca Raton, FL 33432
Original Balance(1):	$55,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$55,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	9.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(3):	Various/2023
Borrower Sponsors:	Anuj Grover and Mark Corlew			Size(3):	177,735 SF
Guarantors:	Anuj Grover and Mark Corlew			Cut-off Date Balance per SF(3):	$343
Mortgage Rate:	7.1500%			Maturity Balance per SF(3):	$343
Note Date:	5/15/2025			Property Manager:	Grover Corlew of Florida, LLC
Maturity Date:	6/11/2030				(borrower-related)
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$6,741,841
IO Period:	60 months			UW NCF:	$6,623,380
Seasoning:	1 month			UW NOI Debt Yield(1):	11.1%
Prepayment Provisions:	L(25),D(31),O(4)			UW NCF Debt Yield(1):	10.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	11.1%
Additional Debt Type(1):	Pari passu			UW NCF DSCR(1):	1.50x
Additional Debt Balance(1):	$6,000,000			Most Recent NOI:	$5,494,102 (2/28/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$5,277,158 (12/31/2024)
Reserves(2)				3rd Most Recent NOI:	$2,813,660 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	91.2% (4/2/2025)
RE Taxes:	$274,815	$91,605	NAP	2nd Most Recent Occupancy:	92.3% (12/31/2024)
Insurance:	$334,056	$55,676	NAP	3rd Most Recent Occupancy:	86.3% (12/31/2023)
Replacement Reserve:	$0	$3,395	NAP	Appraised Value (as of) (3):	$99,300,000 (4/17/2025)
TI/LC Reserve:	$1,000,000	$14,812	NAP	Appraised Value per SF(3):	$559
Existing TI/LC Reserve:	$1,065,794	$0	NAP	Cut-off Date LTV Ratio(1) (3):	61.4%
Rent Concessions Reserve:	$553,105	$0	NAP	Maturity Date LTV Ratio(1) (3):	61.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
150 Palmetto Whole Loan Amount:	$35,500,000	58.2%	Loan Payoff:	$54,363,666	89.1%
120 Palmetto Whole Loan Amount:	$25,500,000	41.8%	Return of Equity	$2,103,921	3.4%
			Closing Costs:	$1,294,643	2.1%
			Upfront Reserves:	$3,237,770	5.3%
Total Sources:	$61,000,000	100.0%	Total Uses:	$61,000,000	100.0%

(1)	The 150 & 120 Palmetto Crossed Mortgage Loans (as defined below) are cross-collateralized and cross-defaulted with one another. All information herein presents the 150 & 120 Palmetto Crossed Mortgage Loans as one mortgage loan, except as otherwise specified. In addition, each of the 150 & 120 Palmetto Crossed Mortgage Loans is part of a related whole loan, each comprised of two promissory notes. The financial information presented in the chart above is based on the 150 & 120 Palmetto Crossed Whole Loans (as defined below). With respect to each of the individual 150 & 120 Palmetto Crossed Whole Loans, the applicable loan-to-value ratios, debt service coverage ratios and debt yields are based upon the indebtedness evidenced by both whole loans. On an individual basis, without regard to the cross-collateralization feature, a related mortgage loan may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in the table above.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	See “The Properties” section below for property-level information.

The Mortgage Loans. The largest and second largest mortgage loans (individually, the “150 Palmetto Mortgage Loan” and the “120 Palmetto Mortgage Loan”; and collectively, the “150 & 120 Palmetto Crossed Mortgage Loans”) are each part of a whole loan (the “150 Palmetto Whole Loan” and the “120 Palmetto Whole Loan” and collectively, the “150 & 120 Palmetto Crossed Whole Loans”) and are cross-collateralized and cross-defaulted with one another. The 150 Palmetto Whole Loan is evidenced by two promissory notes with an original principal balance of $35,500,000 secured by a first mortgage encumbering the fee interest in a 110,952 SF office property located in Boca Raton, Florida (the “150 Palmetto Property”). The 120 Palmetto Whole Loan is evidenced by two promissory notes with an original principal balance of $25,500,000 secured by a first mortgage encumbering the fee interest in a 66,783 SF office property located in Boca Raton, Florida (the “120 Palmetto Property” and collectively with the 150 Palmetto Property, the “150 & 120 Palmetto Properties”). The 150 & 120 Palmetto Crossed Mortgage Loans are evidenced by the 150 Palmetto controlling Note A-1, with an original principal balance of $32,000,000, and the 120 Palmetto controlling Note A-1, with an original principal balance of $23,000,000. The 150 & 120 Palmetto Crossed Whole Loans are expected to be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR15 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-32

Office – Suburban	Loans #1 & #2	Cut-off Date Balance:	$55,000,000
Various	150 & 120 Palmetto Crossed Group	Cut-off Date LTV:	61.4%
Boca Raton, FL 33432		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.1%
150 & 120 Palmetto Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
150 Palmetto Note A-1	$32,000,000	$32,000,000	BANK5 2025-5YR15	Yes
150 Palmetto Note A-2	$3,500,000	$3,500,000	WFB	No
150 Palmetto Whole Loan	$35,500,000	$35,500,000
120 Palmetto Note A-1	$23,000,000	$23,000,000	BANK5 2025-5YR15	Yes
120 Palmetto Note A-2	$2,500,000	$2,500,000	WFB	No
120 Palmetto Whole Loan	$25,500,000	$25,500,000
150 & 120 Palmetto Whole Loan	$61,000,000	$61,000,000

The Borrowers and the Borrower Sponsors. The borrowers are two entities, G&C 150 Palmetto Investors, LLC and G&C 120 Palmetto Investors, LLC, each a Florida limited liability company and single purpose entity. The non-recourse carve-out guarantors and borrower sponsors of the 150 & 120 Palmetto Crossed Whole Loans are Anuj Grover and Mark Corlew.

Founded by Anuj Grover and Mark Corlew, Grover Corlew has developed, owned and managed 10,000+ units and more than ten million SF of commercial space. Grover Corlew manages a portfolio of office, multifamily, medical office and retail properties located throughout the Southeastern United States, primarily in Florida.

The Properties. The 150 & 120 Palmetto Properties are comprised of two mid-rise office buildings located in Boca Raton, Florida totaling 177,735 SF, inclusive of 170,525 SF of office space (95.9% of net rentable area; 94.5% of underwritten base rent), and 7,210 SF of ground floor retail space (4.1% of net rentable area; 5.5% of underwritten base rent). The borrower sponsors acquired the properties in separate transactions in 2021 and 2022 and have since invested approximately $15.2 million on various capital expenditures and leasing costs. As of April 2, 2025, the portfolio is 91.2% leased to 41 tenants, with no tenant representing more than 8.3% of the net portfolio rentable area and has averaged 83.3% occupancy since 2021.

150 Palmetto

The 150 Palmetto Property is an 8-story office building totaling 110,952 SF located in Boca Raton, Florida. The 150 Palmetto Property was built in 1969 and renovated in 2023. Situated on a 1.65-acre site, the 150 Palmetto Property includes an on-site parking garage with 323 parking spaces (2.91 spaces per 1,000 SF). The borrower acquired the property in 2021 when it was approximately 84.0% occupied and has since invested $6.1 million on leasing costs and capital expenditures to upgrade the lobby and common areas. As of April 2, 2025, the 150 Palmetto Property was 93.5% leased to 28 tenants and has averaged 87.9% occupancy since 2021.

120 Palmetto

The 120 Palmetto Property is a 5-story office building totaling 66,783 SF located in Boca Raton, Florida. The 120 Palmetto Property was built in 1997 and renovated in 2023. Situated on a 1.13-acre site, the 120 Palmetto Property includes an on-site parking garage with 236 parking spaces (3.53 per 1,000 SF). The borrower acquired the property in 2022 when it was 60.9% occupied. Shortly after closing, occupancy decreased to 46.9%. The borrower has invested approximately $9.1 million to renovate the lobby and common spaces, as well as other updates. As of April 2, 2025, the 120 Palmetto Property was 87.3% leased to 13 tenants and has averaged 69.3% occupancy since 2021.

The following table presents certain information relating to the 150 & 120 Palmetto Properties:

150 & 120 Palmetto Portfolio Properties Summary(1)
Property Name / Location	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value(2)	Allocated Cut-off Date LTV	UW NOI	% of UW NOI
150 Palmetto 150 East Palmetto Park Road Boca Raton, FL	$35,500,000	58.2%	93.5%	1969/2023	110,952	$57,300,000	62.0%	$4,103,842	60.9%
120 Palmetto 120 East Palmetto Park Road Boca Raton, FL	$25,500,000	41.8%	87.3%	1997/2023	66,783	$42,000,000	60.7%	$2,637,999	39.1%
Total/Weighted Average	$61,000,000	100.0%	91.2%		177,735	$99,300,000	61.4%	$6,741,841	100.0%

(1)	Information based on the underwritten rent roll dated April 2, 2025.
(2)	Source: Appraisal.

Major Tenants.

Waypoint Residential Services (14,677 SF; 8.3% of portfolio net rentable area; 7.7% of portfolio underwritten base rent). Waypoint Residential Services is a vertically-integrated developer, owner and operator of apartment properties and currently operates approximately 130 properties. Waypoint Residential Services has been a tenant at the 150 Palmetto Property, which serves as its headquarters, since 2016 and most recently renewed its lease in 2022 for an 11- year term. The tenant’s lease expires on July 31, 2033, with one five-year renewal and one termination option effective July 31, 2030 with at least 270 days’ notice and payment of a termination fee equal to $917,480.37. Waypoint Residential Services is marketing 3,763 SF of space on the seventh floor as available for sublease.

Bank of America, N.A. (14,299 SF; 8.0% of net portfolio rentable area; 11.0% of portfolio underwritten base rent). Bank of America, N.A. (“Bank of America”) is a large financial institution, serving individuals, small- and middle-market businesses, large corporations, and governments with a full range of banking, investment management and other financial and risk management products and services. Bank of America has been a tenant at the 150 Palmetto Property

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-33

Office – Suburban	Loans #1 & #2	Cut-off Date Balance:	$55,000,000
Various	150 & 120 Palmetto Crossed Group	Cut-off Date LTV:	61.4%
Boca Raton, FL 33432		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.1%

since 1996 and most recently renewed its lease effective in 2026 for a five-year term. The tenant’s lease expires on April 30, 2031, with two five-year renewals and no termination options remaining.

BB&T/Truist/CRC (14,196 SF; 8.0% of net portfolio rentable area; 5.8% of portfolio underwritten base rent). Truist Financial Corporation, formerly known as BB&T Corporation, is a financial services company, which provides banking and trust services in the Southeastern and Mid-Atlantic regions of the United States. Truist has been a tenant at the 120 Palmetto Property since 2018. The tenant’s lease expires on August 31, 2028, with three five-year renewals and no termination options remaining.

The following table presents certain information relating to the tenancy at the 150 & 120 Palmetto Properties:

Tenant Summary
Tenant Name	Space Type	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	% of Total SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Term. Option (Y/N)		Renewal Options
Waypoint Residential Services(3)	Office	NR/NR/NR	14,677	8.3%	$541,911	7.7%	$36.92	7/31/2033	Y	(4)	1 x 5 Yr
Bank of America, N.A	Office/Bank Branch	AA-/A1/A-	14,299	8.0%	$777,820	11.0%	$54.40	4/30/2031	N		2 x 5 Yr
BB&T/Truist/CRC	Office	BBB-/Baa1/BBB-	14,196	8.0%	$407,567	5.8%	$28.71	8/31/2028	N		3 x 5 Yr
Zen Offices, LLC	Office	NR/NR/NR	12,171	6.8%	$351,620	5.0%	$28.89	8/31/2030	N		1 x 5 Yr
Fifth Third Bank	Office/Bank Branch	BBB+/A3/BBB+	9,890	5.6%	$375,448	5.3%	$37.96	12/31/2030	N		Various(5)
Subtotal/Wtd. Avg.			65,233	36.7%	$2,454,366	34.7%	$37.62

Other Tenants			96,792	54.5%	$4,624,343	65.3%	$47.78
Total Occupied Space			162,025	91.2%	$7,078,710	100.0%	$43.69

Vacant Space			15,710	8.8%
Total/Wtd. Avg.			177,735	100.0%

(1)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(2)	The Annual UW Rent and Annual UW Rent PSF includes rent steps through May 2026 totaling $207,038 and rent averaging for investment grade tenants totaling $96,206.
(3)	Waypoint Residential Services is marketing 3,763 SF of space on the seventh floor as available for sublease.
(4)	Waypoint Residential Services has a one-time right to terminate its lease effective July 31, 2030 with at least 270 days prior written notice and payment of a termination fee of $917,480.37.
(5)	Fifth Third Bank occupies two different spaces, the bank branch space (4,945 SF) has three, 5-year renewals remaining while the office space (4,945 SF) has four, 5-year renewals remaining.

The following table presents certain information relating to the lease rollover schedule at the 150 & 120 Palmetto Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(3)
MTM/2025	5	4,119	2.3%	2.3%	$266,709	3.8%	3.8%	$64.75
2026	3	10,553	5.9%	8.3%	$492,512	7.0%	10.7%	$46.67
2027	7	13,429	7.6%	15.8%	$497,584	7.0%	17.8%	$37.05
2028	12	46,285	26.0%	41.9%	$1,715,086	24.2%	42.0%	$37.05
2029	3	6,611	3.7%	45.6%	$299,076	4.2%	46.2%	$45.24
2030(4)	4	33,522	18.9%	64.4%	$1,253,914	17.7%	63.9%	$37.41
2031	3	17,721	10.0%	74.4%	$1,032,565	14.6%	78.5%	$58.27
2032	1	5,309	3.0%	77.4%	$492,144	7.0%	85.5%	$92.70
2033	2	21,887	12.3%	89.7%	$928,847	13.1%	98.6%	$42.44
2034	1	2,589	1.5%	91.2%	$100,272	1.4%	100.0%	$38.73
2035 & Thereafter	0	0	0.0%	91.2%	$0	0.0%	100.0%	$0.00
Vacant	0	15,710	8.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	41	177,735	100.0%		$7,078,710	100.0%		$43.69	(5)

(1)	Information is based on the underwritten rent roll dated April 2, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The Total UW Rent Rolling and UW Rent PSF Rolling includes contractual rent steps through May 2026 totaling $207,038 and rent averaging for investment grade tenants totaling $96,206.
(4)	The maturity date of the 150 & 120 Palmetto Crossed Whole Loans is June 11, 2030.
(5)	Total/Wtd. Avg. Total UW Rent PSF Rolling excludes vacant space.

The Market. The 150 & 120 Palmetto Properties are located in Boca Raton, Florida. The properties are approximately 2.6 miles from the Boca Raton municipal airport and 27 miles south of Palm Beach. Interstate 95 can be accessed at the Glades Road interchange located approximately 2.1 miles northwest of the property. Major employers in the area include Baptist Health South Florida, University of Miami, Jackson Memorial Hospital, Memorial Regional Hospital, American Airlines, Florida International University and Miami Dade College.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-34

Office – Suburban	Loans #1 & #2	Cut-off Date Balance:	$55,000,000
Various	150 & 120 Palmetto Crossed Group	Cut-off Date LTV:	61.4%
Boca Raton, FL 33432		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.1%

According to a third party report, the average estimated 2024 population within a one-, three- and five-mile radius of the 150 & 120 Palmetto Properties was approximately 15,069, 74,223, and 203,848, respectively and the average estimated 2024 average household income within the same radii was approximately $97,847, $93,400, and $81,103, respectively.

According to the appraisal, the 150 & 120 Palmetto Properties are situated within the Boca Raton office submarket and within the Palm Beach County office market. As of the fourth quarter of 2024, the submarket reported a total inventory of approximately 11.2 million SF with a 16.3% vacancy rate and an average asking rent of $44.45 PSF.

The following table presents certain information relating to the comparable leases for the 150 Palmetto Property:

Summary of Comparable Office Leases
Property	Location	Year Built	Tenant	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps
150 Palmetto Property	Boca Raton, FL	1969
Mizner Park Office Tower	Boca Raton, FL	1999	Confidential	Mar-25	3.3	Net	1,914	$54.00	3.00%/yr
111 South Olive Avenue	West Palm Beach, FL	1915	Confidential	Dec-24	10.8	Net	9,115	$65.00	3.00%/yr
Northbridge Center	West Palm Beach, FL	1985	Confidential	Nov-24	1.0	Net	3,271	$63.00	-
111 South Olive Avenue	West Palm Beach, FL	1915	Confidential	Nov-24	3.1	Net	4,990	$68.00	3.00%/yr
Boca Financial Plaza	Boca Raton, FL	1980	Confidential	Jun-24	6.3	Net	9,001	$59.00	3.00%/yr
CityPlace Tower	West Palm Beach, FL	2008	Confidential	Jun-24	12.0	Net	5,172	$70.00	3.00%/yr
Total/Wtd. Avg.					6.1		5,577	$63.78

The following table presents certain information relating to comparable leases for the 120 Palmetto Property:

Summary of Comparable Office Leases
Property	Location	Year Built	Tenant	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps
120 Palmetto Property	Boca Raton, FL	1997
Mizner Park Office Tower	Boca Raton, FL	1999	Confidential	Mar-25	3.3	Net	1,914	$54.00	3.00%/yr
111 South Olive Avenue	West Palm Beach, FL	1915	Confidential	Dec-24	10.8	Net	9,115	$65.00	3.00%/yr
Northbridge Center	West Palm Beach, FL	1985	Confidential	Oct-23	5.3	Net	9,624	$42.25	3.00%/yr
111 South Olive Avenue	West Palm Beach, FL	1915	Confidential	Nov-24	3.1	Net	4,990	$68.00	3.00%/yr
Boca Financial Plaza	Boca Raton, FL	1980	Confidential	Jun-24	6.3	Net	9,001	$59.00	3.00%/yr
CityPlace Tower	West Palm Beach, FL	2008	Confidential	Jun-24	12.0	Net	5,172	$70.00	3.00%/yr
Total/Wtd. Avg.					6.8		6,636	$58.64

The following table presents certain information relating to the appraisal’s market rent conclusions for the 150 & 120 Palmetto Properties:

Market Rent Summary
	150 Palmetto				120 Palmetto
	Office Space	Office Space Upper Floors	Retail Space	Cingular Wireless Space	Bank Branch Space	Office Space
Market Rent (PSF)	$48.00	$55.00	$55.00	$225.00	$60.00	$65.00
Lease Term (Years)	5	5	5	5	5	5
Lease Type	NNN	NNN	NNN	Gross	NNN	NNN
Rent Increase Projection	3% per annum	3% per annum	3% per annum	3% per annum	3% per annum	3% per annum
Tenant Improvements (New)	$50 PSF	$50 PSF	$50 PSF	$0 PSF	$15 PSF	$50 PSF
Leasing Commissions (New)	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
Free Rent (New)	5	NAP	NAP	NAP	NAP	5
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-35

Office – Suburban	Loans #1 & #2	Cut-off Date Balance:	$55,000,000
Various	150 & 120 Palmetto Crossed Group	Cut-off Date LTV:	61.4%
Boca Raton, FL 33432		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.1%

Appraisal. The appraisals concluded to an “as-is” Appraised Value for the 150 Palmetto Property of $57,300,000 as of April 17, 2025 and an “as-is” Appraised Value for the 120 Palmetto Property of $42,000,000 as of April 17, 2025, for an aggregate “as-is” Appraised Value of $99,300,000.

Environmental Matters. According to the Phase I environmental site assessments dated April 22, 2025, there was no evidence of any recognized environmental conditions at the 150 & 120 Palmetto Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 150 & 120 Palmetto Properties:

Cash Flow Analysis
	2022	2023		2024		TTM 2/28/2025	UW		UW PSF
Base Rent(1)	$4,077,783	$4,817,519		$6,151,997		$6,271,291	$7,078,710		$39.83
Grossed Up Vacant Space	$0	$0		$0		$0	$897,781		$5.05
Gross Potential Rent	$4,077,783	$4,817,519		$6,151,997		$6,271,291	$7,976,491		$44.88
Total Recoveries	$2,049,222	$2,751,447		$3,542,231		$3,552,081	$3,508,678		$19.74
Other Income	$38,111	$37,253		$67,630		$65,247	$65,247		$0.37
Less: Free Rent Adjustment	($368,975)	($1,207,070)		($639,552)		($526,205)	$0		$0.00
(Vacancy & Credit Loss)	$0	$0		$0		$0	($897,781)	(2)	($5.05)
Effective Gross Income	$5,796,142	$6,399,149		$9,122,306		$9,362,414	$10,652,635		$59.94

Management Fee	$175,775	$193,891		$273,594		$279,708	$319,579		$1.80
Real Estate Taxes	$1,081,632	$1,065,728		$1,015,499		$1,028,440	$1,045,018		$5.88
Insurance	$278,298	$497,522		$587,500		$578,256	$564,290		$3.17
Other Operating Expenses	$1,622,845	$1,828,349		$1,968,555		$1,981,907	$1,981,907		$11.15
Total Expenses	$3,158,549	$3,585,489		$3,845,148		$3,868,312	$3,910,794		$22.00

Net Operating Income	$2,637,593	$2,813,660	(3)	$5,277,158	(3)	$5,494,102 (4)	$6,741,841	(4)	$37.93
Replacement Reserves	$0	$0		$0		$0	$40,726		$0.23
TI/LC	$0	$0		$0		$0	$177,735		$1.00
Non-Recurring Items	$0	$0		$0		$0	($100,000)		($0.56)
Net Cash Flow	$2,637,593	$2,813,660		$5,277,158		$5,494,102	$6,623,380		$37.27

Occupancy %	79.0%	86.3%		92.3%		91.2%	88.7%	(2)
NOI DSCR	0.60x	0.64x		1.19x		1.24x	1.52x
NCF DSCR	0.60x	0.64x		1.19x		1.24x	1.50x
NOI Debt Yield	4.3%	4.6%		8.7%		9.0%	11.1%
NCF Debt Yield	4.3%	4.6%		8.7%		9.0%	10.9%

(1)	UW Base Rent includes rent steps through May 2026 totaling $207,038 and rent averaging for investment grade tenants totaling $96,206.
(2)	The underwritten economic vacancy is 11.3%. The 150 & 120 Palmetto Properties were 91.2% physically occupied and 88.7% economically occupied as of April 2, 2025.
(3)	The increase in Net Operating Income from 2023 to 2024 was primarily due to free rent burning off and the borrowers signing eight new and renewal leases totaling 13,532 square feet (7.6% NRA and 9.4% of UW base rent) between 2023 and 2024.
(4)	The increase in Net Operating Income from TTM 2/28/2025 to UW is primarily due to free rent burning off, rent averaging, rent steps, and new/renewal leases in 2024 and 2025.
(5)	DSCRs and Debt Yields are based on the 150 & 120 Palmetto Whole Loans.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-36

Office – Suburban	Loans #1 & #2	Cut-off Date Balance:	$55,000,000
Various	150 & 120 Palmetto Crossed Group	Cut-off Date LTV:	61.4%
Boca Raton, FL 33432		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.1%

Escrows and Reserves.

Real Estate Taxes – The loan documents for the 150 & 120 Palmetto Crossed Whole Loans require upfront real estate tax reserves in an aggregate amount of $274,815 and ongoing monthly real estate tax reserves in an aggregate amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially totaling $91,605).

Insurance – The loan documents for the 150 & 120 Palmetto Crossed Whole Loans require upfront insurance reserves in an aggregate amount of $334,056 and ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof, initially estimated in an aggregate amount of $55,676.

Replacement Reserve – The loan documents for the 150 & 120 Palmetto Crossed Whole Loans require ongoing monthly replacement reserves of $3,395 ($1,850 ($0.20 PSF annually) ongoing monthly reserves with respect to the 150 Palmetto Whole Loan and $1,545 ($0.28 PSF annually) ongoing monthly reserves with respect to the 120 Palmetto Whole Loan).

TI/LC Reserve – The loan documents for the 150 & 120 Palmetto Crossed Whole Loans require an upfront TI/LC reserve of $1,000,000 and ongoing monthly reserves of $14,812. The loan documents for 150 Palmetto Whole Loan require an upfront TI/LC reserve of $650,000 and ongoing monthly TI/LC reserves of $9,246 ($1.00 PSF annually). The loan documents for the 120 Palmetto Whole Loan require an upfront TI/LC reserve of $350,000 and ongoing monthly reserves of $5,566 ($1.00 PSF annually).

Rent Concession Reserve – The loan documents for the 150 Palmetto Whole Loan require the borrower to make an upfront deposit of $65,991 related to four tenants and the loan documents for the 120 Palmetto Whole Loan require the borrower to make an upfront deposit of $487,114 related to two tenants for all future rent concessions contained in the leases of the respective property as of the closing date.

Existing TI/LC Reserve – The loan documents for the 150 Palmetto Whole Loan require an upfront Existing TI/LC reserve of $59,853 related to two tenants. The loan documents for the 120 Palmetto Whole Loan require an upfront Existing TI/LC reserve of $1,005,941 related to two tenants.

To the extent reserve funds are insufficient for either the 150 Palmetto Property or the 120 Palmetto Property for required items, the lender may access the reserves of the other mortgage loan to make disbursements.

Lockbox and Cash Management. The 150 & 120 Palmetto Crossed Whole Loans are structured with hard lockboxes and springing cash management. The loan documents require that the borrower establish and maintain a lender-controlled lockbox account, which is already in-place, and that the borrower direct all tenants to pay rent directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Unless a Cash Trap Event Period (as defined below) is then continuing, all funds in the lockbox accounts are disbursed to the borrowers. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the loan documents. Prior to the occurrence of a Cash Trap Event Period, any excess cash flow will be disbursed to the borrower. During a Cash Trap Event Period, cash flow from either the 150 Palmetto Property or the 120 Palmetto Property may be used to satisfy the waterfall requirements. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 150 & 120 Palmetto Crossed Whole Loans during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under either of the 150 & 120 Palmetto Crossed Whole Loans;
(ii)	the net cash flow debt yield falling below 9.50%, tested quarterly, at either of the 150 & 120 Palmetto Properties; or
(iii)	the occurrence of a Major Tenant Event Period (as defined below) at the 150 Palmetto Property.

A “Cash Trap Event Period” will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default under both of the 150 & 120 Palmetto Crossed Whole Loans;
●	with regard to clause (ii) above, the net cash flow debt yield is equal to or greater than 9.50% for one calendar quarter at each of the 150 & 120 Palmetto Properties; or
●	with regard to clause (iii) above, the termination of the Major Tenant Event Period, provided no other Major Tenant Event period is ongoing at the 150 Palmetto Property.

A “Major Tenant Event Period” will commence upon the earlier of the following:

(i)	Waypoint Residential Services, Bank of America, or any lessee of their space (each a “Major Tenant”) fails to renew or extend the term of its lease;
(ii)	A default occurs under any Major Tenant’s lease;
(iii)	A Major Tenant goes dark, vacates or otherwise fails to continuously occupy its space;
(iv)	Any bankruptcy or similar insolvency of a Major Tenant; or
(v)	A Major Tenant terminates or cancels its lease

A Major Tenant Event Period will not commence solely as a result of any of the foregoing only affecting the 7th Floor space demised to Waypoint Residential Services.

A “Major Tenant Event Period” will end upon a re-tenanting of the applicable Major Tenant space or the occurrence of the following, as applicable:

(i)	The applicable Major Tenant has extended its lease;
(ii)	The default is cured and no other default under the lease occurs for two consecutive calendar quarters;
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-37

Office – Suburban	Loans #1 & #2	Cut-off Date Balance:	$55,000,000
Various	150 & 120 Palmetto Crossed Group	Cut-off Date LTV:	61.4%
Boca Raton, FL 33432		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.1%
(iii)	The applicable Major Tenant has resumed its normal business operations in its entire space and is open during customary hours for two consecutive calendar quarters;
(iv)	The bankruptcy or insolvency proceeding has terminated in a satisfactory manner, the related lease has been affirmed and the terms of the lease are satisfactory; or
(v)	The Major Tenant revokes the notification of termination or cancellation and delivers a reasonably acceptable estoppel.

Terrorism Insurance. The loan documents require that the “all risk” insurance policies required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the 150 Palmetto Property and the 120 Palmetto Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-38

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$54,955,747
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.1%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-39

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$54,955,747
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.1%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-40

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$54,955,747
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.1%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-41

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$54,955,747
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.1%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-42

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$54,955,747
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.1%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

Maple Grove
Eagle Lake
Brooklyn Park
Brooklyn Center
Crystal Airport
Eagle Lake Golf Course
Bass Lake
Bass Lake Rd
Border Foods
US Foods
Crystal Shopping Center
Botineau Blvd
N. 49th Ave
Northrop Grumman
Crystal
Zachary Ln
New Hope
N. 42nd Ave
Rockford Road Plaza
Robbinsdale
Clifton French Regional Park
N. 36th Ave
Plymouth
NW Blvd
Boone Ave
Winnetka Ave
Douglas Dr
Noble Ave
Medina
N. 26th Ave
Medicine Lake
Upsher-Smith Laboratories
Grainger Industrial Supply
Resideo Technologies
Mooney Lake
Dunkirk Ln N.
Vicksburg Ln
General Mills Research Center
Golden Valley
6th Ave N
Honeywell Solid State Electronics
Theodore Wirth Golf Course
Orono
HENNEPIN COUNTY
The Club at Golden Valley
Wayzata Country Club
Gleason Lake
Carlson Center Shoppes
Brookview Golf Course
Gleason Lake Rd
General Mills Headquarters
Downtown Minneapolis 3 miles
Ridgedale Festival Center
Siemens Industry, Inc.
Colonial Square
Wayzata
Westwood Park
Wayzata Village Shops
Ridgedale Center
12401 Wayzata Boulevard
Minnetonka, MN 55305
Cedar Lake Rd
Lake Minnetonka
Minnetonka
Minneapolis Golf Club
MINNEAPOLIS
Cargill Corporate Office
Meadow Park
St. Louis Park
Grays Bay
Woodland
17th Ave N.
Minnetonka Blvd
Big Willow Park
Jidana Park
Civic Center Park
Minnetonka Blvd
The Shoppes at Knollwood
Oak Ridge Country Club
Minnikahda Country Club
Deephaven
Country Village Shopping Ctr.
Knollwood Village
Methodist Hospital
Vine Hill Rd
Lake Street Ext
Williston Rd
Hopkins
Meadowbrook Golf Club
Excelsior Blvd
7-HI Shopping Center
Westwind Plaza
SuperValu Distribution Center
SuperValu Regional Office
Interlachen Country Club
Fulton
Interlachen Blvd
Big Thrills Amusement Park
Excelsior Blvd
Shady Oak Lake
Edina Country Club
Blake Rd
France Ave
Xerxes Ave
Purgatory Park
Vernon Ave
Edina
Glen Lake Golf Course
Shorewood
Bredesen Park
Minn.-St. Paul Intl. Airport 9 miles
Townline Rd
Chanhassen
Eden Prairie
Bryant Lake Regional Park
Southdale Center
Lotus Lake
Bryant Lake
Galleria Edina
Forest Lake
Hugo
Stillwater
ST. PAUL
MINNEAPOLIS
Woodbury
Bloomington
Eagan
Burnsville
Lakeville
Farmington
Hastings
Cottage Grove
Shakopee
Jordan

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-43

Mortgage Loan No. 3 – Ridgedale Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Minnetonka, MN 55305
Original Balance(1):	$55,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$54,955,747			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	9.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1974/2015, 2018
Borrower Sponsors:	Brookfield Properties Retail Holding			Size(3):	562,474 SF
	LLC and CBRE			Cut-off Date Balance Per SF(1):	$213
Guarantor:	BPR Nimbus LLC			Maturity Date Balance Per SF(1):	$203
Mortgage Rate:	7.0940%			Property Manager:	Brookfield Properties Retail Inc.
Note Date:	5/7/2025				(borrower-related)
Maturity Date:	6/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$17,310,034
Amortization Term:	360 months			UW NCF:	$16,111,964
IO Period:	0 months			UW NOI Debt Yield(1):	14.4%
Seasoning:	1 month			UW NCF Debt Yield(1):	13.4%
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield at Maturity(1):	15.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.67x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$16,470,623 (12/31/2024)
Additional Debt Balance(1):	$64,947,701			2nd Most Recent NOI:	$15,289,358 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$14,165,913 (12/31/2022)
Reserves(2)				Most Recent Occupancy(4):	90.1% (3/31/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	84.2% (12/31/2024)
RE Taxes:	$0	$307,619	NAP	3rd Most Recent Occupancy(4):	87.6% (12/25/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$226,000,000 (2/10/2025)
Replacement Reserve:	$0	$11,718	$281,237	Appraised Value Per SF:	$402
TI/LC Reserve:	$2,782,540	$46,873	$1,124,948	Cut-off Date LTV Ratio(1):	53.1%
Gap Rent:	$527,683	Springing	NAP	Maturity Date LTV Ratio(1):	50.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$120,000,000	78.9%	Loan Payoff:	$147,380,257	96.9%
Sponsor Equity:	$32,125,969	21.1%	Reserves	$3,310,223	2.2%
			Closing Costs:	$1,435,489	0.9%
Total Sources:	$152,125,969	100.0%	Total Uses:	$152,125,969	100.0%

(1)	The Ridgedale Center Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original principal balance of $120,000,000. The financial information presented in the chart above is based on the Ridgedale Center Whole Loan (as defined below).
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	Size is exclusive of 595,868 SF associated with Macy’s, JCPenney and Nordstrom, which are non-collateral anchor tenants.
(4)	Occupancy does not include 595,868 SF associated with Macy’s, JCPenney and Nordstrom, which are non-collateral anchor tenants. Including non-collateral anchors, occupancy was 95.2%, 92.2% and 94.0% as of the 3/31/2025, 12/31/2024 and 12/25/2023 rent rolls, respectively.

The Mortgage Loan. The third largest mortgage loan (the “Ridgedale Center Mortgage Loan”) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $119,903,447 (the “Ridgedale Center Whole Loan”). The Ridgedale Center Whole Loan is secured by the borrowers’ fee interest in a 562,474 SF portion of a super regional mall located in Minnetonka, Minnesota (the “Ridgedale Center Property”). The Ridgedale Center Whole Loan was originated by Morgan Stanley Bank, N.A. (“MSBNA”) on May 7, 2025. The controlling Note A-1 with an original principal balance of $55,000,000, represents the Ridgedale Center Mortgage Loan and will be included in the BANK 2025-5YR15 securitization trust. The remaining Ridgedale Center Whole Loan notes are currently held by MSBNA and are expected to be contributed to one or more future securitization transactions. The Ridgedale Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR15 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-44

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$54,955,747
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.1%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

The table below summarizes the promissory notes that comprise the Ridgedale Center Whole Loan.

Ridgedale Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$55,000,000	$54,955,747	BANK5 2025-5YR15	Yes
A-2 (1)	$25,000,000	$24,979,885	MSBNA	No
A-3 (1)	$15,000,000	$14,987,931	MSBNA	No
A-4 (1)	$20,000,000	$19,983,908	MSBNA	No
A-5 (1)	$5,000,000	$4,995,977	MSBNA	No
Total	$120,000,000	$119,903,447

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and Borrower Sponsors. The borrowers are Ridgedale Center, LLC, Ridgedale Anchor Acquisition, LLC, and Ridgedale TRS Sub LLC, each a Delaware limited liability company that is owned and controlled by affiliates of Brookfield Properties Retail Holding LLC (“Brookfield Properties”) and CBRE Investment Management. Each borrower is structured to be a single purpose bankruptcy-remote entity, having one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Ridgedale Center Whole Loan. The non-recourse carveout guarantor is BPR Nimbus LLC, an affiliate of Brookfield Properties. The borrower sponsors are Brookfield Properties Retail Holding LLC and CBRE.

Brookfield Properties develops and operates real estate investments on behalf of Brookfield Asset Management, which is one of the largest alternative asset managers in the world. Its portfolio spans the globe, encompassing over 1100 properties and representing over 400 million square feet. Brookfield Properties is focused on managing, leasing and redeveloping retail properties including a portfolio of over 160 retail properties across seven countries.

CBRE Investment Management is an investment management firm that delivers sustainable investment solutions across real asset categories, geographies, risk profiles and execution formats to clients, people and communities. CBRE is responsible for more than $149.1 billion of assets under management with over 1,000 team members and over 30 offices worldwide.

The Property. The Ridgedale Center Property is part of a 1,158,342 SF super regional shopping center built in 1974 and renovated in 2015 and 2018, and located in Minnetonka, Minnesota on an 81.53-acre parcel with 4,779 parking spaces (“Ridgedale Center”). Of the total 1,158,342 SF, 562,474 SF constitutes the collateral for the Ridgedale Center Whole Loan, with the remaining non-collateral areas of Ridgedale Center occupied by Macy’s, JCPenney and Nordstrom, owned by third parties. The non-collateral anchors are not subject to operating covenants. Ridgedale Center has a trade area of approximately 390,000 people. Ridgedale Center has benefited from high tenant demand with occupancy averaging 91.7% over the last three years. Further, the Ridgedale Center Property is currently 90.1% leased and features a mix of 95 national and regional tenants. The Ridgedale Center Property has capitalized on strong leasing momentum, increasing net operating income from $13.2M in 2019 to $14.2M in 2022, and $16.5M in 2024. Recently, the borrower sponsors have leased or expanded popular retailers including Alo, Fabletics, Evereve, Lego, Nike, The North Face, Ticknor’s, TravisMathew, Verb Studios, Warby Parker, and Lululemon.

Between 2015 and 2018, Brookfield Properties invested $135 million to redevelop and expand Ridgedale Center. The expansion featured the addition of 50,000 SF, the addition of a new flagship Nordstrom store (non-collateral), landscaping and pedestrian improvements, renovation of mall entries, and the addition of two full-service restaurants. Between 2020 and 2022, Brookfield Properties invested $27.3 million to re-lease the former Sears parcel to Dick’s House of Sport and Planet Fitness.

According to the appraisal, Ridgedale Center is a leading mall in Minneapolis, attracting significant foot traffic and generating over $166 million in annual in-line sales. As of the trailing twelve months ending December 2024, the non-collateral Macy’s and Nordstrom reported annual sales of $46,300,000 and $41,000,000, respectively, which outperforms their national averages.

The following table presents certain comparable sales history at the Ridgedale Center Property:

Comparable Sales(1)
	2019	2021	2022	2023	2024
Inline (<10,000 SF) Sales PSF	$795	$742	$746	$709	$719
Inline (<10,000 SF excluding Apple) Sales PSF	$555	$545	$541	$528	$547
Inline (<10,000 SF excluding Apple) Occ. Cost Ratio(2)	17.3%	17.3%	15.1%	13.4%	12.7%
Anchor Sales(3)	$112,400,000	$95,200,000	$107,100,000	$95,500,000	$126,697,485
Total Ridgedale Center Sales(3)	$267,403,672	$243,283,269	$275,502,192	$275,074,476	$315,968,095

(1)	All sales information presented above is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	Occupancy Cost Ratio is a ratio calculated by the sum of (i) contractual rent and (ii) reimbursements, based on the underwritten rent roll dated March 31, 2025, divided by gross sales.
(3)	Includes sales of Macy’s, JCPenney and Nordstrom, which are not part of the collateral. Dick’s Sporting Goods sales are only reported in 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-45

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$54,955,747
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.1%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

Major Tenants.

Dick’s Sporting Goods (115,262 SF; 20.5% of NRA; 12.4% of underwritten base rent): Dick’s Sporting Goods (NYSE: DKS) (Moody’s/S&P/Fitch: Baa2/BBB/NR) is America’s largest sporting goods retailer. The company is based in Coraopolis, Pennsylvania and has approximately 854 stores and 50,100 employees. Dick’s Sporting Goods has been a tenant at the Ridgedale Center Property since April 2022 when it signed a 10-year lease. The location is home to Dick’s House of Sport, an innovative retail concept that blends traditional sports retail with hands-on experiences. The concept was launched by Dick’s Sporting Goods in 2022 and there are 75 to 100 locations expected to be open by 2027. The tenant reported sales of $31,197,485 ($271 per square foot) for the trailing twelve months ending December 31, 2024. Dick’s Sporting Goods has three 5-year renewal options remaining and no termination options.

Lululemon Athletica (8,984 SF; 1.6% of NRA; 3.6% of underwritten base rent): Lululemon Athletica is a Canadian multinational athletic apparel retailer headquartered in Vancouver, British Columbia. Founded in 1998, the company began as a yoga-focused brand and has since expanded its product offerings to include a wide range of athletic wear. There are 767 retail locations across the globe. Lululemon Athletica reported net revenue of $10.6 billion in fiscal year 2024, representing an approximately 10% increase compared to the previous year. Lululemon Athletica has been at the property since 2018 and has recently extended its lease expiration to July 2033. Lululemon Athletica has one 5-year renewal option remaining and no termination options.

Old Navy (13,660 SF; 2.4% of NRA; 3.3% of underwritten base rent): Old Navy is a national apparel and accessories brand that is owned by Gap. Old Navy opened its first store in 1994. Today, there are over 1,100 Old Navy stores. Old Navy reported full year 2024 net sales of approximately $8.4 billion, which was a 2% increase compared to the previous year. Old Navy has been at the property since 2018 and has a lease expiration date of August 2026. Old Navy has two 5-year renewal options remaining and no termination options.

The following table presents certain information relating to tenancy at the Ridgedale Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor / Major Tenants
Dick’s Sporting Goods	NR/Baa2/BBB	115,262	20.5%	$1,704,725	12.4%	$14.79	1/31/2033	3 x 5 year	N
Planet Fitness	NR/NR/NR	22,316	4.0%	$248,823	1.8%	$11.15	11/30/2032	3 x 5 year	N
H&M(3)	NR/NR/BBB	17,198	3.1%	$0	0.0%	$0.00	1/31/2026	N	N
Victoria’s Secret	NR/Ba3/BB-	15,540	2.8%	$309,868	2.2%	$19.94	1/31/2027	N	Y	(4)
GAP/GAPKIDS/BABYGAP	NR/Ba3/BB	13,765	2.4%	$275,025	2.0%	$19.98	6/30/2026	N	N
Old Navy	NR/Ba3/BB	13,660	2.4%	$454,332	3.3%	$33.26	8/31/2026	2 x 5 year	N
Pottery Barn	NR/NR/NR	12,530	2.2%	$392,314	2.8%	$31.31	1/31/2027	N	N
Urban Outfitters(3)	NR/NR/NR	10,249	1.8%	$0	0.0%	$0.00	1/31/2032	2 x 5 year	N
Subtotal/Wtd. Avg.		220,520	39.2%	$3,385,087	24.6%	$15.35

Select In-line < 10,000 SF
Lululemon Athletica	NR/NR/NR	8,984	1.6%	$494,120	3.6%	$55.00	7/31/2033	1 x 5 year	N
The Cheesecake Factory(3)	NR/NR/NR	8,428	1.5%	$0	0.0%	$0.00	1/31/2038	2 x 5 year	N
Apple	NR/Aaa/AA+	8,229	1.5%	$458,108	3.3%	$55.67	1/31/2037	N	Y	(5)
Cotton On	NR/NR/NR	7,471	1.3%	$234,963	1.7%	$31.45	9/30/2032	N	Y	(6)
BATH & BODY WORKS/WHITE B	NR/Ba2/BB+	5,961	1.1%	$208,993	1.5%	$35.06	1/31/2027	N	N
Subtotal/Wtd. Avg.		39,073	6.9%	$1,396,184	10.1%	$35.73

Remaining Occupied		247,413	44.0%	$9,002,908	65.3%	$36.39
Occupied Total		507,006	90.1%	$13,784,179	100.0%	$27.19

Vacant		55,468	9.9%
Total/Wtd. Avg.		562,474	100.0%

(1)	Based on the underwritten rent roll dated as of March 31, 2025 and exclusive of 595,868 SF associated with Macy’s, JCPenney and Nordstrom, all of which are non-collateral anchors.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	H&M, Urban Outfitters, and The Cheesecake Factory pay percentage rent in lieu of base rent. $377,969 was underwritten for H&M based on 10% of 2024 reported sales. $124,622 was underwritten for Urban Outfitters based on 8% of 2024 reported sales. $332,181 was underwritten for The Cheesecake Factory based on 3.5% of 2024 reported sales.
(4)	If at any time, the shopping center is no longer under the ownership or management of Brookfield Properties, or an affiliate thereof, and Victoria’s Secret's change in annual net sales for any 12-month period after such management change is more than 10% less than the average percentage change in the tenant's "comp sales" for all other stores in the tenant's retail chain operating under the same trade name for the same 12-month period, then the tenant may terminate its lease on 90 days' notice, provided that such notice is given within 36 months of the management change.
(5)	Apple has the right to terminate its lease effective January 31, 2032 upon advance written notice given at any time during the period commencing on February 1, 2031 and ending on the date that is 90 days thereafter. If exercised, the tenant is required to pay a termination fee in the amount of $600,000.
(6)	If Cotton On's net sales fail to exceed $1,305,555.00 in the period October 1, 2026 through September 30, 2027, then the tenant may elect to terminate its lease by providing written notice to the landlord during the period of October 1, 2027 through November 30, 2027. The lease will terminate and be null and void 180 days after delivery of such notice. The tenant is required to pay a termination fee equal to the unamortized portion of the Construction Allowance. The Construction Allowance is equal to $1,120,650 based on $150 per square foot.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-46

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$54,955,747
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.1%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

The following table presents certain information relating to the lease rollover schedule at the Ridgedale Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling	UW Base Rent PSF Rolling
2025	10	21,646	3.8%	3.8%	619,639	4.5%	4.5%	28.63
2026	27	116,024	20.6%	24.5%	3,468,146	25.2%	29.7%	29.89
2027	15	76,740	13.6%	38.1%	2,348,315	17.0%	46.7%	30.60
2028	11	33,262	5.9%	44.0%	1,647,187	11.9%	58.6%	49.52
2029	4	9,733	1.7%	45.8%	535,040	3.9%	62.5%	54.97
2030(3)	4	11,602	2.1%	47.8%	369,106	2.7%	65.2%	31.81
2031	3	11,164	2.0%	49.8%	226,109	1.6%	66.8%	20.25
2032	6	45,479	8.1%	57.9%	722,987	5.2%	72.1%	15.90
2033	8	150,322	26.7%	84.6%	3,111,463	22.6%	94.7%	20.70
2034	1	2,644	0.5%	85.1%	108,933	0.8%	95.4%	41.20
2035	4	11,733	2.1%	87.2%	169,148	1.2%	96.7%	14.42
2036 & Thereafter	2	16,657	3.0%	90.1%	458,108	3.3%	100.0%	27.50
Vacant	0	55,468	9.9%	100.0%	0	0.0%	100.0%	0.00
Total	95	562,474	100.0%		13,784,179	100.0%		27.19

(1)	Based on the underwritten rent roll dated March 31, 2025.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	The Ridgedale Center Whole Loan has a maturity date of June 1, 2030.

The Market. The Ridgedale Center Property is located in Minnetonka, Minnesota, in the western suburbs of Minneapolis. According to the appraisal, the Ridgedale Center Property’s local area is composed of predominantly commercial uses located along Interstate 394 and Plymouth Road, plus the addition of residential uses primarily to the south and west. There is an abundance of surrounding retail including two shopping centers: Ridgehaven and Ridgedale Festival Center. The average household income within a five-mile radius is $135,223, increasing to $143,299 within seven miles, and decreasing to $126,468 within ten miles. The population in these areas is 196,248, 389,819, and 923,470, respectively.

Ridgedale Center benefits from a strong tenant mix. Notably, Apple is a significant draw, with sales of approximately $44 million. According to the appraisal, the West Hennepin County submarket, as of the third quarter of 2024, has a total inventory of approximately 5.4 million SF with an 8.8% vacancy rate. The Ridgedale Center Property serves a trade area of approximately 390,000 people and approximately 169,000 households. The Ridgedale Center trade area has an average household income of approximately $143,000.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Ridgedale Center Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
Under 1,500 SF	$70.00	7	2.5% per annum	$80.00	$0.00
1,500 – 2,500 SF	$65.00	7	2.5% per annum	$80.00	$0.00
2,501 – 5,000 SF	$38.50	7	2.5% per annum	$80.00	$0.00
5,001 – 10,000 SF	$37.50	7	2.5% per annum	$80.00	$0.00
Major	$27.50	10	10.0% mid-term	$15.00	$0.00
Outparcel Small	$50.00	7	2.5% per annum	$75.00	$0.00
Anchor	$12.50	10	10.0% mid-term	$15.00	$0.00

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-47

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$54,955,747
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.1%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

The table below presents certain information relating to retail centers comparable to the Ridgedale Center Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built / Renovated	Total NRA	Occupancy	Anchor	Distance to Ridgedale Center
Ridgedale Center	1974 / 2015, 2018	1,158,342(2)	95%(2)	Macy’s, Nordstrom, JCPenney, Dick’s Sporting Goods	NAP
The Shops at West End	2009 / NAP	380,001	83%	ShowPlace Icon Theatres, Cub Foods, Punch Bowl	4.7 Miles East
The Shoppes at Knollwood	1955 / 2015	464,577	88%	Cub Foods, Kohl’s, Old Navy, T.J. Maxx, Ulta Beauty	4.8 Miles Southwest
Eden Prairie Center	1976 / 2001	1,135,549	89%	Scheels All Sports, Von Maur, Target, JCPenney, Kohl’s, AMC Theaters	9.8 Miles South
Galleria Edina	1959 / 2019	398,585	96%	Barnes & Noble, Crate & Barrel, Rypen Furniture & Décor	12.2 Miles Southeast
Southdale Center	1956 / 2011	1,246,152	88%	Macy’s, Kowalski’s Market, AMC 16 Theater, Life Time Sport	12.3 Miles Southwest
Rosedale Center	1968 / 2006	1,149,487	89%	Macy’s, JCPenney, Von Maur, AMC 14 Theater, Dick’s Sporting Goods	16.4 Miles Northeast
Mall of America	1992 / 2002	2,900,000	85%	Macy’s, Nordstrom, Barnes & Noble, SEA LIFE Aquarium, Nickelodeon Universe	18.2 Miles Southeast

Source: Appraisal.

(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of March 31, 2025 and includes 595,868 SF associated with Macy’s, JCPenney and Nordstrom, which are non-collateral anchor tenants.

Appraisal. The appraiser concluded to an “as-is” value for the Ridgedale Center Property of $226,000,000 as of February 10, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated February 19, 2025, there was no evidence of any recognized environmental conditions at the Ridgedale Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-48

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$54,955,747
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.1%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Ridgedale Center Property:

Cash Flow Analysis
	2021	2022	2023	2024	UW	UW PSF
Gross Potential Rent(1)	$9,237,959	$10,899,610	$12,399,367	$13,334,013	$13,784,179	$24.51
Reimbursements	$7,745,945	$8,360,289	$8,777,683	$8,083,862	$8,766,360	$15.59
Other Income(2)	$4,444,583	$4,585,635	$4,192,508	$4,800,413	$5,282,158	$9.39
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$21,428,487	$23,845,534	$25,369,559	$26,218,288	$27,832,696	$49.48

Real Estate Taxes	$4,304,684	$3,760,881	$3,615,932	$3,500,745	$3,691,433	$6.56
Insurance	$159,607	$180,395	$179,106	$190,621	$179,786	$0.32
Other Expenses	$6,159,074	$5,738,345	$6,285,162	$6,056,298	$6,651,443	$11.83
Total Expenses	$10,623,365	$9,679,621	$10,080,201	$9,747,665	$10,522,662	$18.71

Net Operating Income	$10,805,122	$14,165,913	$15,289,358	$16,470,623	$17,310,034	$30.77
TI/LC	$0	$0	$0	$0	$1,085,575	$1.93
Capital Expenditures	$0	$0	$0	$0	$112,495	$0.20
Net Cash Flow	$10,805,122	$14,165,913	$15,289,358	$16,470,623	$16,111,964	$28.64

Occupancy %(3)	78.7%	88.8%	94.0%	92.2%	95.2%
NOI DSCR(4)	1.12x	1.46x	1.58x	1.70x	1.79x
NCF DSCR(4)	1.12x	1.46x	1.58x	1.70x	1.67x
NOI Debt Yield(4)	9.0%	11.8%	12.7%	13.7%	14.4%
NCF Debt Yield(4)	9.0%	11.8%	12.7%	13.7%	13.4%

(1)	Based on the underwritten rent roll dated as of March 31, 2025 and includes rent steps and tenants that have leases that have not yet commenced but have been executed.
(2)	Other Income is based on the borrower sponsor’s budget and includes income from business development, specialty leasing, overage rent and other miscellaneous income.
(3)	Occupancy is inclusive of 595,868 SF associated with Macy’s, JCPenney and Nordstrom, which are non-collateral anchor tenants. The collateral occupancy was 90.1%, 84.2% and 87.6% as of the 3/31/2025, 12/31/2024 and 12/25/2023 rent rolls, respectively.
(4)	Debt service coverage ratios and debt yields are based on the Ridgedale Center Whole Loan.

Escrows and Reserves.

Tax and Insurance – The Ridgedale Center Whole Loan documents provide for ongoing monthly reserves equal to 1/12th of the taxes that the lender reasonably estimates will be payable during the next twelve months. Additionally, the Ridgedale Center Whole Loan documents provide for ongoing monthly reserves equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the related insurance policies upon the expiration thereof. Notwithstanding the foregoing, the borrower will not be required to make such insurance-related monthly deposits if the borrower has delivered to the lender evidence satisfactory to the lender that blanket insurance policies providing the coverage required to be maintained under the Ridgedale Center Whole Loan documents are in effect and the insurance premiums payable in connection with such blanket policies have been prepaid for not less than one year in advance (or, for the period of coverage as to which certificates were delivered at closing, if less than one year).

Replacement – The Ridgedale Center Whole Loan documents provide for ongoing monthly reserves equal to 1/12th of the product of (i) $0.25 and (ii) the total owned leasable square feet of the Ridgedale Center Property (which product is initially approximately $11,718) for replacements required to be made to the Ridgedale Center Property during the calendar year, provided that the obligation to make deposits into such reserve is suspended at any time the funds in such reserve equal or exceed twenty-four times such monthly deposit (initially $281,237).

TI/LC – The Ridgedale Center Whole Loan documents provide for an upfront reserve of $2,782,540 for existing tenant improvement, leasing commission and related obligations, and ongoing monthly reserves equal to 1/12th of the product of (i) $1.00 and (ii) the total owned leasable square feet of the Ridgedale Center Property (which product is initially approximately $46,873) for future tenant improvement, leasing commission and related obligations, provided that the obligation to make deposits into such reserve is suspended at any time the funds in such reserve equal or exceed twenty-four times such monthly deposit (initially $1,124,948). The initial deposit is not considered toward the cap amount.

Anchor Tenant – During the continuance of an Anchor Tenant Trigger Event (as defined below), the Ridgedale Center Whole Loan documents provide for ongoing monthly deposits of all excess cash flow, which deposits are required to be made until such time as the aggregate amount deposited is greater than or equal to the Individual Anchor Threshold Amount (as defined below) for the related Anchor Tenant Trigger Event. After such time, no further deposits will be required in relation to such Anchor Tenant Trigger Event, even if the funds in the Anchor Tenant reserve allocable to such Anchor Tenant Trigger Event thereafter fall below the related Individual Anchor Threshold Amount.

“Anchor Tenant” means each tenant or operator under any lease which demises 75,000 square feet or more (which space is either continuous or demised under a single lease), and any Anchor Tenant’s replacement under a lease that either (a) leases not less than 75% of the space previously occupied by such Anchor Tenant and provides for aggregate annual gross rent of not less than 75% of the annual gross rent previously paid by such Anchor Tenant or (b) leases not less than 50% of the space previously occupied by such Anchor Tenant and provides for aggregate annual gross rent of not less than 100% of the annual gross rent previously paid by such Anchor Tenant.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-49

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$54,955,747
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.1%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

“Anchor Tenant Trigger Event” means an event:

(A)	commencing when any Anchor Tenant:
(i)	has ceased to be in occupancy or otherwise ceased to utilize the demised premises for business purposes (except for temporary closures (a) in connection with restoration, repair or renovation, (b) of under 60 days, (c) in compliance with applicable law, regulation or governmental mandate, or (d) by reason of civil unrest);
(ii)	is the subject of a bankruptcy proceeding;
(iii)	has vacated its premises, or given written notice or publicly stated its intention to vacate its premises and has not withdrawn such notice within 60 days;
(iv)	has terminated, canceled or surrendered its lease or delivered written notice of its intent to do so; or
(v)	fails to renew its lease within the applicable renewal option period provided for in such lease; and

(B)	continuing until such time as:
(i)	if commenced in connection with clause (A)(i) above, such Anchor Tenant operates its business at the Ridgedale Center Property for no less than 30 consecutive days during normal business hours;
(ii)	if commenced in connection with clause (A)(ii) above, such bankruptcy is dismissed, such Anchor Tenant emerges from bankruptcy, or, if the related premises are leased from the borrower, such lease is either (x) accepted and affirmed by such Anchor Tenant in the applicable bankruptcy proceeding or (y) assumed by a replacement Anchor Tenant;
(iii)	if commenced in connection with clause (A)(iii) above, such Anchor Tenant has reoccupied its premises or rescinded its notice of intent to vacate, as applicable;
(iv)	if commenced in connection with clause (A)(iv) above, such Anchor Tenant has rescinded notice of intent to terminate, cancel or surrender its lease;
(v)	if commenced in connection with clause (A)(v) above, such Anchor Tenant renews or extends its lease pursuant to the terms of such lease;
(vi)	if the related anchor parcel is owned by the borrower, a replacement tenant is in occupancy under a lease that either (a) leases not less than 75% of the space previously occupied by such Anchor Tenant and provides for aggregate annual gross rent of not less than 75% of the annual gross rent previously paid by such Anchor Tenant or (b) leases not less than 50% of the space previously occupied by such Anchor Tenant and provides for aggregate annual gross rent of not less than 100% of the annual gross rent previously paid by such Anchor Tenant, in each case among other related conditions; or
(vii)	if the related anchor parcel is not owned by the borrower, an officer’s certificate of the borrower in form and substance reasonably satisfactory to the lender is delivered stating that the related Anchor Tenant Trigger Event does not result in the violation of co-tenancy requirements in leases representing more than 15% of the aggregate rent payable under non-anchor leases at the Ridgedale Center Property.

“Individual Anchor Tenant Threshold” means, with respect to any Anchor Tenant, an amount equal to the product of (x) $50.00 and (y) the aggregate amount of gross leasable square footage of the applicable Anchor Tenant’s space as of the origination date.

Gap Rent – The Ridgedale Center Whole Loan documents provide for an upfront reserve of approximately $527,683 for free rent, gap rent and rent abatements relating to leases with various tenants.

Lockbox and Cash Management. The Ridgedale Center Whole Loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to establish a lender-controlled lockbox account, and to direct each tenant under each lease (other than Seasonal Leases (as defined below)) to deposit all rents (other than Non-Core Income (as defined below)) due with respect to the Ridgedale Center Property into such lockbox account. If, notwithstanding the foregoing direction, the borrower receives any such rents or revenues from the Ridgedale Center Property, it is required to deposit such amounts into the lockbox account within two business days of receipt. Funds on deposit in the lockbox account are required to be transferred to the lender’s cash management account every business day. Funds in the cash management account are required to be applied monthly (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves”, (ii) to fund the payment of debt service on the Ridgedale Center Whole Loan, (iii) provided that no event of default is continuing as to which the lender has initiated an Enforcement Action (as defined below), to pay the greater of (x) operating and capital expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Period (as defined below)) and (y) actual operating expenses for such month; provided that such expenses may not exceed 115% of the amount in clause (x) without the lender’s reasonable consent, (iv) provided that no event of default is continuing as to which the lender has initiated an Enforcement Action, to pay extraordinary expenses, subject to the lender’s reasonable approval, (v) subject to clause (vi) below, to fund the required monthly deposits into the TI/LC reserve and the replacement reserve, if any, as described above under “Escrows and Reserves”, (vi) if an Anchor Tenant Trigger Event is continuing, to fund the required monthly deposits into the anchor tenant reserve, if any, as described above under “Escrows and Reserves”, and (vii) if a Cash Sweep Period is continuing, to an excess cash flow account to be held as additional collateral for the Ridgedale Center Whole Loan during such Cash Sweep Period (provided that if no event of default is continuing as to which the lender has initiated an Enforcement Action, the lender is required to disburse funds in such account to pay operating expenses pursuant to the lender-approved budget, extraordinary expenses, capital expenditures, re-tenanting expenses and REIT distributions, among other things), and if no Cash Sweep Period is continuing, to be disbursed to the borrower.

“Cash Sweep Period” means a period:

(A)	commencing upon:
(i)	the occurrence of an event of default under the Ridgedale Center Whole Loan; or
(ii)	the debt yield being less than 11.25% as of the end of any two consecutive calendar quarters; and

(B)	expiring upon:
(i)	if commenced in connection with clause (A)(i) above, the cure or waiver of such event of default; or
(ii)	if commenced in connection with clause (A)(ii) above, the date that the debt yield is greater than or equal to 11.25% as of the end of two consecutive calendar quarters.

Solely for purposes of determining whether a Cash Sweep Period has been cured in the case of a Cash Sweep Period due to a decline in debt yield, the denominator in the calculation of debt yield will equal the then aggregate outstanding principal balance of the Ridgedale Center Whole Loan as of such date, less any funds then on deposit in the excess cash flow account, provided that, following any such calculation giving credit to amounts in the excess

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-50

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$54,955,747
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.1%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

cash flow account, such amounts cannot be withdrawn or released from such account until a Cash Sweep Period no longer exists without giving credit to amounts in the excess cash flow account.

“Non-Core Income” means certain de minimis amounts of rents received directly by the borrower from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but excluding rent from Seasonal Leases) and certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Ridgedale Center Property.

“Seasonal Leases” means leases and/or license agreements having a maximum term of one year or less.

“Enforcement Action” means any initiation by the lender of foreclosure proceedings or proceedings for the appointment of a receiver following the occurrence of an event of default under the Ridgedale Center Whole Loan. In addition, an “Enforcement Action” will be deemed to have occurred immediately upon a voluntary bankruptcy filing by (or involuntary filing, which is not dismissed within 60 days, against) the borrower or guarantor (unless, in the case of the guarantor, a replacement guarantor is provided in accordance with the Ridgedale Center Whole Loan documents),

Releases and Substitutions

The borrower may obtain the release of (A) one or more parcels (including “air rights” parcels but excluding certain anchor tenant premises identified in the Ridgedale Center Whole Loan documents, including the parcels owned or leased by JCPenney, Macy’s, Nordstrom and Dick’s Sporting Goods (each, an “Anchor Parcel”)) or outlots, or (B) one or more Acquired Parcels or Acquired Expansion Parcels (each as defined below), including, if applicable, any Anchor Parcel that is an Acquired Expansion Parcel (each, a “Release Parcel”), upon satisfaction of specified conditions, including among other things that:

(i)	the borrower delivers evidence that the Release Parcel is not necessary for the borrower’s operation or use of the remaining Ridgedale Center Property (the “Remaining Property”) and may be readily separated from the remainder of the Ridgedale Center Property without a material diminution in value;
(ii)	no event of default is continuing;
(iii)	the borrower delivers satisfactory evidence that (a) the Release Parcel has been legally subdivided from the Remaining Property, (b) after giving effect to such transfer, the Release Parcel and the Remaining Property conform in all material respects to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), and (c) the Release Parcel is not necessary for the Remaining Property to comply with zoning or other legal requirements;
(iv)	the Release Parcel (unless it is an Acquired Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are either not required for the use of the Remaining Property, are readily re-locatable or will continue to service the Remaining Property, or non-income producing surface parking areas;
(v)	rating agency confirmation has been received from the applicable rating agencies (provided that such confirmation will not be required for release of an Acquired Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation); and
(vi)	the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrower may prepay the Ridgedale Center Whole Loan to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the release parcel.

The borrower is also permitted to obtain the release of collateral parcels (each, an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest (each, an “Acquired Parcel”) as collateral for the Ridgedale Center Whole Loan, subject to the satisfaction of certain conditions, including among other things that:

(i)	no event of default is continuing;
(ii)	the Exchange Parcel (unless it is an Acquired Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are either not required for the use of the remaining property, are readily re-locatable or will continue to service the Remaining Property, or non-income producing surface parking areas;
(iii)	the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which appraised the Ridgedale Center Property or an appraiser of comparable experience selected by the borrower and is at or adjacent to the shopping center of which the Exchange Parcel is a part; and
(iv)	with respect to the Acquired Parcel, the borrower has delivered, among other things, (a) unless the Acquired Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Parcel, and title insurance, (c) if the Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Acquired Parcel is in good condition, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, and the cost of such repairs or remediation is estimated to exceed $8,000,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the related Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the Ridgedale Center Whole Loan in order to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the substitution, and (f) the borrower has received a rating agency confirmation from the applicable rating agencies, unless a rating agency waives, declines or refuses to review or engage any request for such confirmation.

In addition, the borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins or is proximately located near, the shopping center of which the Ridgedale Center Property is a part, which land was not owned by the borrower on the origination date (such acquired land, an “Acquired Expansion Parcel”), to become additional collateral for the Ridgedale Center Whole Loan, upon satisfaction of specified conditions, including among other things that:

(i)	no event of default is continuing;
(ii)	the borrower acquires a fee simple or leasehold interest in the applicable Acquired Expansion Parcel; and
(iii)	the borrower delivers, among other things, (a) unless the Acquired Expansion Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-51

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$54,955,747
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.1%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Expansion Parcel, and title insurance, (c) if the Acquired Expansion Parcel is improved, subject to certain exceptions, a property condition report indicating that the Acquired Expansion Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $8,000,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

Terrorism Insurance. The Ridgedale Center Whole Loan documents require that the borrower maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 24 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. If “acts of terrorism” or other similar acts or events or “fire following” such acts or events are excluded from such policies, the borrower is required to obtain an endorsement to such policy or policies, or a separate policy, insuring against all such excluded acts or events and “fire following” in an amount no less than the sum of 100% of full replacement cost and 18 months of business interruption insurance. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Acts of 2007 and 2019 (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as such act, “TRIPRA”) is in effect, and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). In addition, the borrower is permitted to obtain terrorism insurance from Liberty IC Casualty LLC, a licensed captive insurance company owned by an affiliate of the borrower, so long, as certain conditions are satisfied, including without limitation (i) such insurance may have a deductible of no greater than $1,000,000, plus that as calculated pursuant to TRIPRA, and (ii) except with respect to the permitted $1,000,000 deductible, those covered losses which are not reinsured by the federal government under TRIPRA must be reinsured with cut through endorsements acceptable to the lender and the rating agencies by insurance companies that meet the ratings requirements set forth in the loan documents or have ratings otherwise acceptable to the rating agencies. In addition, if TRIPRA is no longer in effect, the borrower is not required to spend on annual terrorism coverage more than two times the annual allocable amount of the total insurance premium that is then payable with respect to the property and business interruption insurance required under the Ridgedale Center Whole Loan documents (excluding the cost of terrorism and earthquake components of such policies). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-52

Retail – Retail/Signage	Loan #4	Cut-off Date Balance:	$45,000,000
1535 Broadway	1535 Broadway	Cut-off Date LTV:	26.6%
New York, NY 10012		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	21.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-53

Retail – Retail/Signage	Loan #4	Cut-off Date Balance:	$45,000,000
1535 Broadway	1535 Broadway	Cut-off Date LTV:	26.6%
New York, NY 10012		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	21.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-54

Mortgage Loan No. 4 – 1535 Broadway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	AAA/AAsf/AA+			Location:	New York, NY 10012
Original Balance(1):	$45,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$45,000,000			Detailed Property Type:	Retail/Signage
% of Initial Pool Balance:	8.1%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	1985/2014
Borrower Sponsor:	Vornado Realty Trust			Size:	106,481 SF
Guarantor:	Manhattan High Street Holdings LP			Cut-off Date Balance Per SF(1):	$2,602
Mortgage Rate(2):	6.33195%			Maturity Date Balance Per SF(1):	$2,602
Note Date:	4/14/2025			Property Manager:	Vornado Office Management LLC
Maturity Date:	5/1/2030				and Silvercast Media, LLC
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$59,894,449
Seasoning:	2 months			UW NCF:	$59,504,867
Prepayment Provisions(3):	L(26),D(27),O(7)			UW NOI Debt Yield(1):	21.6%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF Debt Yield(1):	21.5%
Additional Debt Type(1)(4):	Pari Passu/B-Note			UW NOI Debt Yield at Maturity(1):	21.6%
Additional Debt Balance(1)(4):	$232,100,000/$172,900,000			UW NCF DSCR(1):	3.34x
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			Most Recent NOI:	$69,153,753 (12/31/2024)
				2nd Most Recent NOI:	$67,131,866 (12/31/2023)
Reserves(5)				3rd Most Recent NOI:	$63,780,550 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	99.3% (2/1/2025)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	99.3% (12/31/2024)
Insurance(1):	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Replacement Reserve:	$0	Springing	$441,551	Appraised Value (as of)(3):	$1,040,000,000 (10/1/2024)
TI/LC Reserve:	$100,000	$17,747	$532,405	Appraised Value PSF:	$9,767
Free Rent Reserve:	$4,135,136	$0	NAP	Cut-off Date LTV Ratio(1):	26.6%
Critical Tenant TI/LC Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1):	26.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$450,000,000	100.0%	Return of Equity:	$426,023,114	94.7%
			Closing Costs:	$19,741,750	4.4%
			Upfront Reserves:	$4,235,136	0.9%
Total Sources:	$450,000,000	100.0%	Total Uses:	$450,000,000	100.0%

(1)	The 1535 Broadway Mortgage Loan (as defined below) is part of the 1535 Broadway Whole Loan (as defined below), which is comprised of nine senior promissory notes and three subordinate B-Notes. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the principal balance of the 1535 Broadway Senior Loan (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the 1535 Broadway Whole Loan are $4,226, $4,226, 13.3%, 13.3%, 1.89x, 43.3% and 43.3%, respectively.
(2)	The interest rate on the senior promissory notes is 6.33195%. The interest rate on the Whole Loan is 6.899016086666670%.
(3)	Defeasance of the 1535 Broadway Whole Loan is permitted in full at any time on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last 1535 Broadway Whole Loan note to be securitized and (ii) June 1, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BANK5 2025-5YR15 securitization trust in June 2025. The actual defeasance lockout period may be longer.
(4)	See “The Mortgage Loan” and “Subordinate and Mezzanine Indebtedness” sections below, for a discussion of additional debt.
(5)	See “Escrows and Reserves” section below for further discussion.

The Mortgage Loan. The fourth largest mortgage loan (the “1535 Broadway Mortgage Loan”) is part of a whole loan evidenced by nine senior promissory notes in the aggregate original principal amount of $277,100,000 (the “1535 Broadway Senior Loan”) and three subordinate B-Notes in the original principal amount of $172,900,000 that are subordinate to the 1535 Broadway Senior Loan (the “1535 Broadway Subordinate Companion Loan”, and together with the 1535 Broadway Senior Loan, the “1535 Broadway Whole Loan”). The 1535 Broadway Whole Loan was co-originated by Bank of America, N.A. (“BANA”), Goldman Sachs Bank USA (“GSBI”) and Bank of Montreal (“BMO”). The 1535 Broadway Whole Loan is secured by the borrowers’ fee simple interest in a 106,481 SF retail/signage property located in New York, New York (the “1535 Broadway Property”). The 1535 Broadway Mortgage Loan is evidenced by the non-controlling Note A-2-C1 and the non-controlling Note A-2-C2, with an aggregate original principal amount of $45,000,000. The 1535 Broadway Whole Loan will be serviced pursuant to the trust and servicing agreement for the BWAY 2025-1535 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The 1535 Broadway Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-55

Retail – Retail/Signage	Loan #4	Cut-off Date Balance:	$45,000,000
1535 Broadway	1535 Broadway	Cut-off Date LTV:	26.6%
New York, NY 10012		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	21.6%
1535 Broadway Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S1	$50,840,000	$50,840,000	BWAY 2025-1535	Yes
A-1-C1	$45,000,000	$45,000,000	GSBI	No
A-1-C2	$15,000,000	$15,000,000	BMO 2025-5C10	No
A-2-S1	$38,130,000	$38,130,000	BWAY 2025-1535	No
A-2-C1	$25,000,000	$25,000,000	BANK5 2025-5YR15	No
A-2-C2	$20,000,000	$20,000,000	BANK5 2025-5YR15	No
A-3-S1	$38,130,000	$38,130,000	BWAY 2025-1535	No
A-3-C1	$30,000,000	$30,000,000	BMO 2025-5C10	No
A-3-C2	$15,000,000	$15,000,000	BMO	No
B-1	$69,160,000	$69,160,000	BWAY 2025-1535	No
B-2	$51,870,000	$51,870,000	BWAY 2025-1535	No
B-3	$51,870,000	$51,870,000	BWAY 2025-1535	No
Whole Loan	$450,000,000	$450,000,000

The Borrowers and the Borrower Sponsor. The borrowers under the 1535 Broadway Whole Loan are 1535 Broadway LLC (the “Fee Borrower”) and 1535 Broadway Sign LLC (the “Sign Borrower”), each a Delaware limited liability company. The obligations of the non-recourse carveout guarantor with respect to bankruptcy or insolvency related events are capped at 25% of the outstanding principal balance of the 1535 Broadway Whole Loan. The non-recourse carveout guarantor for the 1535 Broadway Whole Loan is Manhattan High Street Holdings LP. Each of the borrowers and the non-recourse carveout guarantor are indirectly owned and controlled by a joint venture between the Vornado Realty Trust (“Vornado”) and a group of institutional investors advised by Crown Acquisitions (“Crown”).

Vornado is one of the largest owners, managers, and developers of New York City office and high street retail real estate. Vornado’s office holdings are located primarily in Midtown Manhattan. Vornado Realty Trust is a Maryland Real Estate Investment Trust (“REIT”) with a total enterprise value of $17.4 billion as of December 31, 2024. Vornado Realty Trust is one of the largest publicly traded REITs in the United States operating over 26 million SF of LEED certified buildings. Crown is comprised of a group of real estate professionals with over 100 years of combined real estate experience in New York City and throughout North America. Investing as a principal, Crown has acquired and developed billions of dollars of high-profile commercial real estate assets in urban retail, suburban office, and branded residential.

The Property. The 1535 Broadway Property, located in the New York Times Square Bowtie (the “Bowtie”), is a 106,481 SF purpose-built retail and theater condominium featuring flagship retail space and one of the world’s largest 4K LED signs. Located beneath the 1,971-key Marriott Marquis Hotel (non-collateral), the 1535 Broadway Property encompasses six stories (including two sub-grade levels) that are 99.3% leased to tenants across a variety of merchandise categories. The 1535 Broadway Property features five nationally recognized tenants, including Sephora, T-Mobile, Swatch, Levi’s, and Anita La Mamma Del Gelato. In addition to the retail tenants, the second through fourth floors of the 1535 Broadway Property are home to the 1,611 seat Marquis Theatre (the “Marquis Theatre”), which was completed in 1986, making it one of two Broadway theaters constructed in the last 50 years. The Marquis Theatre is one of the newest and largest official Broadway theaters. The 41 official Broadway theaters have an average age and capacity of 95 years and 1,196 seats, respectively. The 1535 Broadway Property benefits from visibility and foot traffic, including approximately 283,000 average daily pedestrian visitors and 229,000 average daily subway passengers, and generates an estimated 1.0 million to 1.9 million daily impressions.

The 1535 Broadway Property includes signage that measures six stories high and 330 feet wide, spanning the entire block-front of 7th Avenue between 45th and 46th Streets within the Bowtie. T-Mobile, Sephora, and Swatch have direct, long-term licenses for the signage above their respective stores and Levi’s has signage included in its retail lease. The remaining top portion of the signage is managed and leased to third-party advertisers by Silvercast Media, LLC (“Silvercast”) on varying terms. Silvercast currently sells advertisements in a continuous 90-second loop for four-week cycles. Additionally, third-party advertisers can reserve the entire signage, including signage reserved for retail tenants, in a roadblock. The signage has generated over $31.5 million in annual revenue (net of commission) in each year since 2019 (excluding 2020).

Major Tenants.

Marquis Theatre Associates LP (61,681 SF, 57.9% of NRA, 2.4% of UW Rent). The Marquis Theatre is a Broadway theater with 1,611 seats operated by the Nederlander Organization, one of the largest operators of live theaters and music venues in the United States. The Marquis Theatre’s structural features include a raked orchestra floor, three separate aisles, and a creatively designed ceiling to hide functional equipment. The Marquis Theatre has been a tenant at the 1535 Broadway Property since 1985, currently occupies 61,681 SF, and has a current lease expiration date of July 31, 2050. The Marquis Theatre currently pays $13 PSF with annual Consumer Price Index (“CPI”) increases over the prior lease year. The Marquis Theatre was redeveloped by the borrower sponsors in 2014.

Levi’s (17,313 SF, 16.3% of NRA, 16.2% of UW Rent). Levi Strauss & Co. (“Levi’s”) (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is one of the world’s largest apparel companies and a global leader in jeanswear. Levi’s products are sold in approximately 50,000 retail locations across 120 countries, including approximately 3,400 brand-dedicated stores and shop-in-shops. Levi’s employs approximately 18,700 individuals and is continuing to expand its global presence, targeting to open 400 new stores by 2027. The company is publicly traded on the New York Stock Exchange (NYSE: LEVI) and has a market capitalization of approximately $7.0 billion as of May 2025. The Levi’s Store at the 1535 Broadway Property is multi-level and has operated as Levi’s flagship store in the New York City area since its opening in 2018. Levi’s has a lease expiration of January 31, 2029, with one, five year renewal option. Levi’s currently pays $318 PSF with 3% annual increases. Levi’s can terminate its lease and license agreement with notice to the borrowers by November 16, 2027 if its sales at the 1535 Broadway Property are less than $25 million for the period from November 16, 2025 through November 15, 2026, effective as of the first anniversary of such notice. Levi’s will be required to pay a termination fee in connection with its exercise of such termination option. According

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-56

Retail – Retail/Signage	Loan #4	Cut-off Date Balance:	$45,000,000
1535 Broadway	1535 Broadway	Cut-off Date LTV:	26.6%
New York, NY 10012		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	21.6%

to tenant-reported sales information, Levi’s annual sales at the 1535 Broadway Property are below $25 million for the trailing 12-month period ending December 31, 2024. We cannot assure you that the termination right will not be triggered and that Levi’s will not exercise its right.

Sephora (16,146 SF, 15.2% of NRA, 37.5% of UW Rent). Established in 1970, Sephora is a French retailer of personal care and beauty products that operates over 2,700 stores in 35 countries worldwide with more than 52,000 employees. The company is owned by LVMH Moët Hennessy Louis Vuitton and features products from nearly 340 brands, along with its own private label, Sephora Collection. LVMH is publicly traded on the Euronext Paris exchange and is investment grade rated by Moody’s (Aa3) and S&P (AA-). Sephora has been a tenant at the 1535 Broadway Property since 2018, currently occupies 16,146 SF, and has a current lease expiration date of January 31, 2029. Sephora currently pays $788 PSF with 3% annual increases.

The following table presents certain information relating to the tenancy at the 1535 Broadway Property:

Tenant Summary(1)
Tenant Name	Type	Credit Rating (Moody’s/ S&P/Fitch)(2)	Tenant SF(3)	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Marquis Theatre Associates LP	Theater	NR/NR/NR	61,681	57.9%	$811,096	2.4%	$13.15	7/31/2050	None	N
Levi’s	Retail	Ba2/BB+/BBB-	17,313	16.3%	$5,500,000	16.2%	$317.68	1/31/2029	1 x 5 yr	Y(4)
Sephora	Retail	Aa3/AA-/NR	16,146	15.2%	$12,721,595	37.5%	$787.91	1/31/2029	None	N
T-Mobile	Retail	NR/BBB/BBB+	4,600	4.3%	$8,000,000	23.6%	$1,739.13	6/30/2035	None	N
Swatch	Retail	NR/NR/NR	4,299	4.0%	$6,518,005	19.2%	$1,516.17	12/27/2030	None	N
Anita La Mamma Del Gelato	Retail	NR/NR/NR	1,738	1.6%	$381,926	1.1%	$219.75	7/29/2033	None	N
Occupied Subtotal/Wtd. Avg.			105,777	99.3%	$33,932,622	100.0%	$320.79

Vacant Space			704	0.7%
Total/Wtd. Avg.			106,481	100.0%

(1)	Based on the underwritten rent roll dated February 1, 2025, inclusive of rent steps through February 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Tenant SF includes storage space for some of the tenants.
(4)	Levi’s can terminate its lease and license agreement with notice to the borrower by November 16, 2027 if its sales at the 1535 Broadway Property are less than $25 million for the period from November 16, 2025 through November 15, 2026, effective as of the first anniversary of such notice. Levi’s will be required to pay a termination fee in connection with its exercise of such termination option. According to tenant-reported sales information, Levi’s annual sales at the 1535 Broadway Property are below $25 million for the trailing 12-month period ending December 31, 2024. We cannot assure you that the termination right will not be triggered and that Levi’s will not exercise its right.

The following table presents certain information relating to the signage tenants at the 1535 Broadway Property:

Tenant Summary - Signage(1)
Tenant Name	Lease Start Date	Lease Exp.	Total UW Signage Revenue(2)	% of Total UW Signage Revenue
Sublease with TRS	Annual Lease	Annual Lease	$10,000,000	31.5%
Swatch	1/2/2016	12/27/2030	$6,865,998	21.7%
T-Mobile	12/17/2015	6/30/2035	$6,338,648	20.0%
Third-Party Sign (Net of Commission)(3)	NAV	NAV	$5,951,111	18.8%
Sephora	6/6/2018	1/31/2029	$2,554,286	8.1%
Total			$31,710,044	100.0%

(1)	Based on the underwritten rent roll dated February 1, 2025, inclusive of rent steps through February 1, 2026.
(2)	Excludes electric reimbursements.
(3)	Based on income from third-party advertising contracts that flow to the borrowers. Third-Party Sign UW Signage Revenue is based on the 2025 budget.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-57

Retail – Retail/Signage	Loan #4	Cut-off Date Balance:	$45,000,000
1535 Broadway	1535 Broadway	Cut-off Date LTV:	26.6%
New York, NY 10012		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	21.6%

The following table presents certain information relating to the lease rollover schedule at the 1535 Broadway Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	2	33,459	31.4%	31.4%	$18,221,595	53.7%	53.7%	$544.59
2030(3)	1	4,299	4.0%	35.5%	$6,518,005	19.2%	72.9%	$1,516.17
2031	0	0	0.0%	35.5%	$0	0.0%	72.9%	$0.00
2032	0	0	0.0%	35.5%	$0	0.0%	72.9%	$0.00
2033	1	1738	1.6%	37.1%	$381,926	1.1%	74.0%	$219.75
2034	0	0	0.0%	37.1%	$0	0.0%	74.0%	$0.00
2035	1	4,600	4.3%	41.4%	$8,000,000	23.6%	97.6%	$1,739.13
2036 & Thereafter	1	61,681	57.9%	99.3%	$811,096	2.4%	100.0%	$13.15
Vacant	0	704	0.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	6	106,481	100.0%		$33,932,622	100.0%		$320.79

(1)	Information is based on the underwritten rent roll dated February 1, 2025, inclusive of rent steps through February 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.
(3)	The 1535 Broadway Mortgage Loan has a maturity date of May 1, 2030.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 1535 Broadway Property is located in Times Square, a 24-hour district in New York City offering 14 hours of shopping time per day, with stores such as Sephora, Levi’s and H&M open daily from 9:00 a.m. to 11:00 p.m. The market benefits from established flagship stores of diverse retailers, including American Eagle Outfitters, Gap, Raising Cane’s, Old Navy, and Disney. Alongside flagship retail, the area attracts consumers with experiential retail attractions such as a Uniqlo pop-up previously hosted at the 1535 Broadway Property.

The 1535 Broadway Property benefits from a combination of local and tourist demand. According to a third party report, it was forecasted that there would be 64.5 million visitors in New York City in 2024, just 3.2% shy of the record breaking 66.6 million tourists in 2019, many of whom travel through Times Square. According to a local real estate owners’ organization, lagging international tourism during the first half of 2024, particularly from China which is the city’s second-largest overseas market, is a key reason tourism has not recovered to 2019 levels.

The Bowtie (a five block area bounded by West 42nd Street, West 47th Street, 7th Avenue and Broadway) has the highest pedestrian foot traffic in New York City, positioning the 1535 Broadway Property as a premier signage location. Times Square is also home to 5,800 residents, 172,000 office workers, and the largest hospitality concentration in New York City. Notably, an average visitor spends 81 minutes in the area and 8 minutes looking at billboards. Times Square signage generates anywhere from 1.0 million to 1.9 million daily impressions.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1535 Broadway Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Theater	$15.00	10	3% annually
Retail T-Mobile	$1,745.65	10	3% annually
Retail Levi's	$428.80	10	3% annually
Retail Jewel Box	$1,848.73	10	3% annually
Retail Sephora	$490.67	10	3% annually
Retail Swatch	$1,041.63	10	3% annually
Retail 45th Street	$225.00	10	3% annually

Appraisal. The appraisal concluded to an “as-is” value for the 1535 Broadway Property of $1,040,000,000 as of October 1, 2024. The appraisal concluded a land value of $1,770,000,000 which would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 15.7%.

Environmental Matters. According to the Phase I environmental site assessment dated November 19, 2024, there was no evidence of any recognized environmental conditions at the 1535 Broadway Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-58

Retail – Retail/Signage	Loan #4	Cut-off Date Balance:	$45,000,000
1535 Broadway	1535 Broadway	Cut-off Date LTV:	26.6%
New York, NY 10012		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	21.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 1535 Broadway Property:

Cash Flow Analysis
	2021	2022	2023	2024	UW		UW PSF
Gross Potential Rent(1)(2)	$38,042,710	$39,199,009	$40,331,769	$39,823,021	$35,243,122		$330.98
Overage Rent	$660,749	$814,766	$404,802	$727,735	$1,143,053		$10.73
Reimbursements	$2,854,227	$3,825,125	$5,332,361	$6,881,537	$7,447,231		$69.94
Total Signage Revenue	$27,819,349	$28,933,835	$32,514,801	$33,591,443	$32,307,444		$303.41
Other Retail Revenue	$0	$0	$0	$51,439	$0		$0.00
Net Rentable Income	$69,377,035	$72,772,735	$78,583,734	$81,075,175	$76,140,850		$715.07
Rent Abatements / Concessions	($1,023,284)	($125,993)	($208,065)	$0	$0		$0
(Vacancy / Commercial Credit Loss)	$419,459	($923,584)	($704,116)	$1,464,618	($1,310,500)		($12.31)
Effective Gross Income	$68,773,210	$71,723,158	$77,671,553	$82,539,792	$74,830,350		$702.76

Real Estate Taxes	$2,356,269	$3,712,117	$6,091,038	$8,024,362	$9,908,135		$93.05
Insurance(3)	$125,581	$152,317	$167,961	$104,979	$100,514		$0.94
Other Operating Expenses	$4,487,557	$4,078,175	$4,280,689	$5,256,699	$4,927,252		$46.27
Total Operating Expenses	$6,969,408	$7,942,609	$10,539,687	$13,386,040	$14,935,901		$140.27

Net Operating Income	$61,803,803	$63,780,550	$67,131,866	$69,153,753	$59,894,449		$562.49
Replacement Reserves	$0	$0	$0	$0	$176,620		$1.66
TI/LC	$0	$0	$0	$0	$212,962		$2.00
Net Cash Flow	$61,803,803	$63,780,550	$67,131,866	$69,153,753	$59,504,867		$558.83

Occupancy (%)	98.2%	100.0%	100.0%	99.3%	98.3%	(3)
NOI DSCR(4)	3.47x	3.59x	3.77x	3.89x	3.37x
NCF DSCR(4)	3.47x	3.59x	3.77x	3.89x	3.34x
NOI Debt Yield(4)	22.3%	23.0%	24.2%	25.0%	21.6%
NCF Debt Yield(4)	22.3%	23.0%	24.2%	25.0%	21.5%

(1)	Gross Potential Rent is based on the underwritten rent roll as of February 1, 2025, inclusive of rent steps through February 1, 2026 and rent for vacant units.
(2)	UW Gross Potential Rent reflects in-place rental revenue, which is below historical levels due to the recent T-Mobile renewal.
(3)	Based on economic vacancy of 1.7%.
(4)	Debt service coverage ratios and debt yields are based on the 1535 Broadway Senior Loan and excluding the 1535 Broadway Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during a Trigger Period (as defined below), the borrowers are required to escrow 1/12th of the estimated annual real estate tax payments.

Insurance – On a monthly basis during a Trigger Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the 1535 Broadway Whole Loan documents and the borrowers provide evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis during a Trigger Period, the borrowers are required to escrow $14,718 for the payment or reimbursement of approved capital expenses. Such monthly deposits will not be required during such time that the balance of the capital expense reserve exceeds approximately $441,551.

TI/LC Reserve – At origination, the borrowers deposited $100,000 into an upfront rollover reserve. On a monthly basis, the borrowers are required to escrow approximately $17,747 for approved leasing expenses. Such monthly deposits will not be required once the amount deposited into the capital expense reserve over the term of the 1535 Broadway Whole Loan, cumulatively (not, for certainty, the amount on deposit at the time of determination), equals or exceeds $532,405.

Free Rent Reserve – At origination, the borrowers deposited $4,135,136 into a free rent reserve to be used for any outstanding free or gap rent obligations for certain tenants.

Lockbox and Cash Management. The 1535 Broadway Whole Loan is structured with a hard lockbox and in place cash management. The borrowers were required to deliver tenant direction letters to the existing tenants at the 1535 Broadway Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrowers are required to cause revenue received by the borrowers or the property manager, as applicable, from the 1535 Broadway Property to be deposited into such lockbox within 10 business days. All funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and applied and disbursed in accordance with the 1535 Broadway Whole Loan documents. All excess cash flow after payment of debt service, required reserves (including the Critical Tenant TI / LC reserve during a Critical Tenant Trigger Event

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-59

Retail – Retail/Signage	Loan #4	Cut-off Date Balance:	$45,000,000
1535 Broadway	1535 Broadway	Cut-off Date LTV:	26.6%
New York, NY 10012		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	21.6%

Period as described below) will be deposited, (A) provided no Trigger Period is continuing, into the borrowers’ account, or (B) during the continuance of a Trigger Period, into the excess cash trap subaccount held by the lender.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the 1535 Broadway Whole Loan, (ii) a Low Debt Yield Trigger Period (as defined below) or (iii) a Critical Tenant Trigger Event Period, and ending if, with respect to a Trigger Period continuing pursuant to (A) clause (i), the event of default commencing the Trigger Period has been cured or waived and such cure has been accepted by the lender or the lender has waived such event of default in writing, and no other event of default is then continuing, (B) clause (ii), the Low Debt Yield Trigger Period has ended and (C) clause (iii), such Critical Tenant Trigger Event Period has ended.

A “Low Debt Yield Trigger Period” means a period commencing if, as of the last day of any calendar quarter, the NOI Debt Yield (as defined below) is less than 8.5%, and ending if the NOI Debt Yield is equal to or in excess of 8.5% on any subsequent calculation date; provided, however, that a Low Debt Yield Trigger Period will be deemed not to exist as of such related calculation date if, not later than 15 business days after the borrowers’ receipt of notice from the lender that a Low Debt Yield Trigger Period has commenced, the borrowers (a) prepay a portion of the 1535 Broadway Whole Loan, along with any yield maintenance premium, or (b) deliver to the lender as additional collateral for the 1535 Broadway Whole Loan, either (i) cash, which must be deposited into, or retained in, the cash collateral account, or (ii) a letter of credit in lieu of cash, in each case, in an amount equal to the Low Debt Yield Avoidance Amount (as defined below). If the borrowers deliver to the lender such Low Debt Yield Avoidance Collateral (as defined below), then for so long as the lender holds such Low Debt Yield Avoidance Collateral, the NOI Debt Yield will be calculated based on the assumption that the outstanding principal balance of the 1535 Broadway Whole Loan has been reduced by the value of the Low Debt Yield Avoidance Collateral, such value being the amount of cash or notional amount of any letter of credit.

The “NOI Debt Yield” means, as of any date of determination, a fraction, expressed as a percentage, of which (a) the numerator is the underwritten net operating income as of such date; and (b) the denominator is the outstanding principal balance, as of such date, of the 1535 Broadway Whole Loan; provided that the outstanding principal balance of any approved mezzanine loan will be added to the outstanding principal balance to the extent any approved mezzanine loan exists as of the date of calculation. See “Subordinate and Mezzanine Indebtedness” below.

A “Low Debt Yield Avoidance Amount” means, at any point in time, the amount that when applied to the reduction of the then-current outstanding principal balance of the 1535 Broadway Whole Loan would cause the NOI Debt Yield to equal at least 8.5%, taking into account the aggregate amount of Low Debt Yield Avoidance Collateral previously provided by the borrowers and then held by the lender.

“Low Debt Yield Avoidance Collateral” means (i) cash or (ii) a letter of credit in lieu of cash, in each case, in an amount equal to the Low Debt Yield Avoidance Amount.

A “Critical Tenant Trigger Event Period” means the period commencing upon the occurrence of a Critical Tenant Trigger Event (as defined below) and ending upon the occurrence of a Critical Tenant Trigger Event Cure (as defined below) with respect to each and every continuing Critical Tenant Trigger Event.

“Critical Tenant Trigger Event” means each occurrence of any of the following with respect to any Critical Tenant (as defined below) lease: (i) the related Critical Tenant gives written notice of its intention to not extend or renew its Critical Tenant lease; (ii) the related Critical Tenant has failed to give irrevocable notice of its election to renew its Critical Tenant lease on or prior to the earliest to occur of (x) twelve (12) months prior to the then applicable expiration date under the applicable Critical Tenant lease, (y) the date by which the applicable Critical Tenant is required under its Critical Tenant lease to notify the landlord of its election to renew its Critical Tenant lease, or (z) twelve (12) months prior to the maturity date; (iii) a default occurs under the related Critical Tenant lease and such default continues for more than (I) sixty (60) days beyond any applicable notice and cure period for monetary defaults (provided, that, it will not constitute a default for purposes hereof if the Critical Tenant is disputing in good faith and in accordance with its lease the amount of any reimbursable or recoverable costs and expenses (as opposed to base or fixed rent)), or (II) one hundred and eighty (180) days beyond any applicable notice and cure period for non-monetary defaults; (iv) a bankruptcy action with respect to the related Critical Tenant or any guarantor of such Critical Tenant lease occurs, or (v) the applicable Critical Tenant discontinues its normal business operations at its leased premises (other than because of pandemic or government mandated closure, alterations, casualty restoration or similar reason, provided in such cases the Critical Tenant continues to pay all contractual rent); provided that the foregoing clause (v) will not apply to Critical Tenants that satisfy the investment-grade requirement under the 1535 Broadway Whole Loan documents or Critical Tenant leases guaranteed by guarantors that satisfy the investment-grade requirement under the 1535 Broadway Whole Loan documents.

“Critical Tenant Trigger Event Cure” means the earliest of: (A) the occurrence of a Critical Tenant space re-tenanting event in accordance with the 1535 Broadway Whole Loan documents; or (B) (1) in the event of a Critical Tenant Trigger Event described in clause (i) or (ii) of the definition thereof with respect to a Critical Tenant lease, the date that a Critical Tenant lease extension is duly executed and delivered by the borrowers and the related Critical Tenant for all of the related Critical Tenant space, and, to the extent applicable, all tenant improvement costs, leasing commissions and other material costs and expenses related thereto have been satisfied or an amount sufficient to cover any such costs and expenses as reasonably determined by the lender will have been deposited into (or be on deposit in) the Critical Tenant tenant improvements and leasing commissions account and allocable to such applicable Critical Tenant space; (2) in the event of a Critical Tenant Trigger Event described in clause (iii) of the definition thereof, a cure of the applicable default under the related Critical Tenant lease; (3) in the event of a Critical Tenant Trigger Event described in clause (iv) of the definition thereof relating to a bankruptcy action of a Critical Tenant, the affirmation of the related Critical Tenant lease in the applicable bankruptcy proceeding, provided that Critical Tenant will be actually paying all rents and other amounts due under its lease, or (4) in the event of a Critical Tenant Trigger Event described in clause (v) of the definition thereof, the related Critical Tenant re-commences its normal business operations at its leased premises; or (C) the date on which Critical Tenant tenant improvements and leasing commissions funds in the Critical Tenant tenant improvements and leasing commissions account (1) collected with respect to the applicable Critical Tenant lease (including any Critical Tenant lease termination payments with respect to such Critical Tenant lease deposited into the Critical Tenant tenant improvements and leasing commissions account) and/or (2) deposited by the borrowers with the lender equals or exceeds $10,000,000 (measured on a cumulative basis for the term of the 1535 Broadway Whole Loan) for each applicable Critical Tenant lease (i.e., if two Critical Tenant leases are subject to a Critical Tenant Trigger Event, such total amount will equal $20,000,000.00, and if only one Critical Tenant lease is subject to a Critical Tenant Trigger Event, such total amount will equal $10,000,000.00); provided that in lieu of a deposit by the borrowers pursuant to clause (2) above, at the borrowers’ option, the borrowers may, subject to the 1535 Broadway Whole Loan documents, provide to the lender a letter of credit for all or a portion of the amount described above; provided, however, that such letter of credit may not be used as a substitute for any cash collected pursuant to clause (1) above.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-60

Retail – Retail/Signage	Loan #4	Cut-off Date Balance:	$45,000,000
1535 Broadway	1535 Broadway	Cut-off Date LTV:	26.6%
New York, NY 10012		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	21.6%

“Critical Tenant” means each of the T-Mobile tenant and the Sephora tenant at the 1535 Broadway Property.

Subordinate and Mezzanine Indebtedness.  The 1535 Broadway Property also secures the 1535 Broadway Subordinate Companion Loan, which has a Cut-off Date principal balance of $172,900,000. The 1535 Broadway Subordinate Companion Loan is coterminous with the 1535 Broadway Senior Loan and accrues interest at a rate of 7.80783050318103% per annum. The 1535 Broadway Senior Loan is senior in right of payment to the 1535 Broadway Subordinate Companion Loan. The holders of the 1535 Broadway Senior Loan and the 1535 Broadway Subordinate Companion Loan have entered into a co-lender agreement, which sets forth the allocation of collections on the 1535 Broadway Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The 1535 Broadway Pari Passu-A/B Whole Loan” in the prospectus.

Subordinate Note Summary
	Original Principal Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
1535 Broadway Senior Loan	$277,100,000	6.33195%	60	0	60	3.34x	21.6%	26.6%
1535 Broadway Subordinate Companion Loan	$172,900,000	7.80783050318103%	60	0	60	1.89x	13.3%	43.3%
Total/Weighted Average:	$450,000,000	6.899016086666670%

Additionally, the borrowers have a right to obtain mezzanine financing from an approved mezzanine lender upon the satisfaction of certain conditions set forth in the loan documents. Such mezzanine financing, when added to the principal balance of the 1535 Broadway Whole Loan must result in (a) a combined loan-to-value ratio of no more 43.3%, (b) a combined debt service coverage ratio of not less than 1.89x and (c) a combined debt yield of not less than 13.3%.

Vornado Realty L.P., a Delaware limited partnership (“VRLP”), a member of 1535 Broadway Holdings II LLC (“1535 Broadway Holdings”), which is the sole member of one of the borrowers, made a capital contribution of $800,000,000, referred to as the “Preferred Capital Contributions.” In exchange, 1535 Broadway Holdings issued 800,000,000 preferred units (“Preferred Units”) to VRLP. On the date of the limited liability company agreement of 1535 Broadway Holdings, 11,125,000 Preferred Units were redeemed, resulting in 788,875,000 Preferred Units remaining outstanding. These Preferred Units are to be certificated if VRLP requests a pledge of such units, and in such case, the limited liability company agreement of 1535 Broadway Holdings must be amended accordingly. Distributions of available cash, including from any capital events, will be made in the following order: first, 100% to VRLP in respect of its Preferred Units until it has received cumulative distributions sufficient to provide a return on its Preferred Capital Contributions equal to a preferred return rate of 4.75%; thereafter, 100% of distributions will be made pro rata to the holders of the common units. In connection with the origination of the 1535 Broadway Whole Loan, approximately $431,500,000 of the existing $628,900,000 of preferred equity was paid down, resulting in approximately $197,400,000 of preferred equity remaining.

Terrorism Insurance.  The borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the premium then payable in respect of the property and business interruption coverages). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-61

Office – CBD	Loan #5	Cut-off Date Balance:	$42,500,000
370 Seventh Avenue	7 Penn Plaza	Cut-off Date LTV:	37.8%
New York, NY 10001		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	19.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-62

Office – CBD	Loan #5	Cut-off Date Balance:	$42,500,000
370 Seventh Avenue	7 Penn Plaza	Cut-off Date LTV:	37.8%
New York, NY 10001		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	19.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-63

Office – CBD	Loan #5	Cut-off Date Balance:	$42,500,000
370 Seventh Avenue	7 Penn Plaza	Cut-off Date LTV:	37.8%
New York, NY 10001		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	19.9%

7 Penn Plaza
370 Seventh Avenue
New York, NY 10001
MANHATTAN
Garment District
Chelsea
Koreatown
Flatiron District
Port Authority Bus Terminal
The Westin Times Sq.
Paramount Building
One Five One
Bank of America Tower
TIMES SQUARE
The Knickerbocker Hotel
Hilton Times Sq.
Bryant Park
New York Public Library
New York Times Building
Hampton Inn Manhattan/ Times Square South
Element New York Times Square West
The Bryant Park Hotel
Park Terrace Hotel
HSBC Tower
425 Fifth Ave.
450 Fifth Ave.
Hilton Garden Inn NY-Times Square South
Homewood Suites/ Midtown Manhattan Times Square
EVEN Hotel New York
The New Yorker
Manhattan Center
Macy's
HERALD SQUARE
Refinery Hotel
Archer Hotel NY
Hotel Hendricks
The Langham, New York, Fifth Avenue
Kixby Hotel
Executive Hotel Le Soleil New York
The Gregorian Hotel
Empire State Building
New York & Company Corp. Office
PENN 1
James A. Farley General Post Office
NJ TRANSIT
AMTRAK
Madison Square Garden
PENN STATION
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Manhattan Mall
Tower 111
855 Sixth Ave.
325 Fifth Ave.
LONG ISLAND RAILROAD
Ace Hotel New York
Virgin Hotels New York City
Midtown Loft & Terrace
Fashion Institute of Technology
Casey Kaplan Gallery
The Museum at FIT
National Museum of Mathematics
Chelsea Park
Madison Square Park
Poster House
NewYork-Presbyterian Hospital Center for Special Studies
Civic Hall
Flatiron Building
Irish Repertory Theatre
W. 42nd St.
E. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
E. 29th St.
E. 28th St.
E. 27th St.
E. 26th St.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Broadway
495
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenpoint
Williamsburg
Hoboken
Greenwich Village
Little Italy
NEW JERSEY
SoHo
Lower East Side
Chinatown
BROOKLYN
Tribeca
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-64

Mortgage Loan No. 5 – 7 Penn Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	New York, NY 10001
Original Balance(1):	$42,500,000			General Property Type:	Office
Cut-off Date Balance(1):	$42,500,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	7.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1921/2012-2023
Borrower Sponsor:	The Feil Organization			Size:	405,672 SF
Guarantor:	Jeffrey J. Feil			Cut-off Date Balance Per SF(1):	$127
Mortgage Rate:	5.87100%			Maturity Date Balance Per SF(1):	$127
Note Date:	5/23/2025			Property Manager:	Jeffrey Management Corp.
Maturity Date:	6/5/2030				(borrower-affiliate)
Term to Maturity:	60 months			Underwriting and Financial Information(1)
Amortization Term:	0 months			UW NOI:	$10,248,833
IO Period:	60 months			UW NCF:	$9,762,026
Seasoning:	1 month			UW NOI Debt Yield:	19.9%
Prepayment Provisions:	L(24),YM1(30),O(6)			UW NCF Debt Yield:	19.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	19.9%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR:	3.18x
Additional Debt Balance(1):	$9,000,000			Most Recent NOI:	$10,649,676 (3/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$11,275,505 (12/31/2024)
				3rd Most Recent NOI:	$12,840,726 (12/31/2023)
Reserves(2)				Most Recent Occupancy(3):	67.7% (5/23/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	78.2% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	81.8% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(4):	$136,400,000 (4/1/2025)
Replacement Reserves:	$6,761	$6,761	NAP	Appraised Value Per SF:	$336
TI/LC Reserves:	$0	Springing	NAP	Cut-off Date LTV Ratio (3):	37.8%
Other Reserves:	$1,568,551	$0	NAP	Maturity Date LTV Ratio (3):	37.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$51,500,000	98.9%	Loan Payoff:	$50,111,528	96.2%
Borrower Sponsor Equity:	$567,031	1.1%	Upfront Reserves:	$1,575,312	3.0%
			Closing Costs:	$380,192	0.7%
Total Sources:	$52,067,031	100.0%	Total Uses:	$52,067,031	100.0%

(1)	The 7 Penn Plaza Mortgage Loan (as defined below) is part of the 7 Penn Plaza Whole Loan (as defined below). Underwriting and Financial Information presented in the chart above is based on the 7 Penn Plaza Whole Loan.
(2)	See “Escrows and Reserves”.
(3)	Most Recent Occupancy excludes six tenants (43,773 SF) expected to vacate and marked as vacant in the lender underwriting, despite in certain instances remaining in physical occupancy and paying rent.
(4)	The appraisal provided for a “Land, As if Vacant” value for the 7 Penn Plaza Property of $71,600,000 resulting in a loan-to-land value ratio of 71.9%.

The Mortgage Loan. The fifth largest mortgage loan (the “7 Penn Plaza Mortgage Loan”) is part of a whole loan (the “7 Penn Whole Loan”) evidenced by two pari passu promissory notes with an aggregate outstanding balance of $51,500,000 secured by the borrower’s fee interest in a 405,672 SF office property in New York, New York (the “7 Penn Plaza Property”). The 7 Penn Plaza Whole Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on May 23, 2025. The controlling Note A-1 with an original principal balance of $42,500,000, represents the 7 Penn Plaza Mortgage Loan and will be included in the BANK 2025-5YR15 securitization trust. The remaining Note A-2 is currently held by JPMCB and is expected to be contributed to one or more future securitization transactions.

The relationship between the holders of the 7 Penn Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus. The 7 Penn Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR15 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-65

Office – CBD	Loan #5	Cut-off Date Balance:	$42,500,000
370 Seventh Avenue	7 Penn Plaza	Cut-off Date LTV:	37.8%
New York, NY 10001		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	19.9%

The table below identifies the promissory notes that comprise the 7 Penn Plaza Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$42,500,000	$42,500,000	BANK5 2025-5YR15	Yes
A-2(1)	$9,000,000	$9,000,000	JPMCB	No
Whole Loan	$51,500,000	$51,500,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and the Borrower Sponsor. The borrower for the 7 Penn Plaza Whole Loan is 370 Seventh Avenue Fee Owner, LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower sponsor is The Feil Organization. Jeffrey J. Feil, the chief executive officer of The Feil Organization, is the non-recourse carve-out guarantor.

The Feil Organization is a family-owned real estate investment, development and management firm. Founded in 1950, The Feil Organization owns, develops and manages a nationwide portfolio of more than 26 million SF of commercial, industrial and retail, along with more than 5,000 residential rental units. Headquartered in Manhattan, The Feil Organization’s portfolio includes premier properties in New York, Louisiana, Florida, Connecticut, Illinois and Washington D.C.

The Property. The 7 Penn Plaza Property is a Class B, 18-story, 405,672 SF office building with ground floor retail located along Seventh Avenue between West 30th and 31st Streets. The 7 Penn Plaza Property was initially built in 1921 and purchased by the borrower sponsor in 1982. The borrower sponsor has invested approximately $14.3 million in capital improvements and leasing costs since 2019, primarily allocated toward the retail storefronts, corridors, bathrooms and elevators. The 7 Penn Plaza Property is located in close proximity to Vornado Realty Trust’s Penn District project, a large redevelopment in the Penn Station area, as well as Hudson Yards, Manhattan’s newest large-scale development. The 7 Penn Plaza Property provides tenants in the market a lower cost alternative while maintaining a highly accessible, premium location. According to the appraisal, as of the fourth quarter of 2024, the average asking rent in the Penn District/Hudson Yards office submarket was $105.11 PSF, substantially in excess of the 7 Penn Plaza underwritten office rent of $65.93 PSF. In addition to its proximity to the Penn District, the 7 Penn Plaza Property benefits from its proximity to several subway stations including Penn Station, directly linking the 7 Penn Plaza Property to broader Manhattan, Long Island (through the Long Island Railroad) and New Jersey (through NJ Transit and the PATH). Penn Station also serves as a terminal for Amtrak, providing a connection to other metropolitan areas such as Washington DC and Philadelphia. Retail tenancy is primarily comprised of fast-food dining retailers.

As of May 23, 2025, the 7 Penn Plaza Property is 67.7% leased to a granular mix of 31 tenants spanning a number of industries including finance, technology and various professional service providers, as well as retailers. The 7 Penn Plaza Property maintained an average occupancy of 81.0% from 2019 to 2024, with an average tenant tenure based on the in-place rent roll of approximately 11.1 years. The 7 Penn Plaza Property is comprised of 253,815 SF of office space (84.6% of underwritten base rent), 19,711 SF of retail space (15.4% of the underwritten base rent), and 924 SF of storage space.

Major Tenants.

Comscore Inc. (39,005 SF, 9.6% of NRA, 15.0% of UW rent). Comscore Inc., (“Comscore”), is a publicly traded global company for planning, transacting and evaluating media across platforms. Utilizing a digital footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore empowers media buyers and sellers to quantify their multiscreen behavior and make meaningful business decisions with confidence. Comscore has occupied its leased space at the 7 Penn Plaza Property since 2012, most recently renewing in July 2022. Comscore has a lease expiration date in August 2027 subject to one, 5-year renewal option. Beginning in October 2018, Comscore subleased 14,855 SF (38.1% of its leased space) to Cast & Crew, LLC at a rental rate of $48 PSF through July 2027, which then sub-subleased the entirety of its space to MD2 Property Group, a New York City based condominium and cooperative residential property management company, in February 2022 through July 2027 at a rental rate of $23.21 PSF.

SosV NY LLC (24,813 SF, 6.1% of NRA, 7.7% of UW rent). SosV NY LLC., (“SOSV”), is a global, multi-stage venture capital firm that begins investing at a startup’s inception. SOSV’s core mission is to fund tech founders who are intent on making an impact on human and planetary health. A third party market publication has ranked SOSV as the #1 most active investor in climate tech since 2017 and, as of April 2024, the company has $1.5 billion in assets under management. SOSV has occupied its leased space at the 7 Penn Plaza Property since 2022. SOSV has a lease expiration date in March 2033, has one, 5-year renewal option remaining and no termination options.

RWDSU (23,241 SF, 5.7% of NRA, 7.7% of UW rent). The Retail, Wholesale and Department Store Union (“RWDSU”) works in a variety of industries, across the entire sector from warehouses to e-commerce to brick-and-mortar stores. The RWDSU works throughout the entire food chain from farm to table including everything in between, such as food processing, distribution and sale. The RWDSU is also involved in manufacturing, healthcare, service and public sector jobs, across the cannabis sector and at non-profits. The RWDSU has occupied its leased space at the 7 Penn Plaza Property since 2015. RWDSU has a lease expiration date in February 2031 and has no renewal or termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-66

Office – CBD	Loan #5	Cut-off Date Balance:	$42,500,000
370 Seventh Avenue	7 Penn Plaza	Cut-off Date LTV:	37.8%
New York, NY 10001		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	19.9%

The following table presents a summary regarding the major tenants at the 7 Penn Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Comscore Inc.(2)	NR/NR/NR	39,005	9.6%	$2,969,135	15.0%	$76.12	8/31/2027	1 x 5 year	N
Mulligan Security(3)	NR/NR/NR	25,254	6.2%	$1,537,969	7.8%	$60.90	6/30/2036	1 x 5 year	N
SosV NY LLC.	NR/NR/NR	24,813	6.1%	$1,530,928	7.7%	$61.70	3/31/2033	1 x 5 year	N
RWDSU	NR/NR/NR	23,241	5.7%	$1,516,855	7.7%	$65.27	2/28/2031	None	N
Broadwall Management Corp.(4)	NR/NR/NR	25,075	6.2%	$1,506,136	7.6%	$60.07	Various(4)	None	N
Estreich & Centersquare	NR/NR/NR	16,565	4.1%	$972,200	4.9%	$58.69	3/31/2026	None	N
Smashburger Acquisition NY(5)	NR/NR/NR	5,589	1.4%	$972,000	4.9%	$173.91	11/30/2031	2 x 5 year	N
BPK Realty Inc.	NR/NR/NR	14,870	3.7%	$910,411	4.6%	$61.22	5/31/2036	None	N
KC Engineering And Land Survey	NR/NR/NR	12,788	3.2%	$798,278	4.0%	$62.42	5/31/2034	None	N
Douglaston Development	NR/NR/NR	9,957	2.5%	$752,805	3.8%	$75.61	10/31/2027	1 x 5 year	N
Subtotal/Wtd. Avg.		197,157	48.6%	$13,466,717	68.1%	$68.30

Other Tenants		77,293	19.1%	$6,313,881	31.9%	$81.69
Occupied Subtotal/Wtd. Avg.		274,450	67.7%	$19,780,598	100.0%	$72.07

Vacant Space		131,222	32.3%
Total/Wtd. Avg.		405,672	100.0%

(1)	Based on the underwritten rent roll dated May 23, 2025.
(2)	Comscore Inc. subleases 14,855 SF of its leased space to Cast & Crew Payroll, LLC at a rental rate of $48.00 PSF through July 2027, which sub-subleases the space to MD2 Property Group through July 2027 at a rental rate of $23.21 PSF.
(3)	Mulligan Security benefits from a free rent period from June 2025 through May 2026, all of which was reserved at origination.
(4)	Broadwall Management Corp. is an affiliate of the sponsor and leases (i) 24,151 SF through March 2027 and (ii) 924 SF through December 2030.
(5)	Smashburger Acquisition Corp. is a retail tenant occupying grade-level space.

The following table presents certain information relating to the lease rollover schedule at the 7 Penn Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2025	4	12,656	3.1%	3.1%	$1,130,863	5.7%	5.7%	$89.35
2026	3	22,671	5.6%	8.7%	$1,409,093	7.1%	12.8%	$62.15
2027	6	91,667	22.6%	31.3%	$6,466,998	32.7%	45.5%	$70.55
2028	1	4,399	1.1%	32.4%	$508,085	2.6%	48.1%	$115.50
2029	0	0	0.0%	32.4%	$0	0.0%	48.1%	$0.00
2030(3)	3	9,727	2.4%	34.8%	$534,547	2.7%	50.8%	$54.95
2031	3	33,466	8.2%	43.0%	$2,721,814	13.8%	64.6%	$81.33
2032	0	0	0.0%	43.0%	$0	0.0%	64.6%	$0.00
2033	4	36,751	9.1%	52.1%	$2,309,555	11.7%	76.2%	$62.84
2034	1	12,788	3.2%	55.2%	$798,278	4.0%	80.3%	$62.42
2035	3	8,498	2.1%	57.3%	$1,356,110	6.9%	87.1%	$159.58
2036 & Thereafter	3	41,827	10.3%	67.7%	$2,545,255	12.9%	100.0%	$60.85
Vacant	0	131,222	32.3%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	31	405,672	100.0%		$19,780,598	100.0%		$72.07

(1)	Based on the underwritten rent roll as of May 23, 2025.
(2)	Certain tenants may have termination options that are not accounted for in the Lease Rollover Schedule above.
(3)	The maturity date of the 7 Penn Plaza Whole Loan is June 5, 2030.

The Market. The 7 Penn Plaza Property is located along Seventh Avenue between West 30th and 31st Streets. The 7 Penn Plaza Property is situated on the northern border of Chelsea, a residential neighborhood in South Midtown Manhattan, which was once dominated by warehouses and workshops serving the fashion industry, but has since been converted to office space and residential apartments. The 7 Penn Plaza Property is also located just south of the Penn District. Vornado Realty Trust’s Penn District project involves the renovation/conversion of three office buildings and five new skyscrapers along Seventh and Eighth Avenues and West 34th Street. Vornado’s project recently completed its first phase and the timing of the remaining project’s completion is uncertain. The plan overlaps with the New York State government’s proposed plan to build a new commuter hub on West 31st Street between

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-67

Office – CBD	Loan #5	Cut-off Date Balance:	$42,500,000
370 Seventh Avenue	7 Penn Plaza	Cut-off Date LTV:	37.8%
New York, NY 10001		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	19.9%

Seventh and Eighth Avenues that would expand Penn Station’s capacity by 40% and accommodate an additional 175,000 daily passengers. This project commenced with the completion of Moynihan Train Hall in 2021; however there is no assurance as to whether or when any further phases will commence. The 7 Penn Plaza Property also has convenient access to public transportation options including the PATH, 1, 2, 3, A, C, E and L trains within a short walking distance. The 7 Penn Plaza Property is located near Penn Station which provides convenient access to the Long Island Rail Road and New Jersey Transit. According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the Penn Station/Hudson Yards office submarket was approximately 13.4%, with average asking rents of $105.11 PSF and inventory of approximately 36.1 million SF. According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the Manhattan office market was approximately 14.7%, with average asking rents of $76.83 PSF and inventory of approximately 422.3 million SF. According to the appraisal, the estimated 2024 population within the 10001 zip code, within which the 7 Penn Plaza Property is located, was 31,940. According to the appraisal, the 2024 average household income within the same zip code was $174,822.

The following table presents recent sales of comparable properties with respect to the 7 Penn Plaza Property:

Comparable Sale Summary
Subject/Location	Sale Date	Size (SF)	Year Built	Sale Price	Price PSF
7 Penn Plaza New York, NY 10001		405,672(1)	1921/2012-2023	$136,400,000(2)	$336(2)
470 Park Avenue South New York, NY 10016	Dec. 2024	301,178	1912/1925/2019	$147,500,000	$490
1370 Broadway New York, NY 10018	Nov. 2024	272,567	1922/2012	$75,250,000	$276
360 Lexington Avenue New York, NY 10017	Sep. 2024	268,704	1958	$65,500,000	$244
780 Third Avenue New York, NY 10017	May 2024	512,245	1984/2023	$177,000,000	$346
10 East 53rd Street New York, NY 10022	Mar. 2024	384,605	1972/2014	$236,000,000	$614
529 Fifth Avenue New York, NY 10173	Mar. 2023	273,912	1958	$107,608,985	$393
126 East 56th Street New York, NY 10022	Feb. 2023	180,000	1982	$113,000,000	$628

Source: Appraisal
(1)	Based on the underwritten rent roll as of May 23, 2025.
(2)	Reflects the appraisal’s concluded “As Is” value as of April 1, 2025.

The following table presents information relating to the appraisal’s market rent conclusion for the 7 Penn Plaza Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection
Office 2-5	$55.00	120	7.0% in year 6
Office 6-9	$58.00	120	7.0% in year 6
Office 10-14	$60.00	120	7.0% in year 6
Office 15-18	$63.00	120	7.0% in year 6
Retail / Corner	$175.00	120	3.0% per year
Retail / Midblock	$150.00	120	3.0% per year
Retail / Mezz	$25.00	120	3.0% per year

Source: Appraisal

Appraisal. The appraisal concluded to an “As-Is” value for the 7 Penn Plaza Property of $136,400,000, and a “Land, As if Vacant” value of $71,600,000 as of April 1, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated March 31, 2025, there was no evidence of any recognized environmental conditions at the 7 Penn Plaza Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-68

Office – CBD	Loan #5	Cut-off Date Balance:	$42,500,000
370 Seventh Avenue	7 Penn Plaza	Cut-off Date LTV:	37.8%
New York, NY 10001		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	19.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 7 Penn Plaza Property:

Cash Flow Analysis(1)
	2021	2022	2023	2024	March 2025 TTM	UW	UW PSF
Rents In Place(2)	$19,721,259	$19,321,523	$22,125,675	$20,753,183	$20,125,213	$19,780,598	$48.76
Vacant Income	$0	$0	$0	$0	$0	$7,915,162	$19.51
Gross Potential Rent	$19,721,259	$19,321,523	$22,125,675	$20,753,183	$20,125,213	$27,695,760	$68.27
Total Reimbursements	$2,234,370	$2,075,472	$1,628,987	$1,470,291	$1,465,712	$882,483	$2.18
Less Vacancy	$0	$0	$0	$0	$0	($7,915,162)	($19.51)
Other Income(3)	$14,877	$26,773	$47,513	$40,798	$97,094	$170,000	$0.42
Effective Gross Income	$21,970,506	$21,423,768	$23,802,175	$22,264,272	$21,688,019	$20,833,081	$51.35

Real Estate Taxes	$5,126,528	$5,089,757	$4,847,566	$4,815,731	$4,815,732	$4,252,657	$10.48
Insurance	$264,063	$305,554	$340,976	$346,647	$346,648	$265,279	$0.65
Other Operating Expenses	$4,581,784	$5,760,681	$5,772,907	$5,826,389	$5,875,963	$6,066,312	$14.95
Total Expenses	$9,972,375	$11,155,992	$10,961,449	$10,988,767	$11,038,343	$10,584,248	$26.09

Net Operating Income	$11,998,131	$10,267,776	$12,840,726	$11,275,505	$10,649,676	$10,248,833	$25.26
Capital Expenditures	$0	$0	$0	$0	$0	$81,134	$0.20
TI/LC	$0	$0	$0	$0	$0	$405,672	$1.00
Net Cash Flow	$11,998,131	$10,267,776	$12,840,726	$11,275,505	$10,649,676	$9,762,026	$24.06

Occupancy %(4)	80.4%	83.2%	81.8%	78.2%	67.7%	72.3%
NOI DSCR(5)	3.91x	3.35x	4.19x	3.68x	3.47x	3.34x
NCF DSCR(5)	3.91x	3.35x	4.19x	3.68x	3.47x	3.18x
NOI Debt Yield(5)	23.3%	19.9%	24.9%	21.9%	20.7%	19.9%
NCF Debt Yield(5)	23.3%	19.9%	24.9%	21.9%	20.7%	19.0%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow
(2)	UW Rents in Place is based on the underwritten rent roll dated as of May 23, 2025.
(3)	Other Income is primarily comprised of billboard income.
(4)	UW Occupancy represents economic occupancy and historical occupancies represent physical occupancy. March 2025 TTM occupancy is based on the most recent underwritten rent roll dated May 23, 2025.
(5)	Debt service coverage ratios and debt yields are based on the 7 Penn Plaza Whole Loan

Escrows and Reserves.

Real Estate Tax – The borrower is required to provide ongoing monthly reserves equal to 1/12th of the real estate taxes that the lender reasonably estimates will be payable during the next 12 month period; provided, however, the foregoing requirement is waived so long as there is (i) no event of default has occurred and is continuing and (ii) the debt service coverage ratio is at least 2.25x.

Insurance – The borrower is required to provide ongoing monthly reserves equal to 1/12th of the insurance premium that the lender reasonably estimates will be payable during the next 12 month period; provided, however, the foregoing requirement is waived so long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with evidence that there is a blanket policy in place.

Replacement Reserve – At origination, the borrower was required to make an upfront deposit of $6,761 to a replacement reserve account. Additionally, the borrower is required to deposit monthly replacement reserves of $6,761 ($0.20 PSF per annum).

TI/LC Reserve – During the continuance of a Reserve Deposit Period (as defined below), the borrower is required to make monthly deposits of approximately $33,806 ($1.00 PSF per annum) into a rollover reserve account for future tenant improvements and leasing commissions.

Free Rent – At origination, the borrower was required to make an upfront deposit of $1,214,676, to cover free rent allocable to various tenants under the existing leases at the 7 Penn Plaza Property as of the origination date.

Outstanding TI/LC – At origination, the borrower was required to make an upfront deposit of $353,875 for outstanding tenant improvements and leasing commissions.

Lockbox and Cash Management. The 7 Penn Plaza Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to establish a lender-controlled deposit account and to direct each tenant to deposit all payments due with respect to the 7 Penn Plaza Property directly into the deposit account. So long as no Cash Sweep Period (as defined below) is continuing, the borrower may transfer the funds deposited into the lockbox account to its operating account. During a Cash Sweep Period, all amounts on deposit in the lockbox are required to be transferred to the cash management account once every business day to be applied to payment of all monthly amounts due under the 7 Penn Plaza Whole Loan documents. So long as a Cash Sweep Period is terminated, the borrower will transfer monthly payments of interest and deposits directly to the lender to be held and disbursed until the occurrence of another Cash Sweep Period.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-69

Office – CBD	Loan #5	Cut-off Date Balance:	$42,500,000
370 Seventh Avenue	7 Penn Plaza	Cut-off Date LTV:	37.8%
New York, NY 10001		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	19.9%

A “Cash Sweep Period” commences on the occurrence of any of the following: (i) an event of default under the 7 Penn Plaza Whole Loan, (ii) any bankruptcy action by the borrower or the property manager, or (iii) the debt service coverage ratio being less than 1.75x (unless the Collateral Cure Conditions (as defined below) are satisfied).

A Cash Sweep Period will no longer be continuing with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, with respect to clause (ii) above, but only with respect to a bankruptcy action by the property manager, if the borrower replaces the property manager with a qualified manager under an acceptable replacement management agreement; with respect to clause (ii) above, but only with respect to a bankruptcy action by the borrower based on an involuntary petition against the borrower with respect to which neither borrower, guarantor nor any member or affiliate of borrower or guarantor solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within 60 days of such filing, provided that in the lender's sole discretion such filing does not result in any adverse consequences to the 7 Penn Plaza Whole Loan or the 7 Penn Plaza Property; provided; however, (a) no event of default is continuing, (b) the borrower has paid all of the lender’s reasonable related expenses, and (c) other than as set forth above, in no event may the borrower be entitled to cure a Cash Sweep Period caused by a bankruptcy action by the borrower; with respect to clause (iii) above, a Cash Sweep Period will be cured upon the achievement of a debt service coverage ratio of 1.80x or greater for two consecutive quarters.

A “Reserve Deposit Period” means a period (a) commencing upon the date that the debt service coverage ratio is less than 2.25x and (b) expiring upon the date that the debt service coverage ratio is equal to or greater than 2.25x.

“Collateral Cure Conditions” means, in accordance with the 7 Penn Plaza Whole Loan documents, any deposit by the borrower of cash or letter of credit in the amount that would cause the debt service coverage ratio to be greater than or equal to 1.80x for two consecutive quarters.

Terrorism Insurance. The 7 Penn Plaza Whole Loan documents require that the borrower maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 18 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-70

Various – Various	Loan #6	Cut-off Date Balance:	$35,400,000
Various	Turtle Creek Village	Cut-off Date LTV:	53.0%
Dallas, TX 75219		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	12.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-71

Various – Various	Loan #6	Cut-off Date Balance:	$35,400,000
Various	Turtle Creek Village	Cut-off Date LTV:	53.0%
Dallas, TX 75219		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	12.2%

Turtle Creek Village
3838-3888 Oak Lawn Avenue
Dallas, TX 75219
DALLAS
University Park
Highland Park
Turtle Creek
Lower Greenville
Vickery Place
Old East Dallas
Oak Lawn
Uptown
Victory Park
Downtown Dallas
Deep Ellum
DALLAS COUNTY
Lovers Ln
Mockingbird Ln
Snider Plaza
Hillcrest Village
McFarlin Auditorium
Southern Methodist University
George W. Bush Pres. Center
Meadows Museum
Gerald J. Ford Stadium
Mockingbird Station
MOCKINGBIRD
LOVERS LANE
DART
Highland Park Village
Dallas Country Club
Glencoe Park
Davis Park
Douglas Ave
Preston Rd
Hillcrest Ave
Dallas Love Field 1 mile
Dallas North Tollway
Inwood Rd
Lemmon Ave
Weichsel Park
Cedar Springs Rd
INWOOD
Knox Park Village
Dickey's Barbecue Pit Corp. Office
Plaza on Oak Lawn
The Shops of Highland Park
Wycliff Ave
Avondale Ave
Fitzhugh Ave
Douglas Court
Central Expwy
RED, ORANGE, AND BLUE LINES
McKinney Ave
Henderson Ave
Bennet Ave
Blackburn St
Maple Ave
PARKLAND
Parkland Health
Children's Medical Center
Dallas North Tollway TOLL
Turtle Creek Park
West Village
CITYPLACE
Cityplace Market
Ross Ave
Oak Lawn Ave
MARKET CTR.
Dallas Market Ctr.
35E
Stemmons Frwy
Wade College
Dallas Scottish Rite for Children
Reverchon Park
Live Oak St
Gaston Ave
Peak St
Haskell Ave
McKinnon St
DALLAS STREETCAR
Irving Blvd
Market Center Blvd
PDNB Gallery
Ginger Fox Studio
Gallery 12.26
Christopher Martin Gallery
Mavericks Training Center
Dallas Contemporary
DESIGN DISTRICT
Industrial Blvd
Uptown Plaza
Rogers Frwy
AT&T Performing Arts Center
Chase Tower
American Airlines Center
VICTORY
Perot Museum of Nature and Science
366
Dallas Museum of Art
ARTS DISTRICT
Woodall
Baylor University Medical Center
BAYLOR
DEEP ELLUM
Elm St
Main St
Trinity River Greenbelt Park
Sylvan Ave
Canada Dr
WEST END
289
75
Allen
Lucas
Lewisville
Plano
Flower Mound
Carrollton
Wylie
Coppell
Addison
Farmers Branch
Richardson
Sachse
Garland
Rowlett
Irving
DALLAS
Mesquite
Grand Prairie
Balch Springs
Duncanville
Seagoville
Cedar Hill
DeSoto
Lancaster
Wilmer
Combine
Midlothian
Ovilla
Red Oak
COLLIN COUNTY
DENTON COUNTY
DALLAS COUNTY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-72

Mortgage Loan No. 6 – Turtle Creek Village

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Dallas, TX 75219
Original Balance(1):	$35,400,000			General Property Type(3):	Various
Cut-off Date Balance(1):	$35,400,000			Detailed Property Type(3):	Various
% of Initial Pool Balance:	6.4%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1969/2022
Borrower Sponsor:	A.D.D. Holdings, L.P.			Size:	324,588 SF
Guarantor:	A.D.D. Holdings, L.P.			Cut-off Date Balance Per SF(1):	$259
Mortgage Rate:	6.8700%			Maturity Date Balance Per SF(1):	$259
Note Date:	5/13/2025			Property Manager:	Jones Lang LaSalle Americas, Inc.(4)
Maturity Date:	6/6/2030
Term to Maturity:	60 months
Amortization Term(2):	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$10,249,951
Prepayment Provisions:	L(25),D(31),O(4)			UW NCF:	$9,854,635
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	12.2%
Additional Debt Type(1):	Pari Passu			UW NCF Debt Yield(1):	11.7%
Additional Debt Balance(1):	$48,600,000			UW NOI Debt Yield at Maturity(1):	12.2%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR(1):	1.68x
Reserves(2)				Most Recent NOI(5):	$9,984,993 (1/31/2025 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI(5):	$9,755,299 (12/31/2024)
RE Taxes:	$997,568	$199,514	NAP	3rd Most Recent NOI(5):	$7,079,408 (12/31/2023)
Insurance:	$70,768	$10,382	NAP	Most Recent Occupancy(5):	94.0% (5/8/2025)
Replacement Reserve:	$0	$5,899	NAP	2nd Most Recent Occupancy(5):	91.2% (12/31/2024)
TI/LC Reserve:	$0	$27,068	NAP	3rd Most Recent Occupancy(5):	88.2% (12/31/2023)
Outstanding TI/LC Reserve:	$943,262	$0	NAP	Appraised Value (as of)(6):	$158,400,000 (3/20/2025)
Garage Repairs Reserve:	$652,439	$0	NAP	Appraised Value per SF:	$488
Free Rent Reserve:	$639,985	$0	NAP	Cut-off Date LTV Ratio(1)(6):	53.0%
DSCR Trigger Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1)(6):	53.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$84,000,000	56.0%	Purchase Price(7):	$144,897,036	96.6%
Borrower Equity:	$65,970,344	44.0%	Reserves:	$3,304,023	2.2%
			Closing Costs:	$1,769,285	1.2%
Total Sources:	$149,970,344	100.00%	Total Uses:	$149,970,344	100.0%

(1)	The Turtle Creek Village Mortgage Loan (as defined below) is part of the Turtle Creek Village Whole Loan (as defined below), with an aggregate original principal amount of $84,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Turtle Creek Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	The Turtle Creek Village Properties (as defined below) are comprised of (i) 229,868 SF of office space (70.8% of NRA) and (ii) 94,720 SF of retail space (29.2% of NRA). See “The Properties” below for more information.
(4)	The lender has pre-approved Rainmark, Inc., an affiliate of the borrower sponsor, as a replacement manager, subject to rating agency confirmation.
(5)	Between 2018 and 2024, the seller of the Turtle Creek Village Properties effected an approximately $7,300,000 capital improvement project within the office tower, which included a complete renovation of the office lobby, common area improvements and building systems. As a result of the ongoing capital improvement project, occupancy at the Turtle Creek Village Properties dropped from 95.8% in 2018 to a low of 82.7% as of December 2022 before re-stabilizing at the current occupancy of 94.0% as of May 8, 2025. The ongoing capital improvement plan negatively affected historical NOI at the Turtle Creek Village Properties.
(6)	The appraisal concluded to an Appraised Value for the Turtle Creek Village Properties of $158,400,000. Although the Turtle Creek Village Properties are situated on one lot, the appraisal also provided individual appraised values for the separate retail and office components of $80,500,000 and $78,200,000, respectively. Aggregating the individual appraised values for the retail and office components would equate to a $158,700,000 appraised value, a 52.9% Cut-off Date LTV and a 52.9% Maturity Date LTV. Such individual values are based on the hypothetical condition that the office and retail components are separately platted and could legally be sold as separate economic entities, which is not the case.
(7)	The presented Purchase Price reflects an original contract purchase price of $147,000,000 net of approximately $2,103,000 in seller credits for ongoing garage repairs, and outstanding tenant improvements and leasing commissions and free rent related to recent leasing.

The Mortgage Loan. The sixth largest mortgage loan (the “Turtle Creek Village Mortgage Loan”) is part of a whole loan (the “Turtle Creek Village Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $84,000,000. The Turtle Creek Village Whole Loan is secured by the borrower’s fee interest in a mixed use multi-tenant office and retail property containing 324,588 SF located in Dallas, Texas (the “Turtle Creek Village Properties”). The Turtle Creek Village Whole Loan was originated by Starwood Mortgage Capital LLC (“SMC”) and Morgan Stanley Bank, N.A. (“MSBNA”) on May 13, 2025. The Turtle Creek Village Mortgage Loan is evidenced by the non-controlling Note A-2 with an original principal amount of $35,400,000. The Turtle Creek Village Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C11 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-73

Various – Various	Loan #6	Cut-off Date Balance:	$35,400,000
Various	Turtle Creek Village	Cut-off Date LTV:	53.0%
Dallas, TX 75219		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	12.2%

The table below summarizes the promissory notes that comprise the Turtle Creek Village Whole Loan.

Turtle Creek Village Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$48,600,000	$48,600,000	BMO 2025-5C11	Yes
A-2	$35,400,000	$35,400,000	BANK5 2025-5YR15	No
Total	$84,000,000	$84,000,000

The Borrower and the Borrower Sponsor. The borrower is DLV TC Village, LP, a Texas limited partnership structured as a single purpose, bankruptcy-remote entity, with two independent directors. The borrower sponsor and non-recourse carve-out guarantor is A.D.D. Holdings, L.P. A.D.D. Holdings, L.P. is owned and controlled by Artemio De La Vega, who is the 100% indirect owner of the borrower. Mr. De La Vega is the founder and chief executive officer of De La Vega Development, a commercial real estate firm specializing in mixed-use developments. Mr. De La Vega has more than 25 years of experience in the real estate industry, with a focus on single-tenant, multi-tenant retail centers and mixed-use developments.

The Properties. The Turtle Creek Village Properties comprise a Class A, 324,588 square foot mixed-use development located in the Turtle Creek/Highland Park/Uptown submarket in Dallas, Texas. The Turtle Creek Village Properties consist of an 18-story, 229,868 square foot office tower (the “Turtle Creek Village Office Property”), as well as four retail buildings totaling 94,720 square feet (the “Turtle Creek Village Retail Property”). The Turtle Creek Village Properties are approximately three miles north of downtown Dallas. The Turtle Creek Village Properties are 94.0% occupied as of May 8, 2025, with the Turtle Creek Village Office Property being 94.2% occupied and the Turtle Creek Village Retail Property being 93.5% occupied. The Turtle Creek Village Properties have a granular mix of 65 tenants in total. The Turtle Creek Village Office Property represents approximately 63.3% of the underwritten base rent and the Turtle Creek Retail Property represents approximately 36.7% of underwritten base rent.

Originally built in 1969 and renovated most recently in 2022, the Turtle Creek Village Properties sit at the intersection of Oak Lawn Avenue and Blackburn Street, which provides access to Central Expressway, the Dallas North Tollway, Stemmons Freeway and the Katy Trail. The area surrounding the Turtle Creek Village Properties consists of uses such as The Crescent, American Airlines Center, The Ritz Carlton, The Mansion on Turtle Creek and the planned Four Seasons hotel/residences, which is expected to add 240 hotel rooms and 118 condominium units to the area.

Origin Bank (12.5% of the Turtle Creek Village Office Property NRA), the largest office tenant, occupies the top two floors of the office tower and has a bank branch on the first floor of the Turtle Creek Village Office Property with street frontage. Origin Bank has been at the Turtle Creek Village Properties since 2013 and recently renewed its lease for ten years through 2034. The remainder of the office tenancy is granular, with the majority of the tenants occupying less than 10,000 square feet and no tenant leasing more than 4.2% of the Turtle Creek Village Office Property’s NRA. The Turtle Creek Village Retail Property is anchored by a Tom Thumb grocery store (June 2024 sales of $1,041 per square foot) and World Market, and includes a mix of high-end shops and restaurants that cater to the affluent submarket.

The following table presents certain information relating to the Turtle Creek Village Properties.

Property Summary(1)
Property Names	Year Built / Renovated(2)	SF	Occupancy %	Allocated Cut-off Date Mortgage Loan Amount (“ALA”)(3)	% of ALA	Appraised Value(2)(4)	% of Appraised Value(2)(4)	Underwritten NOI	% of UW NOI
Turtle Creek Village Retail:	1969 / 2022	94,720	93.5%	$17,956,522	50.7%	$80,500,000	50.7%	$4,103,736	40.0%
Turtle Creek Village Office:	1969 / 2022	229,868	94.2%	$17,443,478	49.3%	$78,200,000	49.3%	$6,146,215	60.0%
Total/Wtd. Avg.		324,588	94.0%	$35,400,000	100.0%	$158,700,000	100.0%	$10,249,951	100.0%

(1)	Information is based on the underwritten rent roll dated May 8, 2025.
(2)	Source: Appraisal
(3)	The Turtle Creek Village Whole Loan documents do not permit the release of either of the properties that make up the Turtle Creek Village Properties.
(4)	Although the Turtle Creek Village Properties are situated on one lot, the appraisal provided individual appraised values for the separate retail and office components of $80,500,000 and $78,200,000, respectively. However, the appraisal concluded an aggregate Appraised Value for the Turtle Creek Village Properties of $158,400,000.

Major Tenants.

Origin Bank (28,689 SF, 8.8% of NRA, 8.4% of underwritten base rent): Origin Bank offers a broad range of financial services and currently operates more than 60 banking centers located throughout Texas, Louisiana, Mississippi, Alabama and Florida. Origin Bank occupies the two top floors of the Turtle Creek Village Office Property and has a bank branch on the first floor. Additionally, Origin Bank installed building signage along the roofline of the 18-story Turtle Creek Village Office Property in 2022. Origin Bank has been at the Turtle Creek Village Office Property since 2013, renewed its lease in July 2023 and has a lease expiration date in April 2034. Origin Bank has two, five-year renewal options as it relates to 7,188 square feet of its space. Origin Bank has no termination options.

Tom Thumb (22,081 SF, 6.8% of NRA, 8.4% of underwritten base rent): Tom Thumb is a chain of supermarkets in the Dallas-Fort Worth area. Tom Thumb has been at the Turtle Creek Village Retail Property since 2015 and has a lease expiration date in May 2030. Tom Thumb reported sales of $22,982,432 over the trailing 12 months ending June 2024, which equates to $1,041 per square foot and an occupancy cost of 5.4%. Tom Thumb has six, 60-month renewal options remaining. Tom Thumb has no termination options.

World Market (17,000 SF, 5.2% of NRA, 2.8% of underwritten base rent): World Market is a national specialty retailer founded in San Francisco in 1958. World Market offers furniture, home décor and gifts in addition to an assortment of candy, international foods and beverages across 240 stores. World Market leases 17,000 square feet at the Turtle Creek Village Retail Property and has a lease expiration date in January 2028. World Market has no renewal options or termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-74

Various – Various	Loan #6	Cut-off Date Balance:	$35,400,000
Various	Turtle Creek Village	Cut-off Date LTV:	53.0%
Dallas, TX 75219		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	12.2%

The following table presents a summary regarding the tenants at the Turtle Creek Village Properties:

Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)

Major Tenants
Origin Bank	Office	NR/NR/NR	28,689	8.8%	$919,196	8.4%	$32.04	4/30/2034	2 x 5 year(3)	N
Tom Thumb(4)	Retail	NR/NR/NR	22,081	6.8%	$922,986	8.4%	$41.80	5/31/2030	6 x 60 month	N
World Market	Retail	NR/NR/NR	17,000	5.2%	$306,000	2.8%	$18.00	1/31/2028	None	N
Premier Office Centers, LLC	Office	NR/NR/NR	12,623	3.9%	$388,157	3.5%	$30.75	3/31/2029	1 x 5 year	N
Paceline Equity Partners, LLC	Office	NR/NR/NR	12,465	3.8%	$401,996	3.7%	$32.25	7/31/2029	1 x 5 year	N
Dorchester Minerals, LP	Office	NR/NR/NR	11,847	3.6%	$337,640	3.1%	$28.50	2/28/2029	2 x 5 year	Y	(5)
Allie Beth Allman & Associates	Office	NR/NR/NR	9,695	3.0%	$324,783	3.0%	$33.50	6/30/2029	1 x 5 year	N
The Bassett Firm, PC	Office	NR/NR/NR	8,621	2.7%	$266,820	2.4%	$30.95	4/30/2028	None	Y	(6)
Cypress Point Wealth Management, LLC	Office	NR/NR/NR	8,139	2.5%	$248,919	2.3%	$30.58	2/28/2031	1 x 5 year	N
Tatum Brown Classic Home, LP(7)	Office	NR/NR/NR	7,498	2.3%	$254,313	2.3%	$33.92	1/31/2033	1 x 5 year	N
Subtotal/Wtd. Avg.			138,658	42.7%	$4,370,809	39.8%	$31.52

Other Tenants			166,341	51.2%	$6,607,385	60.2%	$39.72
Occupied Subtotal/Wtd. Avg.			304,999	94.0%	$10,978,194	100.0%	$35.99

Vacant Space			19,589	6.0%
Total/Wtd. Avg.			324,588	100.0%

(1)	Information is based on the underwritten rent roll dated May 8, 2025.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Origin Bank has two, 5-year renewal options as it relates to 7,188 SF of its space.
(4)	Tom Thumb reported a Sales PSF and Occ. Cost of $1,041 and 5.4%, respectively, based on trailing 12 months ending June 2024.
(5)	Dorchester Minerals, LP has the one-time right to terminate its lease effective February 28, 2026.
(6)	The Bassett Firm, PC has a one-time right to terminate its lease in November 2024 with 9 months’ notice.
(7)	Tatum Brown Classic Home, LP subleases 2,124 SF under a lease with rent equal to $33.92 PSF to Morgan Farrow Designs, LLC. Of the 2,124 SF subleased to Morgan Farrow Designs, LLC, 877 SF are scheduled to expire in November 2029 and 1,247 SF are scheduled to expire in January 2033. The rent due under the Tatum Brown Classic Home, LP lease was underwritten.

The following table presents certain information with respect to the lease rollover at the Turtle Creek Village Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM & 2025	6	17,160	5.3%	5.3%	$721,789	6.6%	6.6%	$42.06
2026	7	16,704	5.1%	10.4%	$635,228	5.8%	12.4%	$38.03
2027	8	14,051	4.3%	14.8%	$668,971	6.1%	18.5%	$47.61
2028	10	51,396	15.8%	30.6%	$1,683,317	15.3%	33.8%	$32.75
2029	14	80,557	24.8%	55.4%	$2,732,065	24.9%	58.7%	$33.91
2030(3)	4	28,046	8.6%	64.1%	$1,124,857	10.2%	68.9%	$40.11
2031	4	18,646	5.7%	69.8%	$689,035	6.3%	75.2%	$36.95
2032	6	28,900	8.9%	78.7%	$1,197,219	10.9%	86.1%	$41.43
2033	2	12,891	4.0%	82.7%	$424,192	3.9%	90.0%	$32.91
2034	1	28,689	8.8%	91.5%	$919,196	8.4%	98.3%	$32.04
2035	2	2,470	0.8%	92.3%	$138,500	1.3%	99.6%	$56.07
2036 & Thereafter(4)	3	5,489	1.7%	94.0%	$43,826	0.4%	100.0%	$7.98
Vacant	0	19,589	6.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(5)	67	324,588	100.0%		$10,978,194	100.0%		$35.99

(1)	Information is based on the underwritten rent roll dated May 8, 2025.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(3)	The maturity date of the Turtle Creek Village Whole Loan is June 6, 2030.
(4)	Includes a 2,216 SF conference center and a 1,984 SF management office, neither of which pay rent.
(5)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-75

Various – Various	Loan #6	Cut-off Date Balance:	$35,400,000
Various	Turtle Creek Village	Cut-off Date LTV:	53.0%
Dallas, TX 75219		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	12.2%

The Market. The Turtle Creek Village Properties are located in Dallas, Texas. According to the appraisal, the Turtle Creek Village Retail Property is located within the Uptown retail submarket. As of the third quarter of 2024, the Uptown retail submarket had a vacancy rate of 7.9% and market rent of $35.14 per square foot. Additionally, the Turtle Creek Village Office Property is located within the Uptown office submarket. As of the fourth quarter of 2024, the Uptown office submarket had a vacancy rate of 21.4% and market rent of $67.02 per square foot. Within a one-, three- and five-mile radius of the Turtle Creek Village Properties, the estimated 2023 population is 39,921, 206,872 and 390,079, respectively. Within the same radii, the estimated 2023 average annual household income is $149,653, $140,502 and $131,205, respectively.

The following table presents certain information relating to comparable anchor/junior anchor retail leases for the Turtle Creek Village Retail Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Size SF	Tenant Name	Lease Date	Rent PSF	Lease Term (years)
Turtle Creek Village Retail Property (subject)(1) 3838, 3848, 3858, 3878 & 3888 Oak Lawn Avenue Dallas, TX	1969 / 2022	94,720	Tom Thumb World Market	May 2015 Feb. 2023	$41.80 $18.00	15.1 5.0
Sprouts 2201 Virginia Parkway McKinney, TX	2024 / NAP	22,468	Sprouts Farmers Market	Aug. 2024	$37.95	15.0
India Metro Hypermarket 1480 Independence Parkway McKinney, TX	2023 / NAP	12,374	India Metro Hypermarket	Nov. 2023	$36.00	5.0
Sprouts Farmers Market 17795 Dallas Parkway Dallas, TX	2022 / NAP	19,954	Sprouts Farmers Market	Oct. 2023	$34.32	15.0
Whole Foods 2500 McKinney Avenue Dallas, TX	2015 / NAP	69,971	Whole Foods	Jul. 2020	$34.32	10.0
Boot Barn 13710 Dallas Parkway Dallas, TX	1997 / NAP	15,790	Boot Town	May. 2024	$18.00	5.0
Spec’s 12425 South Freeway Burleson, TX	2024 / NAP	12,000	Spec’s Liquor	Feb. 2024	$33.00	15.0
Denton Crossing 1400 & 1800 South Loop 288 Denton, TX	2004 / NAP	25,100	Nordstrom Rack	Jul. 2023	$26.00	10.0
Grapevine Mills 3000 Grapevine Mills Parkway Grapevine, TX	1997 / NAP	23,257	Arhaus Furniture	Mar. 2023	$19.25	10.0

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated May 8, 2025, other than Year Built / Renovated.

The following table presents certain information relating to the comparable inline leases for the Turtle Creek Village Retail Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Size (SF)	Tenant Name	Lease Date	Rent PSF	Lease Term (years)
Turtle Creek Village Retail Property (subject)(1) 3838, 3848, 3858, 3878 & 3888 Oak Lawn Avenue Dallas, TX	1969 / 2022	5,498 2,800	Inwood National Bank Cava Mezze Grill	Apr. 2023 Jun. 2021	$62.50 $66.00	5.0 10.2
Knox Promenade 4447 North Central Expressway Dallas, TX	2004 / NAP	1,500	Bigger Better	May. 2024	$60.00	3.0
Gaston Place 4201 Gaston Avenue Dallas, TX	1967 / NAP	2,000	Total by Verizon	Oct. 2024	$47.00	5.0
Deep Ellum Mixed Use 3101 Commerce Street Dallas, TX	1986 / NAP	1,022	Bird Scooters	Nov. 2024	$70.00	7.0
Knox Street Village 3104 Knox Street Dallas, TX	1930 / 2015	2,202 1,499	Ralph Lauren Home Stag	Mar. 2023 May. 2022	$93.00 $110.00	5.1 7.0
Prestonway Crossing 3900 Preston Road Plano, TX	2023 / NAP	4,500	Confidential / In-Line	Mar. 2024	$52.00	10.0
High Point Crossing 6401 Northwest Highway Dallas, TX	2018 / NAP	2,546	Mo Bettah’s	Nov. 2021	$46.00	10.0
Uptown Plaza 2222 McKinney Avenue Dallas, TX	2005 / NAP	2,158	Pilates Studio	Nov. 2024	$50.00	5.0

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated May 8, 2025, other than Year Built / Renovated.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-76

Various – Various	Loan #6	Cut-off Date Balance:	$35,400,000
Various	Turtle Creek Village	Cut-off Date LTV:	53.0%
Dallas, TX 75219		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	12.2%

The following table presents certain information relating to the comparable office leases for the Turtle Creek Village Office Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Term (years)
Turtle Creek Village Office Property (subject)(1) 3838 Oak Lawn Avenue Dallas, TX	1969 / 2022	229,868	Semrush Holdings Allegiance Title Company	4,365 2,076	May 2022 Oct. 2024	$31.25 $35.75	3.3 12.6
Park Place on Turtle Creek 2911 Turtle Creek Boulevard Dallas, TX	1986 / NAP	177,169	Highwire Capital	4,956	Feb. 2025	$31.00	5.4
Parkside Tower 3500 Maple Avenue Dallas, TX	1985 / 2015	376,710	Hyperfuel	7,189	Nov. 2024	$30.00	6.3
Turtle Creek Tower 3131 Turtle Creek Boulevard Dallas, TX	1972 / 2018	136,991	Flat Creek Capital Management	2,913	May. 2024	$31.50	3.3
1920 McKinney Avenue 1920 McKinney Avenue Dallas, TX	2016 / NAP	66,865	Office User (Undisclosed)	3,498	Jul. 2023	$41.50	7.0
3100 Monticello 3100 Monticello Avenue Dallas, TX	1983 / 2019	175,193	Not Disclosed	7,510	Feb. 2025	$34.00	5.0
GuideStone 2401 Cedar Springs Road Dallas, TX	1989 / NAP	208,137	Undisclosed	5,000	Apr. 2024	$38.00	5.0

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated May 8, 2025, other than Year Built / Renovated.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Turtle Creek Village Properties:

Comparable Leases Summary
Tenant Category	Market Rent (PSF)	Lease Term (Years)	Rent Increase Projection	Tenant Improvements (New/Renewal)	Leasing Commissions (New/Renewal)
Inline Retail	$60.00	10	3.0% per annum	$25.00 / $12.50	5.0% / 2.5%
Anchor	$37.50	10	3.0% per annum	$15.00 / $7.50	5.0% / 2.5
Junior Anchor	$25.00	10	3.0% per annum	$15.00 / $7.50	5.0% / 2.5
Office	$34.00	10	3.0% per annum	$30.00 / $15.00	5.0% / 2.5

Source: Appraisal.

Appraisal. According to the appraisal dated May 8, 2025, the Turtle Creek Village Properties had an aggregate appraised value of $158,400,000. Although the Turtle Creek Village Properties are situated on one lot, the appraisal also provided individual appraised values for the retail and office components of $80,500,000 and $78,200,000, respectively. Aggregating the individual appraised values for the retail and office components would equate to a $158,700,000 appraised value, a 52.9% Cut-off Date LTV and a 52.9% Maturity Date LTV. Such individual values are based on the hypothetical condition that the office and retail components are separately platted and could legally be sold as separate economic entities, which is not the case.

Environmental Matters. According to a Phase I environmental assessment dated March 24, 2025, there was no evidence of any recognized environmental conditions at the Turtle Creek Village Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-77

Various – Various	Loan #6	Cut-off Date Balance:	$35,400,000
Various	Turtle Creek Village	Cut-off Date LTV:	53.0%
Dallas, TX 75219		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	12.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Turtle Creek Village Properties:

Cash Flow Analysis
	2022(2)	2023(2)	2024(2)	1/31/2025 TTM	UW	UW PSF
Gross Potential Rent(1)	$8,548,190	$8,730,802	$9,966,382	$10,053,976	$11,817,559	$36.41
Reimbursements	$3,500,953	$3,894,986	$5,175,289	$5,235,115	$5,332,683	$16.43
Parking Income	$139,950	$111,484	$134,321	$143,697	$143,697	$0.44
Other Income	$68,162	$33,675	$51,813	$49,637	$49,637	$0.15
(Vacancy / Credit Loss)	$0	$0	$0	$0	($1,510,620)	($4.65)
Effective Gross Income	$12,257,255	$12,770,947	$15,327,805	$15,482,425	$15,832,955	$48.78

Real Estate Taxes	$2,578,243	$2,540,569	$2,311,856	$2,310,075	$2,325,439	$7.16
Insurance	$70,314	$70,328	$71,466	$72,488	$124,586	$0.38
Other Operating Expenses	$2,598,552	$3,080,642	$3,189,185	$3,114,869	$3,132,980	$9.65
Total Operating Expenses	$5,247,109	$5,691,539	$5,572,507	$5,497,431	$5,583,005	$17.20

Net Operating Income	$7,010,146	$7,079,408	$9,755,299	$9,984,993	$10,249,951	$31.58
Replacement Reserves	$0	$0	$0	$0	$70,728	$0.22
TI/LC	$0	$0	$0	$0	$324,588	$1.00
Net Cash Flow	$7,010,146	$7,079,408	$9,755,299	$9,984,993	$9,854,635	$30.36

Occupancy (%)(3)	82.7%	88.2%	91.2%	94.0%	87.2%
NOI DSCR(4)	1.20x	1.21x	1.67x	1.71x	1.75x
NCF DSCR(4)	1.20x	1.21x	1.67x	1.71x	1.68x
NOI Debt Yield(4)	8.3%	8.4%	11.6%	11.9%	12.2%
NCF Debt Yield(4)	8.3%	8.4%	11.6%	11.9%	11.7%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated May 8, 2025 and includes rent steps underwritten through January 2026 totaling $189,930.
(2)	Between 2019 and 2024, the seller of the Turtle Creek Village Properties effected an approximately $7,300,000 capital improvement project within the Turtle Creek Village Office Property, which included a complete renovation of the office lobby, common area improvements and building systems. As a result of the ongoing capital improvement project, occupancy at the Turtle Creek Village Properties dropped from 95.8% in 2018 to a low of 82.7% as of December 2022 before re-stabilizing at the current occupancy of 94.0% as of May 8, 2025. The ongoing capital improvement plan negatively affected historical Net Operating Income at the Turtle Creek Village Properties.
(3)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. 1/31/2025 TTM Occupancy (%) is based on the underwritten rent roll dated May 8, 2025.
(4)	Debt service coverage ratios and debt yields are based on the Turtle Creek Whole Loan

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $997,568 for real estate taxes, (ii) $70,768 for insurance premiums, (iii) $943,262 for outstanding tenant improvements and leasing commissions, (iv) $652,439 for planned garage repairs and (v) $639,985 for free rent.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $199,514.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $10,382. Notwithstanding the foregoing, the borrower will not be required to escrow such insurance payments provided that (a) no event of default is continuing, (b) the insurance policies maintained by the borrower for the Turtle Creek Village Properties are part of a blanket or umbrella policy approved by the lender in its reasonable discretion and (c) the borrower provides the lender with evidence of renewal of such policies no later than 10 days prior to their expiration, and paid receipts for the insurance premiums no later than 10 business days prior to their expiration.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $5,899 for replacement reserves (approximately $0.22 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $27,068 (approximately $1.00 per square foot annually) for tenant improvement and leasing commission reserves.

DSCR Trigger Account – At the borrower’s option to avoid triggering a DCSR Trigger Event (as defined below), within five business days of a DSCR Trigger Event and on each monthly payment date thereafter through and until the DSCR Trigger Event has been cured, the borrower may deposit with the lender $98,000 (the “DSCR Trigger Account Funds”), which amounts will be transferred into an account to be held by the lender as additional collateral for the Turtle Creek Village Whole Loan. During the continuance of a DSCR Trigger Event, if TI/LC reserves are insufficient to cover any approved leasing costs, provided no event of default has occurred and is continuing, the lender is required to disburse to the borrower DSCR Trigger Account Funds for the payment of such leasing costs.

Lockbox and Cash Management. The Turtle Creek Village Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Prior to a Trigger Event (as defined below) all funds in the lockbox account will be swept daily to the borrower’s operating account. Upon the occurrence and during the continuance

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-78

Various – Various	Loan #6	Cut-off Date Balance:	$35,400,000
Various	Turtle Creek Village	Cut-off Date LTV:	53.0%
Dallas, TX 75219		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	12.2%

of a Trigger Event, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Turtle Creek Village Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Turtle Creek Village Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Turtle Creek Village Whole Loan (provided, however, that during the continuance of a DSCR Trigger Event, if TI/LC reserves are insufficient to cover any approved leasing costs, provided no event of default has occurred and is continuing, the lender is required to disburse to the borrower funds in the excess cash flow reserve for the payment of such leasing costs).

A “Trigger Event” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Turtle Creek Village Whole Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.20x based on the trailing 12 months (a “DSCR Trigger Event”); or (iii) the occupancy at the Turtle Creek Village Properties falls below 75%.

A Trigger Event will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters; or (c) clause (iii) above, the occupancy at the Turtle Creek Village Properties is equal to or greater than 75% for two consecutive calendar quarters.

Notwithstanding the foregoing, no DSCR Trigger Event will be deemed to have occurred if the borrower deposits with the lender the DSCR Trigger Account Funds within five business days of the occurrence of the DSCR Trigger Event and continues to do so on each monthly payment date until such DSCR Trigger Event is cured.

Partial Release. Provided no Trigger Event or event of default has occurred and is continuing, the borrower is permitted to obtain the free release of a two-story parking garage (the “Release Parcel”) that is no longer being utilized at the Turtle Creek Village Properties, provided that certain conditions are satisfied, including, among other things, (a) no event of default or Trigger Event then exists, and (b) the lender’s receipt of evidence that: (i) the Release Parcel is a separate tax lot and legal parcel, (ii) the Turtle Creek Village Properties are compliant with all legal requirements, and (iii) the release is compliant with all REMIC requirements.

Terrorism Insurance. The borrower is required to maintain insurance coverage for terrorism in an amount equal to 100% of the full replacement cost of the Turtle Creek Village Properties, together with business interruption coverage that includes coverage for terrorism covering a period of 24 months and containing an extended period of indemnity of up to 365 days.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-79

Mixed Use – Office/Retail	Loan #7	Cut-off Date Balance:	$31,000,000
119 5th Avenue	119 5th Avenue	Cut-off Date LTV:	57.2%
New York, NY 10003		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-80

Mixed Use – Office/Retail	Loan #7	Cut-off Date Balance:	$31,000,000
119 5th Avenue	119 5th Avenue	Cut-off Date LTV:	57.2%
New York, NY 10003		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-81

Mixed Use – Office/Retail	Loan #7	Cut-off Date Balance:	$31,000,000
119 5th Avenue	119 5th Avenue	Cut-off Date LTV:	57.2%
New York, NY 10003		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.7%

MANHATTAN
Koreatown
West Side
East Side
Kips Bay
Chelsea
Flatiron District
Gramercy Park
Union Square
Greenwich Village
119 5th Avenue
119 5th Avenue
New York, NY 10003
Madison Square Park
Gramercy Park
Union Square
Stuyvesant Square Park
Madison Square Garden
Penn Station
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Manhattan Mall
Herald Square
Empire State Building
325 Fifth Ave.
HGU New York
The Marmara Park Ave.
Textile Building
Hotel AKA NoMad
Lexington Avenue Campus, Touro College
Virgin Hotels New York City
Ace Hotel NY
Blanton Peale Institute
The James New York – NoMad
Royalton Park Avenue
Park South Hotel - JDV by Hyatt
Fashion Institute of Technology
Casey Kaplan Gallery
The Fifth Avenue Hotel
The Evelyn
The Museum at FIT
Broadway Plaza Hotel
Natl. Museum of Mathematics
The NY Life Building
Hotel Giraffe by Library Hotel Collection
Swedish Inst. College of Health Sciences
Supreme Court Appellate Division
69th Regiment Armory
Metropolitan Life North Building
Baruch College
NY Comedy Club - Midtown
Poster House
Muhlenberg Library
One Madison Avenue
Gramercy Theatre
School of Visual Arts
Civic Hall
Flatiron Building
Irish Repertory Theatre
Theo. Roosevelt Birthplace Natl. Historic Site
Cabrini Medical Ctr.
New York Live Arts
The Altman Building
Siegel-Cooper Building
Walker Tower
Rubin Museum of Himalayan Art
Oden Technologies
Vel Records
Adobe Inc.
Vineyard Theatre
Culinart
The Victoria
80 Fifth Ave. Business Ctr.
The New School University Center
The Jefferson
NYU American Language Institute
Macmillan Building
Benjamin N. Cardozo School of Law
Village Temple
Webster Hall
First Presbyterian Church
American Movie Company
Emma Lazarus House
The Stuyvesant Fish House
NYU Center for Bioethics
Long Island Railroad
Broadway
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave. S.
Lexington Ave.
Irving Pl.
3rd Ave.
4th Ave.
University Pl.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
E. 29th St.
E. 28th St.
E. 27th St.
E. 26th St.
E. 25th St.
E. 24th St.
E. 23rd St.
E. 22nd St.
E. 21st St.
E. 20th St.
E. 19th St.
E. 18th St.
E. 17th St.
E. 16th St.
E. 15th St.
E. 14th St.
E. 13th St.
E. 12th St.
E. 11th St.
E. 10th St.
E. 9th St.
St. Marks Pl.
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
Long Island City
Midtown
Union City
Hoboken
Chelsea
MANHATTAN
Greenpoint
Williamsburg
NEW JERSEY
Hudson River
East River
SoHo
Chinatown
Tribeca
BROOKLYN
JERSEY CITY
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-82

Mortgage Loan No. 7 – 119 5th Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	New York, NY 10003
Original Balance:	$31,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$31,000,000			Detailed Property Type(2):	Office/Retail
% of Initial Pool Balance:	5.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1906/1988
Borrower Sponsor:	Samssons Properties			Size:	63,373 SF
Guarantors:	David S. Haddad and Michael Haddad			Cut-off Date Balance Per SF:	$489
Mortgage Rate:	7.1630%			Maturity Date Balance Per SF:	$489
Note Date:	6/4/2025			Property Manager:	PREMIER 119 5th Ave, LLC
Maturity Date:	6/5/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$3,329,596
IO Period:	60 months			UW NCF:	$3,253,548
Seasoning:	1 month			UW NOI Debt Yield:	10.7%
Prepayment Provisions:	L(24),YM1(30),O(6)			UW NCF Debt Yield:	10.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.7%
Additional Debt Type:	NAP			UW NCF DSCR:	1.45x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,007,271 (2/28/2025)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,850,219 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$3,255,380 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	93.7% (5/27/2025)
RE Taxes:	$756,979	$126,163	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2024)
Insurance:	$25,216	$6,304	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Deferred Maintenance Reserve:	$75,000	$0	NAP	Appraised Value (as of):	$54,200,000 (4/7/2025)
Replacement Reserves:	$1,056	$1,056	NAP	Appraised Value Per SF:	$855
TI/LC Reserves:	$5,281	$5,281	NAP	Cut-off Date LTV Ratio:	57.2%
Other Reserves:	$515,732	$0	NAP	Maturity Date LTV Ratio:	57.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$31,000,000	96.0%	Loan Payoff:	$30,239,558	93.6%
Borrower Sponsor Equity:	$1,293,178	4.0%	Upfront Reserves:	$1,379,265	4.3%
			Closing Costs:	$674,355	2.1%
Total Sources:	$32,293,178	100.0%	Total Uses:	$32,293,178	100.0%

(1)	See “Escrows and Reserves”.
(2)	The 119 5th Avenue Property contains two residential units (4,000 SF) on the fifth floor subject to New York City Loft Law.

The Mortgage Loan. The seventh largest mortgage loan (the “119 5th Avenue Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $31,000,000. The 119 5th Avenue Mortgage Loan is secured by the borrower’s fee interest in a 63,373 SF mixed use property, consisting of office (85.3% of NRA), retail (8.4% of NRA) and residential space (6.3% of NRA), in the Flatiron neighborhood of New York, New York (the “119 5th Avenue Property”). The 119 5th Avenue Mortgage Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on June 4, 2025.

The Borrower and the Borrower Sponsor. The borrower for the 119 5th Avenue Mortgage Loan is 119 Fifth Avenue Propco LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower is wholly owned and controlled by the borrower sponsor, Samssons Properties. David S. Haddad and Michael Haddad, each principals at Samssons Properties, are the non-recourse carveout guarantors of the 119 5th Avenue Mortgage Loan.

Samssons Properties is a real estate company led by Michael and David Haddad. The Haddad family acquires and manages real estate assets focusing on properties in Manhattan. Samssons Properties has diversified interests beyond real estate, with ventures such as Incase Designed by Microsoft and Beverly Hills Polo Club, which has an executed lease at the 119 5th Avenue Property commencing in January 2026 guaranteed by David and Michael Haddad. Additionally, through partnerships like Eighteen Mercer LLC, Samssons Properties holds equity in innovative beauty companies such as AX beauty, the parent company of Hatch Beauty, Nature Well and Indie Lee.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-83

Mixed Use – Office/Retail	Loan #7	Cut-off Date Balance:	$31,000,000
119 5th Avenue	119 5th Avenue	Cut-off Date LTV:	57.2%
New York, NY 10003		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.7%

The Property. The 119 5th Avenue Property is an 8-story, 63,373 SF, loft style mixed use property located on the northeast corner of Fifth Avenue and East 19th Street. The 119 5th Avenue Property was built in 1906 in a neo-Renaissance style and has historically been well maintained with interior office/retail areas upgraded and redesigned many times over. The property features full floor office suites from the second to eighth floors – with the exception of the 5th floor, which houses two grandfathered residential tenants under the New York City Loft Law (which protects residential tenants in commercial buildings) – and one corner retail space at grade level. The ground floor retail unit is leased in its entirety to Sephora. The 8th floor tenant, Aubisque Holdings, benefits from exclusive roof access. All floors can be accessed through the two passenger elevators in the main lobby and the freight elevator at the service entrance. The 119 5th Avenue Property has nearby access to mass transportation with the 14th Street Union Square Station located three blocks southeast offering connection to the L, N, R, Q, 4, 5 and 6 trains. Additionally, the 119 5th Avenue Property is close to bus routes along 14th and 23rd Streets, providing access to cross town transit. The 119 5th Avenue Property is also a short commute from Penn Station and Grand Central, which provides easy access for commuters using the Long Island Railroad, NJ Transit, Metro North Railroad and Amtrak. The 119 5th Avenue Property is also located within a desirable retail corridor in the Flatiron neighborhood on 5th avenue between 14th and 23rd Streets, which is primarily comprised of national fashion retailers.

As of May 27, 2025, the 119 5th Avenue Property was 93.7% leased to eight tenants. The 119 5th Avenue Property contains a granular tenant mix including boutique financial and tech firms, a law firm, a high-end dermatology medical office and the retail space which has been fully leased to Sephora since 2000. The two largest tenants at the 119 5th Avenue Property, Sephora and New York Dermatology Group, have both recently renewed their leases and have resided at the property since the early 2000s. According to the borrower sponsor, the 119 5th Avenue Property has historically been at or near 100% occupied since 2017.

Major Tenants.

Sephora USA LLC (5,300 SF, 8.4% of NRA, 35.5% of UW rent) (“Sephora”), has an open-sell environment with products including makeup, skincare fragrance, hair care, body products and beauty tools from brands that include emerging favorites, trusted classics and Sephora’s own line, Sephora Collection. Owned by LVMH Moet Hennessy Louis Vuitton, a luxury goods group, Sephora currently operates 2,700 stores in 35 countries worldwide, with an expanding base of over 500 stores across the Americas, as well as an ecommerce site. Sephora has been recognized by a business magazine as one of America’s best employers four years in a row, from 2018-2021. LVMH is publicly traded on the Euronext Paris exchange and is investment grade rated by Moody’s (Aa3) and S&P (AA-). Sephora has occupied its leased space at the 119 5th Avenue Property since 2000, most recently renewing its lease for a third time in 2020. Sephora also recently completed an approximately $1.0 million renovation entirely at its own expense. Sephora has a lease expiration date in January 2031, one, 5-year renewal option remaining and no termination options.

New York Dermatology Group (17,500 SF, 27.6% of NRA, 21.8% of UW rent). New York Dermatology Group is a leading practice headed by dermatologist Dr. David Colbert. The dermatology center’s team consists of board certified dermatologists, a doctor of internal medicine, and other skilled professionals. New York Dermatology Group carries FDA-approved lasers and other advanced medical technologies, offering procedures from result-oriented skin care to body contouring. Utilizing the property as a medical office, New York Dermatology Group has occupied its leased space at the 119 5th Avenue Property since 2003 and most recently expanded by 1,500 SF in April 2017. New York Dermatology Group most recently renewed its lease in May 2024. New York Dermatology Group has a lease expiration date in April 2037 and no renewal or termination options.

The following table presents a summary regarding the major tenants at the 119 5th Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Sephora USA LLC(3)	Aa3/NR/AA-	5,300	8.4%	$2,006,399	35.5%	$378.57	1/31/2031	1 x 5 year	N
New York Dermatology Group	NR/NR/NR	17,500	27.6%	$1,233,827	21.8%	$70.50	4/30/2037	None	N
Aubisque Holdings	NR/NR/NR	8,000	12.6%	$673,659	11.9%	$84.21	10/31/2028	1 x 5 year	N
Modern Treasury Corp.	NR/NR/NR	8,000	12.6%	$608,387	10.8%	$76.05	6/30/2026	None	N
Optimizely, Inc	NR/NR/NR	8,573	13.5%	$574,391	10.2%	$67.00	9/30/2028	None	N
BHPC Associates(4)	NR/NR/NR	8,000	12.6%	$533,750	9.4%	$66.72	12/31/2036	None	N
Talbott & Ossenfort(5)	NR/NR/NR	4,000	6.3%	$21,609	0.4%	$5.40	5/31/2027	None	N
Occupied Subtotal/Wtd. Avg.		59,373	93.7%	$5,652,022	100.0%	$95.20

Vacant Space		4,000	6.3%
Total/Wtd. Avg.		63,373	100.0%

(1)	Based on the underwritten rent roll dated May 27, 2025 inclusive of contractual rent steps through February 2026.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Sephora USA LLC occupies the ground floor retail box of the 119 5th Avenue Property.
(4)	BHPC Associates is a borrower affiliated entity. BHPC Associates has executed its lease and is expected to take occupancy in January 2026 following the expiration of the existing tenant’s (Serling, Rooks, & Ferrara) lease in December 2025. The BHPC Associates lease is guaranteed by Michael and David Haddad.
(5)	Talbott & Ossenfort are the two residential tenants occupying the 5th floor. Both Tenants were grandfathered in under New York City Loft Law and have resided at the property since 1999.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-84

Mixed Use – Office/Retail	Loan #7	Cut-off Date Balance:	$31,000,000
119 5th Avenue	119 5th Avenue	Cut-off Date LTV:	57.2%
New York, NY 10003		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the lease rollover schedule at the 119 5th Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	1	8,000	12.6%	12.6%	$608,387	10.8%	10.8%	$76.05
2027	1	4,000	6.3%	18.9%	$21,609	0.4%	11.1%	$5.40
2028	2	16,573	26.2%	45.1%	$1,248,050	22.1%	33.2%	$75.31
2029	0	0	0.0%	45.1%	$0	0.0%	33.2%	$0.00
2030(3)	0	0	0.0%	45.1%	$0	0.0%	33.2%	$0.00
2031	1	5,300	8.4%	53.5%	$2,006,399	35.5%	68.7%	$378.57
2032	0	0	0.0%	53.5%	$0	0.0%	68.7%	$0.00
2033	0	0	0.0%	53.5%	$0	0.0%	68.7%	$0.00
2034	0	0	0.0%	53.5%	$0	0.0%	68.7%	$0.00
2035	0	0	0.0%	53.5%	$0	0.0%	68.7%	$0.00
2036 & Thereafter	3	25,500	40.2%	93.7%	$1,767,577	31.3%	100.0%	$69.32
Vacant	0	4,000	6.3%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	8	63,373	100.0%		$5,652,022	100.0%		$95.20	(4)

(1)	Based on the underwritten rent roll dated as of May 27, 2025. Certain tenants may have lease termination options that are not taken into account in the Lease Rollover Schedule.
(2)	Certain tenants may have lease termination options that are not taken into account in the Lease Rollover Schedule.
(3)	The maturity date of the 119 5th Avenue Mortgage Loan is June 5, 2030
(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 119 5th Avenue Property is located on the northeast corner of 5th Avenue and East 19th Street in the Flatiron neighborhood/office submarket of Midtown South Manhattan. The 119 5th Avenue Property is well connected to the broader Manhattan market via its proximity to subway and bus stations providing easy access to commuters. The Midtown South office market regained its footing in 2024 after a slump in 2023. In 2024, annual leasing grew 15% from 2023 to approximately 4.5 million SF with renewal activity topping 1.0 million SF for the third consecutive year. In tandem with improved leasing activity, the Midtown South office market also saw a decrease in supply, creating positive net absorption for the first time since 2018. The Flatiron office submarket has slightly favorable metrics compared to the broader Midtown South office market. As of the fourth quarter of 2024, the Flatiron office submarket posted an average asking rent of $84.42 PSF, consistent with the Midtown South office market, with a vacancy rate of 12.1%, approximately 7.0% less than the broader market vacancy rate.

The 119 5th Avenue Property is also located in Manhattan’s retail market, whose performance improved in 2024. The increase in international tourists and consumer appetite for luxury and leisure were major drivers of activity in Manhattan’s prime retail corridors, including 5th Avenue. The average asking rent in Manhattan’s retail corridors was $697 per SF which is a 4.0% increase year-over-year with demand for top-tier locations remaining strong. The 119 5th Avenue Property is located in the Flatiron retail submarket where average asking rents remained stable quarter-over-quarter at $364 per square foot, as of the fourth quarter of 2024. According to the appraisal, the Flatiron retail submarket has historically attracted national retailers and luxury brands which has led to sustainable demand along 5th Avenue in addition to declining inventory pushing grade-level rents to approach $400 per square foot. According to the appraisal, the estimated 2024 population within the 10003 zip code, within which the 119 5th Avenue Property is located, was 54,697, and the 2024 average household income within the same zip code was $202,686.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-85

Mixed Use – Office/Retail	Loan #7	Cut-off Date Balance:	$31,000,000
119 5th Avenue	119 5th Avenue	Cut-off Date LTV:	57.2%
New York, NY 10003		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.7%

The following table presents recent leasing data for office tenants at comparable properties with respect to the 119 5th Avenue Property:

Comparable Office Lease Summary
Subject/Location	Tenant Name	Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
119 5th Avenue New York, NY 10003		10,906(1)			$72.37(2)
100 Fifth Avenue New York, NY 10011	Peregrine Technologies mParticle	9,505 5,405	Mar. 2025 Jul. 2024	5.0 3.0	$82.00 $86.00
135 Fifth Avenue New York, NY 10010	Roam SpotHero	3,462 3,462	Mar. 2025 May 2024	2.1 3.3	$70.00 $65.00
43 West 23rd Street New York, NY 10010	Eataly	25,498	Mar. 2025	15.0	$71.38
111 Fifth Avenue New York, NY 10003	Radar Labs	20,000	Mar. 2025	7.0	$79.43
149 Fifth Avenue New York, NY 10010	Euclidean Capital	23,000	Jan. 2025	12.0	$80.00
26 West 17th Street New York, NY 10011	Faire Wholesale Scale Microgrids	9,979 9,979	Jan. 2025 May 2024	10.0 5.4	$72.50 $63.00
130 Fifth Avenue New York, NY 10011	Capital One VidMob	53,200 13,300	Oct. 2024 Feb. 2024	5.3 4.0	$73.00 $70.00
71 Fifth Avenue New York, NY 10003	Adweek Paxos	15,211 15,211	Sep. 2024 Jul. 2023	5.4 3.4	$67.00 $64.00
22 West 19th Street New York, NY 10011	Service Employees 32BJ	18,850	Jan. 2023	18.0	$63.78

Source: Appraisal.

(1)	Based on the underwritten rent roll dated May 27, 2025. Represents the weighted average occupied office space.
(2)	Represents the weighted average based on NRA of office tenants.

The following table presents recent leasing data for retail tenants at comparable properties with respect to the 119 5th Avenue Property:

Comparable Retail Lease Summary(1)
Subject/Location	Tenant Name	Size (SF)	Lease Term (Yrs.)	Lease Date	Rent PSF
119 5th Avenue(2) New York, NY 10003	Sephora USA LLC	5,300	10.0	Feb. 2021	$378.57
95 Fifth Avenue New York, NY 10003	The North Face	1,900	5.0	Mar. 2025	$375.00
142 Fifth Avenue New York, NY 10011	Cole Haan	2,437	NAV	Jul. 2024	$410.00
162 Fifth Avenue New York, NY 10010	On Running	6,444	5.0	Jun. 2024	$302.61
141 Fifth Avenue New York, NY 10010	Ann Taylor	3,327	10.0	Mar. 2024	$400.00
120 Fifth Avenue New York, NY 10011	Vuori	4,500	10.0	Nov. 2023	$338.89
116 Fifth Avenue New York, NY 10011	Lululemon	5,900	7.0	Dec. 2023	$400.00
154 Fifth Avenue New York, NY 10010	Madewell	4,000	10.0	May 2023	$325.00
170 Fifth Avenue New York, NY 10010	Buck Mason	2,400	10.0	Mar. 2023	$300.00

Source: Appraisal.

(1)	Comparable leases reflect amounts for grade level leased space only.
(2)	Based on the underwritten rent roll dated May 27, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-86

Mixed Use – Office/Retail	Loan #7	Cut-off Date Balance:	$31,000,000
119 5th Avenue	119 5th Avenue	Cut-off Date LTV:	57.2%
New York, NY 10003		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.7%

The following table presents information relating to the appraisal’s market rent conclusion for the 119 5th Avenue Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection
Retail	$375.00	120	3.0% per year
Office 2-4	$70.00	120	$5/SF in year 6
Office 2 Mezz	$55.00	120	$5/SF in year 6
Office 5	$55.00	60	None
Office 6-7	$75.00	84	$5/SF in year 6
Office 8	$90.00	84	$5/SF in year 6

Source: Appraisal

Appraisal. The appraisal concluded to an “As-Is” value for the 119 5th Avenue Property of $54,200,000 as of April 7, 2025. The “As-Is” value was based on the extraordinary assumption that Serling, Rooks, & Ferrara, formerly fifth largest tenant by SF, would both execute a lease renewal. Serling, Rooks, & Ferrara informed the borrower of its intent to vacate upon expiration of the current lease term in December 2025. BHPC Associates, an affiliate of the borrower sponsor, has executed a lease to immediately back fill the space currently occupied by Serling, Rooks, & Ferrara commencing in January 2026. The BHPC Associates lease is guaranteed by the non-recourse carveout guarantors.

Environmental Matters. According to the Phase I environmental site assessment dated April 8, 2025, there was no evidence of any recognized environmental conditions at the 119 5th Avenue Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 119 5th Avenue Property:

Cash Flow Analysis
	2023	2024	TTM 2/28/2025		UW	UW PSF
Rents in Place(1)	$5,812,806	$5,151,347	$5,244,109		$5,652,022	$89.19
Vacant Income	$0	$0	$0		$220,000	$3.47
Gross Potential Rent	$5,812,806	$5,151,347	$5,244,109		$5,872,022	$92.66
Total Reimbursements	$345,825	$189,146	$189,403		$178,304	$2.81
Vacancy	$0	$0	$0		($302,516)	($4.77)
Effective Gross Income	$6,158,631	$5,340,493	$5,433,512		$5,747,810	$90.70

Real Estate Taxes	$1,484,725	$1,495,296	$1,532,800		$1,513,958	$23.89
Insurance	$89,027	$79,180	$83,180		$73,446	$1.16
Operating Expenses	$1,329,499	$915,798	$810,261		$830,810	$13.11
Total Expenses	$2,903,251	$2,490,274	$2,426,241		$2,418,214	$38.16

Net Operating Income(2)	$3,255,380	$2,850,219	$3,007,271		$3,329,596	$52.54
TI/LC	$0	$0	$0		$63,373	$1.00
Replacement Reserves	$0	$0	$0		$12,675	$0.20
Net Cash Flow	$3,255,380	$2,850,219	$3,007,271		$3,253,548	$51.34

Occupancy %	100.0%	100.0%	93.7%	(3)	95.0%
NOI DSCR	1.45x	1.27x	1.34	x	1.48x
NCF DSCR	1.45x	1.27x	1.34	x	1.45x
NOI Debt Yield	10.5%	9.2%	9.7%		10.7%
NCF Debt Yield	10.5%	9.2%	9.7%		10.5%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	UW Rents in Place are based on the underwritten rent roll dated as of May 27, 2025. Inclusive of residential rent associated with two legacy tenants protected under New York City Loft Law.
(3)	The NOI increase from TTM 2/28/2025 and UW is due to rent steps and straight line rent from Sephora.
(4)	UW Occupancy represents economic occupancy and historical occupancies, which have been at or near 100% since 2017, represent physical occupancies.

Escrows and Reserves.

Real Estate Tax – At origination, the borrower was required to make an upfront deposit of $756,979 for taxes. In addition, the borrower is required to make monthly deposits equal to 1/12th of the taxes that the lender reasonably estimates will be payable during the next 12 months (initially estimated to be approximately $126,163).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-87

Mixed Use – Office/Retail	Loan #7	Cut-off Date Balance:	$31,000,000
119 5th Avenue	119 5th Avenue	Cut-off Date LTV:	57.2%
New York, NY 10003		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.7%

Insurance – At origination, the borrower was required to make an upfront deposit of approximately $25,216 for insurance. In addition, the borrower is required to make monthly deposits equal to approximately $6,304 for insurance. The lender is required to waive the requirement for insurance reserve deposits so long as (a) no event of default is continuing, and (b) the 119 5th Avenue Property is insured pursuant to a blanket insurance policy acceptable to the lender.

Deferred Maintenance Reserve – At origination, the borrower was required to make an upfront deposit of $75,000 for deferred maintenance.

Replacement Reserve – At origination, the borrower was required to make an upfront deposit of $1,056. In addition, the borrower is required to make monthly deposits of approximately $1,056 ($0.20 PSF per annum) for annual capital expenditures reasonably approved by the lender.

TI/LC Reserve – At origination, the borrower was required to make an upfront deposit of approximately $5,281. In addition, the borrower is required to make monthly deposits of approximately of $5,281 ($1.00 PSF per annum) for future tenant improvements and leasing commissions.

Free Rent – At origination, the borrower was required to provide an upfront deposit in the amount of $115,732 to cover all outstanding free rent, gap rent or rent abatement for the tenant, Optimizely, Inc.

Outstanding TI/LC – At origination, the borrower was required to provide an upfront deposit of approximately $400,000 for tenant improvements and leasing commissions outstanding as of the origination of the 119 5th Avenue Mortgage Loan.

Lockbox and Cash Management. The 119 5th Avenue Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. During the continuance of a Cash Sweep Period (as defined below), all funds in the lockbox account are required to be swept once every business day into a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the 119 5th Avenue Mortgage Loan or (ii) if no Cash Sweep Period is continuing, disbursed to the borrower.

“Cash Sweep Period” commences on the earliest of (a) an event of default; (b) any bankruptcy action with respect to the borrower or the property manager (each, a “Bankruptcy Trigger Event”); (c) the debt service coverage ratio (“DSCR”) for the immediately preceding period being less than 1.20x (a “DSCR Trigger Event”); or (d) the commencement of a Lease Sweep Period (as defined below). A Cash Sweep Period expires upon the following: (i) if the event is caused by an event of default, the acceptance by the lender of a cure of such event of default, (ii) caused by a bankruptcy action solely with respect to the property manager, replacement of the property manager within 90 days in accordance with 119 5th Avenue Mortgage Loan, (iii) if caused by a DSCR Trigger Event, either (x) the achievement of a DSCR of 1.25x or greater for two consecutive calendar months, or (y) the borrower deposits into the excess cash flow reserve account cash in an amount sufficient to cause the DSCR to equal 1.25x; or (iv) if caused by a Lease Sweep Period, the Lease Sweep Period has ended.

A “Lease Sweep Period” (a) commences on the first payment date following the occurrence of (i) a notice from any tenant under a Lease Sweep Lease (as defined below) exercising its right to terminate its lease; (ii) the date that a Lease Sweep Lease is terminated prior to its expiration date; (iii) other than as permitted under the 119 5th Avenue Mortgage Loan (including, without limitation, permitted due to a tenant’s implementation of a “hybrid work” program), the date any tenant under a Lease Sweep Lease “goes dark”; or (iv) upon a material non-monetary or monetary default under a Lease Sweep Lease by the tenant that continues beyond any applicable notice; and (v) the occurrence of an insolvency proceeding by a tenant under a Lease Sweep Lease (a “Lease Sweep Tenant Party Insolvency Proceeding”); and (b) ends upon the first to occur of the following: (i) in the case of clauses (a)(i), (a)(ii) and (a)(iii) above, the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases and, in the lender’s reasonable judgment, sufficient funds have been accumulated to cover all anticipated leasing expenses approved by the lender, free rent periods, and/or rent abatement periods in accordance with the 119 5th Avenue Mortgage Loan documents, (ii) in the case of clause (a)(i) above, if such termination option is not validly exercised by the tenant under the applicable Lease Sweep Lease in accordance with the 119 5th Avenue Mortgage Loan documents or is otherwise validly and irrevocably waived in writing by the related tenant; (iii) in the case of clause (a)(iv) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of two consecutive months following such cure; and (iv) in the case of clause (i)(v) above, either (A) the applicable Lease Sweep Tenant Party Insolvency Proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (B) the applicable Lease Sweep Lease has been assumed and assigned to a third party approved by the lender.

A “Lease Sweep Lease” means the lease of each of (i) New York Dermatology Group, and (ii) Sephora, or (iii) any replacement lease that, in accordance with the 119 5th Avenue Mortgage Loan documents, (a) covers 16,000 or more rentable square feet or (b) accounts for a tenant that is a paying base rent in an amount equal to or exceeding 20% of the gross rents.

Terrorism Insurance. The 119 5th Avenue Mortgage Loan documents require that the borrower maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 18 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-88

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$30,400,000
Various	ExchangeRight Net Leased Portfolio #70	Cut-off Date LTV:	52.6%
Various, Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	11.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-89

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$30,400,000
Various	ExchangeRight Net Leased Portfolio #70	Cut-off Date LTV:	52.6%
Various, Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	11.5%

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MIAMI

ExchangeRight Portfolio 70

1	Daybreak Market & Fuel - Parrish, FL	Parrish, FL
2	Dollar General Market - Magnolia, TX	Magnolia, TX
3	Dollar General Plus - Muskegon, MI	Muskegon, MI
4	Dollar General - Springfield, IL	Springfield, IL
5	Dollar Tree - Calhoun, GA	Calhoun, GA
6	Dollar Tree - Green Bay, WI	Green Bay, WI
7	Dollar Tree - Omaha, NE	Omaha, NE
8	Dollar Tree - Princeton, TX	Princeton, TX
9	Dollar Tree - San Antonio, TX	San Antonio, TX
10	Dollar Tree - Springfield, IL	Springfield, IL
11	Sherwin Williams - Gainesville, FL	Gainesville, FL
12	Tractor Supply - Alliance, OH	Alliance, OH
13	Tractor Supply - Inwood, WV	Inwood, WV
14	Tractory Supply - Phoenix, AZ	Phoenix, AZ
15	Tractor Supply - Rochester, NH	Rochester, NH

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-90

Mortgage Loan No. 8 – ExchangeRight Net Leased Portfolio #70

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):	Baa3/NR/NR			Location(2):	Various, Various
Original Balance:	$30,400,000			General Property Type:	Retail
Cut-off Date Balance:	$30,400,000			Detailed Property Type(2):	Single Tenant
% of Initial Pool Balance:	5.5%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated(2):	Various/NAP
Borrower Sponsors:	David Fisher, Joshua Ungerecht			Size(2):	205,120 SF
	and Warren Thomas			Cut-off Date Balance Per SF:	$148
Guarantor:	David Fisher, Joshua Ungerecht			Maturity Date Balance Per SF:	$148
	and Warren Thomas			Property Manager:	NLP Management, LLC
Mortgage Rate:	6.0600%				(borrower-related)
Note Date:	4/29/2025
Maturity Date:	5/1/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$3,488,550
IO Period:	60 months			UW NCF:	$3,464,760
Seasoning:	2 months			UW NOI Debt Yield:	11.5%
Prepayment Provisions:	L(26),D(27),O(7)			UW NCF Debt Yield:	11.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	11.5%
Additional Debt Type:	NAP			UW NCF DSCR:	1.85x
Additional Debt Balance:	NAP			Most Recent NOI(3):	NAV
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(3):	NAV
Reserves(1)				3rd Most Recent NOI(3):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (7/1/2025)
RE Taxes:	$143,586	$24,411	NAP	2nd Most Recent Occupancy(3):	NAV
Insurance:	$332	Springing	NAP	3rd Most Recent Occupancy(3):	NAV
Replacement Reserve:	$278,500	Springing	NAP	Appraised Value (as of)(4):	$57,825,000 (Various)
TI/LC Reserve:	$500,000	$0	NAP	Appraised Value PSF:	$282
Deferred Maintenance Reserve:	$9,106	$0	NAP	Cut-off Date LTV Ratio:	52.6%
Free Rent Reserve:	$117,378	$0	NAP	Maturity Date LTV Ratio:	52.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,400,000	51.3%	Purchase Price:	$57,122,726	96.4%
Borrower Equity:	$28,853,404	48.7%	Closing Costs:	$1,081,776	1.8%
			Upfront Reserves:	$1,048,903	1.8%
Total Sources:	$59,253,404	100.0%	Total Uses:	$59,253,404	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	See “The Properties” section below.
(3)	Historical occupancy and NOI information is unavailable because the ExchangeRight Properties (as defined below) were acquired by the borrower (as defined below) between March 7, 2024 and March 31, 2025.
(4)	Individual appraisal dates for the ExchangeRight Properties range from February 13, 2025 to April 14, 2025.

The Mortgage Loan. The eighth largest mortgage loan (the “ExchangeRight Net Leased Portfolio #70 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $30,400,000 and secured by the fee interests in 15 net leased retail properties located in 11 states (the “ExchangeRight Properties”).

The Borrower and the Borrower Sponsors. The borrower for the ExchangeRight Net Leased Portfolio #70 Mortgage Loan is ExchangeRight Net-Leased Portfolio 70 DST, a Delaware statutory trust with at least one independent trustee. The borrower sponsors are David Fisher, Joshua Ungerecht and Warren Thomas, all of whom are 33.33% owners and managing members of ExchangeRight Real Estate, LLC.

ExchangeRight Real Estate, LLC has more than 25 million SF of commercial properties under management and owns more than 1,300 investment-grade retail and multifamily properties located across 47 states. David Fisher, Joshua Ungerecht and Warren Thomas (collectively, the “Individual Guarantors”) are also the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #70 Mortgage Loan.

The borrower has master leased the ExchangeRight Properties to ExchangeRight NLP 70 Master Lessee, LLC, as master tenant (the “ExchangeRight Net Leased Portfolio #70 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #70 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #70 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #70 Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-91

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$30,400,000
Various	ExchangeRight Net Leased Portfolio #70	Cut-off Date LTV:	52.6%
Various, Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	11.5%

Net Leased Portfolio #70 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #70 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #70 Mortgage Loan, the lender has the right to cause the borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #70 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #70 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #70 Mortgage Loan, (ii) the lender’s good faith determination that the borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Properties, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #70 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #70 Mortgage Loan is not delivered to the lender.

The Properties. The ExchangeRight Properties are comprised of 15 single-tenant retail properties totaling 205,120 SF and located across 11 states. The ExchangeRight Properties are located in the following states: Texas (three properties, 15.9% of NRA), Ohio (one property, 15.5% of NRA), Arizona (one property, 10.7% of NRA), West Virginia (one property, 10.7% of NRA), Illinois (two properties, 10.1% of NRA), New Hampshire (one property, 9.5% of NRA), Florida (two properties, 8.1% of NRA), Michigan (one property, 5.1% of NRA), Georgia (one property, 4.9% of NRA), Nebraska (one property, 4.8% of NRA) and Wisconsin (one property, 4.6% of NRA). Built between 1983 and 2025, the ExchangeRight Properties range in size from 4,000 SF to 31,750 SF.

The ExchangeRight Properties are leased to the following nationally recognized tenants: Daybreak Market and Fuel, Tractor Supply, Dollar Tree, Dollar General Market, Sherwin Williams, Dollar General Plus and Dollar General. Leases representing 100.0% of NRA and 100.0% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #70 Mortgage Loan.

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Allocated Loan Amount:

Portfolio Summary(1)
Tenant Name City, State	Year Built	Tenant NRSF(2)	% of Portfolio NRSF	Lease Expiration Date(2)	Allocated Loan Amount	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent(2)	Annual UW Base Rent PSF(2)	% of Annual UW Base Rent	Renewal Options(2)
Daybreak Market and Fuel Parrish, FL(3)(4)	2024	12,672	6.2%	3/31/2045	$5,414,959	$10,300,000	17.8%	$645,223	$50.92	17.0%	4, 5-year
Tractor Supply Inwood, WV(4)	2025	21,930	10.7%	2/29/2040	$3,995,504	$7,600,000	13.1%	$475,792	$21.70	12.6%	4, 5-year
Tractor Supply Phoenix, AZ(4)	2024	21,930	10.7%	1/31/2040	$3,942,931	$7,500,000	13.0%	$475,185	$21.67	12.6%	4, 5-year
Tractor Supply Rochester, NH(4)	2013	19,523	9.5%	4/30/2045	$2,891,483	$5,500,000	9.5%	$343,746	$17.61	9.1%	3, 5-year
Tractor Supply Alliance, OH(4)	1983	31,750	15.5%	4/30/2045	$2,392,045	$4,550,000	7.9%	$292,267	$9.21	7.7%	3, 5-year
Dollar Tree Princeton, TX	2024	10,000	4.9%	2/28/2035	$1,427,341	$2,715,000	4.7%	$190,000	$19.00	5.0%	4, 5-year
Dollar Tree Omaha, NE(4)	2024	9,940	4.8%	2/28/2035	$1,424,713	$2,710,000	4.7%	$190,000	$19.11	5.0%	5, 5-year
Dollar General Market Magnolia, TX	2025	12,668	6.2%	2/29/2040	$1,398,426	$2,660,000	4.6%	$180,131	$14.22	4.8%	5, 5-year
Dollar Tree Calhoun, GA	2024	10,000	4.9%	2/28/2035	$1,261,738	$2,400,000	4.2%	$172,500	$17.25	4.6%	5, 5-year
Dollar Tree Springfield, IL	2024	10,000	4.9%	1/31/2035	$1,248,595	$2,375,000	4.1%	$172,500	$17.25	4.6%	5, 5-year
Sherwin Williams Gainesville, FL	2024	4,000	2.0%	1/31/2035	$1,156,593	$2,200,000	3.8%	$138,500	$34.63	3.7%	6, 5-year
Dollar General Plus Muskegon, MI	2025	10,542	5.1%	3/31/2040	$1,130,307	$2,150,000	3.7%	$144,184	$13.68	3.8%	5, 5-year
Dollar Tree San Antonio, TX	2025	10,000	4.9%	3/31/2035	$941,046	$1,790,000	3.1%	$121,100	$12.11	3.2%	5, 5-year
Dollar Tree Green Bay, WI	2024	9,525	4.6%	1/31/2035	$893,731	$1,700,000	2.9%	$123,825	$13.00	3.3%	4, 5-year
Dollar General Springfield, IL	2024	10,640	5.2%	7/31/2039	$880,588	$1,675,000	2.9%	$120,776	$11.35	3.2%	5, 5-year
Total/Weighted Average		205,120	100.0%		$30,400,000	$57,825,000(5)	100.0%	$3,785,729	$18.46	100.0%

(1)	Information obtained from the appraisals, unless otherwise indicated.
(2)	Based on underwritten rent roll dated June 1, 2025.
(3)	The Daybreak Market & Fuel - Parrish, FL property consists of one unit in a six-unit condominium, which unit represents a 14.909% ownership interest. This is a land/development condominium, which is a condominium structure more similar to a Reciprocal Easement Agreement (“REA”). Four units are commercial outparcels and two units are multifamily parcels. The borrower's unit which will serve as collateral for the ExchangeRight Net Leased Portfolio #70 Mortgage Loan consists of 2 acres of land, including borrower’s building and all other improvements located within its unit.
(4)	Tenant leases include a right of first refusal to purchase the applicable property ("ROFR") in favor of the tenant, however, each ROFR does not apply to a foreclosure by lender or to a deed-in-lieu thereof. The ROFRs would apply to a subsequent sale thereafter, however, the respective tenants must exercise their ROFRs within relatively short time frames following the notice, and if a ROFR is exercised, the applicable tenant must purchase the property on the terms the property owner was willing to sell to a third party.
(5)	Individual appraisals with valuation as-of dates for the ExchangeRight Properties range from February 13, 2025 to April 14, 2025.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-92

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$30,400,000
Various	ExchangeRight Net Leased Portfolio #70	Cut-off Date LTV:	52.6%
Various, Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	11.5%

Major Tenants.

Tractor Supply (four properties, 95,133 SF, 46.4% of NRA, 41.9% of UW Rent). Founded in 1938, Tractor Supply is a rural lifestyle retailer specializing in products for farm, ranch, pet, lawn, truck, outdoor, home, and more. As of December 28, 2024, the company operated 2,296 Tractor Supply stores in 49 states and had a total of $14.9 billion in sales in 2024. Tractor Supply Company is rated BBB by S&P and Baa1 by Moody's and is ranked 293 on the Fortune 500.

Dollar Tree (six properties, 59,465 SF, 29.0% of NRA, 25.6% of UW Rent). Dollar Tree, Inc. (NASDAQ: DLTR) operates retail discount stores under the brand names of Dollar Tree and Dollar Tree Canada. The company offers a wide range of products predominantly at the opening price point of $1.25, with additional offerings at higher price points, including consumable merchandise, home products, apparel, accessories, seasonal items, and electronics. As of February 1, 2025, Dollar Tree, Inc. operated 8,628 stores across 48 states and the District of Columbia and operated 253 stores across five Canadian provinces. Dollar Tree, Inc. is ranked 137 on the Fortune 500. On a year-over-year basis for the fiscal year ending February 1, 2025, net sales increased 4.7% to $17.6 billion, while operating income decreased 17.6% to $1.5 billion. Dollar Tree is rated BBB by S&P and Baa2 by Moody's.

Dollar General (three properties, 33,850 SF, 16.5% of NRA, 11.8% of UW Rent). Dollar General (NYSE: DG) is the largest convenience store operator in the United States per number of brick-and-mortar locations with 20,594 store locations as of January 2025. In addition to offering high-quality private brands, Dollar General carries products from America’s most trusted manufacturers, notably Clorox, Energizer, Procter & Gamble, Hanes, and Coca-Cola. The company reported net sales of $40.6 billion for fiscal year 2024. Dollar General is rated BBB by S&P and Baa3 by Moody's.

Daybreak Market and Fuel (one property, 12,672 SF, 6.2% of NRA, 17.0% of UW Rent). Founded in 2019, Daybreak Market and Fuel is a convenience store and gas station chain that offers a wide selection of convenience items, including snacks, drinks, and other everyday essentials, as well as fuel options for drivers. The Daybreak Market and Fuel lease is guaranteed by Motiva Enterprises, LLC. Headquartered in Houston, Texas, Motiva Enterprises, LLC refines, distributes, and markets petroleum products throughout the Americas. The company's Port Arthur Manufacturing Complex in Port Arthur, Texas, is comprised of North America's largest refinery with a total throughput of approximately 720,000 barrels a day, the country's largest base oil plant, and an integrated chemical plant. Under exclusive, long-term brand licenses with Shell and Phillips 66, Motiva Enterprises, LLC’s marketing operations supply branded fuel to more than 4,500 retail gasoline stations. Motiva Enterprises, LLC is rated BBB+ by S&P and Baa1 by Moody's.

The following table presents certain information relating to the tenancy at the ExchangeRight Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	No. of Properties	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
Tractor Supply	NR/Baa1/BBB	4	95,133	46.4%	$1,586,990	41.9%	$16.68
Dollar Tree	NR/Baa2/BBB	6	59,465	29.0%	$969,925	25.6%	$16.31
Dollar General	NR/Baa3/BBB	3	33,850	16.5%	$445,091	11.8%	$13.15
Daybreak Market and Fuel	NR/Baa1/BBB+	1	12,672	6.2%	$645,223	17.0%	$50.92
Sherwin-Williams	BBB+/Baa2/BBB	1	4,000	2.0%	$138,500	3.7%	$34.63
Subtotal/Wtd. Avg.		15	205,120	100.0%	$3,785,729	100.0%	$18.46
Vacant Space			0	0.0%
Total/Wtd. Avg.		15	205,120	100.0%

(1)	Information is based on the underwritten rent roll dated June 1, 2025 and includes straight-lined rent for investment grade tenants.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-93

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$30,400,000
Various	ExchangeRight Net Leased Portfolio #70	Cut-off Date LTV:	52.6%
Various, Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	11.5%

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030(2)	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	7	63,465	30.9%	30.9%	$1,108,425	29.3%	29.3%	$17.47
2036 & Thereafter	8	141,655	69.1%	100.0%	$2,677,304	70.7%	100.0%	$18.90
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	15	205,120	100.0%		$3,785,729	100.0%		$18.46

(1)	Information is based on the underwritten rent roll dated June 1, 2025 and includes straight-lined rent for investment grade tenants.
(2)	The ExchangeRight Net Leased Portfolio #70 Mortgage Loan has a maturity date of May 1, 2030.

The Market. The ExchangeRight Properties are 15 net leased retail properties located in 11 states.

The following table presents certain market and submarket data related to the ExchangeRight Properties:

Market Summary(1)
Tenant Name City, State	Market	Submarket	Submarket Inventory (SF)	Submarket Vacancy (%)	Concluded Market Rent PSF
Daybreak Market and Fuel Parrish, FL	Sarasota	Manatee	9,742,300	2.2%	$21.52
Tractor Supply Inwood, WV	Hagerstown	Berkeley County	7,158,633	3.5%	$16.03
Tractor Supply Phoenix, AZ	Phoenix	Tolleson	3,197,234	3.7%	$25.04
Tractor Supply Rochester, NH	Boston Metro	3-mile trade area	1,884,264	8.3%	$14.07
Tractor Supply Alliance, OH	Canton, OH	Stark County	52,060,832	2.7%	$5.64
Dollar Tree Princeton, TX	Dallas-Fort Worth	N Collin County	4,655,112	1.4%	$30.41
Dollar Tree Omaha, NE	Omaha	Southwest Omaha	13,222,784	5.7%	$17.95
Dollar General Market Magnolia, TX	Houston	Far Northwest	1,810,851	2.7%	$25.47
Dollar Tree Calhoun, GA	Atlanta	Bartow/Cartersville	5,691,195	2.3%	$18.06
Dollar Tree Springfield, IL	Springfield	Springfield	13,681,164	2.4%	$14.36
Sherwin Williams Gainesville, FL	Gainesville, FL	Gainesville, FL	20,163,009	3.3%	$24.68
Dollar General Plus Muskegon, MI	Muskegon	Eastern Muskegon County	2,360,402	0.8%	$12.47
Dollar Tree San Antonio, TX	San Antonio	South	19,707,721	3.3%	$21.46
Dollar Tree Green Bay, WI	Green Bay	Green Bay	20,172,673	2.4%	$13.52
Dollar General Springfield, IL	Springfield	Springfield	13,681,164	2.4%	$14.36

(1)	Source: Appraisals. Information as of the first quarter of 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-94

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$30,400,000
Various	ExchangeRight Net Leased Portfolio #70	Cut-off Date LTV:	52.6%
Various, Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	11.5%

The following table presents certain local demographic data related to the ExchangeRight Properties:

Market Summary(1)
Tenant Name City, State	2025 Estimated Population (within 1-mi. / 3-mi. / 5-mi- Radius)	2025 Estimated Average Household Income (within 1-mi. / 3-mi. / 5-mi- Radius)
Daybreak Market and Fuel Parrish, FL	8,201 / 35,819 / 82,160	$115,270 / $122,187 / $125,292
Tractor Supply Inwood, WV	3,089 / 20,684 / 35,567	$76,600 / $92,619 / $96,812
Tractor Supply Phoenix, AZ	15,468 / 89,789 / 222,040	$94,006 / $110,097 / $95,945
Tractor Supply Rochester, NH	619 / 12,984 / 36,685	$107,095 / $100,019 / $97,245
Tractor Supply Alliance, OH	1,524 / 18,604 / 32,931	$77,415 / $76,094 / $74,236
Dollar Tree Princeton, TX	395 / 10,870 / 37,270	$94,397 / $114,335 / $139,006
Dollar Tree Omaha, NE	8,524 / 63,577 / 169,216	$232,706 / $188,369 / $165,196
Dollar General Market Magnolia, TX	1,929 / 13,886 / 35,863	$196,367 / $142,901 / $151,507
Dollar Tree Calhoun, GA	3,160 / 22,069 / 35,852	$105,809 / $76,533 / $78,420
Dollar Tree Springfield, IL	10,290 / 61,151 / 111,666	$78,418 / $88,689 / $87,844
Sherwin Williams Gainesville, FL	5,267 / 35,997 / 101,043	$90,976 / $104,697 / $91,143
Dollar General Plus Muskegon, MI	7,286 / 37,947 / 90,826	$56,426 / $56,509 / $64,469
Dollar Tree San Antonio, TX	12,999 / 76,082 / 199,152	$64,001 / $62,210 / $63,640
Dollar Tree Green Bay, WI	4,817 / 49,993 / 101,752	$85,784 / $91,986 / $92,045
Dollar General Springfield, IL	7,817 / 35,860 / 90,408	$67,193 / $63,131 / $78,974

(1)	Source: Appraisals.

Appraisal. According to the individual appraisals with valuation as-of dates between February 13, 2025 and April 14, 2025, the ExchangeRight Properties had an aggregate “As-is” value of $57,825,000.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight Properties dated between October 18, 2024 and April 15, 2025 identified recognized environmental conditions at the Tractor Supply - Alliance, OH property. Based on the review of the Phase I and Phase II reports for the Tractor Supply Alliance, OH property, a third party firm concluded an opinion of probable cost of $5,000 to remove an in-ground hydraulic lift. This amount was fully reserved at loan origination.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-95

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$30,400,000
Various	ExchangeRight Net Leased Portfolio #70	Cut-off Date LTV:	52.6%
Various, Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	11.5%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the ExchangeRight Properties:

Cash Flow Analysis(1)
	UW		UW PSF
Gross Potential Rent(2)	$3,785,729		$18.46
Expense Reimbursements	$0		$0.00
Net Rental Income	$3,785,729		$18.46
(Vacancy & Credit Loss)	($189,286)		($0.92)
Effective Gross Income	$3,596,443		$17.53

Real Estate Taxes	$0		$0.00
Insurance	$0		$0.00
Other operating expenses(3)	$107,893		$0.53
Total Operating Expenses	$107,893		$0.53

Net Operating Income	$3,488,550		$17.01
Replacement Reserves	$23,790		$0.12
Net Cash Flow	$3,464,760		$16.89

Occupancy %	95.0%	(4)
NOI DSCR	1.87	x
NCF DSCR	1.85	x
NOI Debt Yield	11.5%
NCF Debt Yield	11.4%

(1)	Historical financial information is unavailable because the ExchangeRight Properties were acquired by the borrower between March 7, 2024 and March 31, 2025.
(2)	Gross Potential Rent is based on the underwritten rent roll as of June 1, 2025 with rent averaged over the loan term for investment grade tenants
(3)	Includes management fee of 3.0%.
(4)	Represents economic occupancy. The ExchangeRight Properties are 100.0% occupied.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $143,586 into a real estate tax reserve account, (ii) $332 into an insurance reserve account, (iii) $278,500 into a replacement reserve account, (iv) $500,000 into a TI/LC reserve account, (v) $9,106 into a deferred maintenance reserve account and (vi) $117,378 into a free rent reserve account.

Real Estate Taxes – The borrower is required to deposit monthly 1/12th of the estimated annual real estate taxes for the ExchangeRight Properties (currently approximately $24,411). For the ExchangeRight Properties where the tenant is responsible for paying taxes directly, no such monthly deposit is required initially. However, commencing upon any of (i) an event of default under the ExchangeRight Net Leased Portfolio #70 Mortgage Loan, (ii) an event of default under a tenant lease with respect to the applicable individual property, (iii) the borrower failing to provide evidence that such property taxes have been paid in full on or prior to the date when due or (iv) a material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the real estate taxes has been materially jeopardized, the borrower will be required to make monthly deposits for real estate taxes with respect to the applicable individual property (or, in the case of clause (i), all of the ExchangeRight Properties) in an amount equal to 1/12th of the estimated annual amount of real estate taxes due for the applicable ExchangeRight Properties.

Insurance – The borrower will not be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums for so long as an acceptable blanket policy is in place or as long as the leases with the applicable insurance paying or self-insuring tenants are in full force and effect. An acceptable blanket policy was in place at the origination of the ExchangeRight Net Leased Portfolio #70 Mortgage Loan.

Replacement Reserve – The borrower is required on each monthly payment date, during a Cash Trap Event Period (as defined below) or upon the failure to adequately maintain the ExchangeRight Properties, to deposit approximately $1,982 into a replacement reserve account. No deposit will be required to be made with respect to the aggregate number of rentable SF at the ExchangeRight Properties for which tenants are obligated under their applicable leases to pay capital expenses for their respective premises so long as the following conditions are satisfied: (i) no event of default under the ExchangeRight Net Leased Portfolio #70 Mortgage Loan exists, (ii) the borrower provides proof of payment by the applicable tenant of all capital expenses promptly following request by the lender, (iii) the tenant’s lease is in full force and effect and is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the capital expenses has been materially jeopardized.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #70 Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to (or to cause the ExchangeRight Net Leased Portfolio #70 Master Tenant or property manager to) cause all rents relating to the ExchangeRight Properties to be transmitted directly by the tenants of each ExchangeRight Property into the lockbox account and, to the extent that such rents are received by the borrower (or ExchangeRight Net Leased Portfolio #70 Master Tenant or property manager), cause such amounts to be deposited into the lockbox account within one business day following receipt. The lockbox account bank is required to sweep such funds into the ExchangeRight Net Leased Portfolio #70 Master Tenant’s operating account on each business day other than during a Cash Trap Event Period. During a

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-96

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$30,400,000
Various	ExchangeRight Net Leased Portfolio #70	Cut-off Date LTV:	52.6%
Various, Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	11.5%

Cash Trap Event Period, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make the next monthly deposits (to the extent required) into the real estate taxes and insurance reserves as described above under “Escrows and Reserves”, (ii) to reserve the next monthly debt service payment due on the ExchangeRight Net Leased Portfolio #70 Mortgage Loan, (iii) to make the next monthly deposits into the replacement reserve and the TI/LC reserve (to the extent required) as described above under “Escrows and Reserves”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Trap Event Period) and additional operating expenses reasonably approved by the lender and (v) to deposit any remainder into an excess cash flow account to be held as additional security for the ExchangeRight Net Leased Portfolio #70 Mortgage Loan during such Cash Trap Event Period. Upon cessation of a Cash Trap Event Period, all available amounts on deposit in the cash management account must be released to the borrower or ExchangeRight Net Leased Portfolio #70 Master Tenant.

A “Cash Trap Event Period” means a period:

(i)	commencing upon the occurrence of an event of default under the ExchangeRight Net Leased Portfolio #70 Mortgage Loan and ending when such event of default has been cured or waived in writing by the lender, or
(ii)	commencing when the debt service coverage ratio (based on adjusted net operating income for the trailing 12 months) as of the end of any calendar quarter is less than 1.35x and ending when the debt service coverage ratio (based on adjusted net operating income for the trailing 12 months) is at least 1.35x as of the end of each of two consecutive calendar quarters, or
(iii)	commencing on the payment date that occurs in February 2030, unless a Qualified Transfer (as defined below) has occurred as of such date and ending when a Qualified Transfer occurs.

Qualified Transfer. Any time following April 29, 2026, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #70 Master Tenant to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the person who controls the borrower with such Approved Transferee (or other acceptable replacement guarantor); provided that certain conditions are satisfied (any such transfer, a “Qualified Transfer”), including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #70 Mortgage Loan, (ii) the ExchangeRight Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee (or other acceptable replacement guarantor) executes a full guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the Approved Transferee owns 100% of the beneficial ownership interests in, and controls, the borrower and ExchangeRight Net Leased Portfolio #70 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender and (vi) if required by the lender, a rating agency confirmation from each applicable rating agency.

"Approved Transferee" means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 SF in the aggregate, (4) maintains either (i) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrower and (6) is not a Delaware statutory trust.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to, a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

In addition, at any time following April 29, 2026, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #70 Master Tenant to an Approved REIT (as defined below) or a subsidiary thereof that meets the requirements of a Qualified Transferee and to replace the non-recourse carveout guarantors as the person who controls the borrower with such Approved REIT.

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the Individual Guarantors in an amount that is equal to either (x) 0.5% of all equity interests or (y) equity interests valued at not less than $15,000,000 and (b) under the management control of one or more persons that (x) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (y) is at all times under management control by the Individual Guarantors (provided such management control is not required if the Approved REIT has acquired a controlling interest in ExchangeRight Real Estate, LLC and has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors); and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, each of (x) ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income REIT), a Maryland statutory trust, (y) ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership, and (z) any real estate investment trust or the operating partnership that is under the management control of such real estate investment trust, will be deemed to have satisfied clause (iii) above provided such entity has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors.

Release of Property. On any payment date after the expiration of the defeasance lockout period, the borrower has the right to obtain the release of any individual ExchangeRight Property in connection with a bona fide third party sale of such ExchangeRight Property, upon defeasance of a release price equal to the greater of (x) 115% of the allocated loan amount of such ExchangeRight Property and (y) 90% of the net sales proceeds of such ExchangeRight Property, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio of the remaining ExchangeRight Properties is not less than the greater of the debt service coverage ratio immediately preceding the release and 1.85x, (ii) after giving effect to such release, the debt yield of the remaining ExchangeRight Properties is not less than the greater of the debt yield immediately preceding the release and 11.40% and (iii) satisfaction of REMIC related conditions.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-97

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$30,400,000
Various	ExchangeRight Net Leased Portfolio #70	Cut-off Date LTV:	52.6%
Various, Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	11.5%

Right of First Offer / Right of First Refusal. The related single tenant at each of the following ExchangeRight Properties has a right of first refusal (“ROFR”) to purchase the related ExchangeRight Property: (i) Tractor Supply - Alliance, OH, (ii) Tractor Supply - Inwood, WV, (iii) Tractor Supply - Phoenix, AZ, (iv) Tractor Supply - Rochester, NH, (v) Dollar Tree - Omaha, NE, and (vi) Daybreak Market & Fuel - Parrish, FL. Such ROFRs will not apply to a foreclosure or deed-in-lieu thereof, however, such ROFRs will apply to any subsequent transfers. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance in an amount equal to the full replacement cost of the ExchangeRight Properties and is required to obtain and maintain business interruption insurance for 18 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-98

Retail – Anchored	Loan #9	Cut-off Date Balance:	$24,040,000
3609, 3811-4127 North U.S. Highway 75	Sherman Commons	Cut-off Date LTV:	69.7%
Sherman, TX 75090		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	10.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-99

Retail – Anchored	Loan #9	Cut-off Date Balance:	$24,040,000
3609, 3811-4127 North U.S. Highway 75	Sherman Commons	Cut-off Date LTV:	69.7%
Sherman, TX 75090		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	10.8%

ULTA
KOHL'S
Academy
PETSMART
HOMETOWN DENTAL
ESCAPE NAILS SPA
five BELOW
Office DEPOT
SITE PLAN
N
Nova
Eggsquisite Cafe
COWBOY CHICKEN
Jersey Mike's SUBS
EXPRESS EMPLOYMENT PROFESSIONALS
AMERICA'S BEST
THE JOINT
LESLIE'S
YE'S POKE & TEPPAN
LOY LAKE ROAD
GNC
UBH
FedEx kinko's
FYZICAL THERAPY & BALANCE CENTERS
McALISTER'S
TACO CABANA
FTNB
Olive Garden
SPEC'S
WHATABURGER
Cracker Barrel
75
NORTHBOUND
NORTHBOUND FRONTAGE ROAD

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-100

Retail – Anchored	Loan #9	Cut-off Date Balance:	$24,040,000
3609, 3811-4127 North U.S. Highway 75	Sherman Commons	Cut-off Date LTV:	69.7%
Sherman, TX 75090		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	10.8%

Sherman Commons
3609, 3811-4127 North U.S. Highway 75
Sherman, TX 75090
Lake Texoma
Cartwright
Colbert
BRYAN COUNTY
Red River
Randall Lake
Hendrix
OKLA.
TEXAS
Pottsboro
Denison
Eisenhower Birthplace Historic Site
Texoma Fairgrounds
Waterloo Park
Loy Park
Big Mineral Arm
Hagerman National Wildlife Refuge
Perrin AFB Historical Museum
North Texas Regional Airport
Grayson College
Texom Medical Center
GRAYSON COUNTY
Midway Mall
Sherman Town Center
Carrus Health
Lone Star Plaza
Austin College
Sherman
Kelly Square
Westwood Village
Sherman Medical Center
Southmayd
Sherman Municipal Airport
Bells
Grayson County Speedway
Meyers Industrial Park
Sunny Delight
Tyson Foods
Texas Instruments
Dorchester
Tom Bean
Howe
Dallas 61 miles
OKLAHOMA
TEXAS
Ardmore
Madill
Durant
Hugo
Lone Grove
Gainesville
Denison
Sherman
Bonham
Paris
Sanger
Celina
Anna
Denton
Prosper
McKinney
Commerce
Sulphur Springs
Frisco
Greenville
Lewisville
Allen
Plano
Rowlett
Royse City
Garland
Rockwall
DALLAS
Irving
Mesquite
FT. WORTH
Arlington
Terrell
Minepla
Mansfield
Seagoville
Kaufman

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-101

Mortgage Loan No. 9 – Sherman Commons

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Sherman, TX 75090
Original Balance:	$24,040,000			General Property Type:	Retail
Cut-off Date Balance:	$24,040,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	4.3%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2006/NAP
Borrower Sponsors:	The Retail Connection LP and Kobalt			Size:	275,348 SF
	Investment Company, LLC			Cut-off Date Balance Per SF:	$87
Guarantors:	Anderson Crosland and Six Square			Maturity Date Balance Per SF:	$87
	Capital, LTD.			Property Manager:	Kobalt Management Services LLC
Mortgage Rate:	6.5700%				(borrower-related)
Note Date:	4/28/2025
Maturity Date:	5/1/2030
Term to Maturity:	60 months
Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$2,591,361
Prepayment Provisions:	L(26),D(29),O(5)			UW NCF:	$2,399,162
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	10.8%
Additional Debt Type:	NAP			UW NCF Debt Yield:	10.0%
Additional Debt Balance:	NAP			UW NOI Debt Yield at Maturity:	10.8%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR:	1.50x
Reserves(1)				Most Recent NOI:	$2,699,576 (12/31/2024)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$2,571,767 (12/31/2023)
RE Taxes:	$199,205	$39,841	NAP	3rd Most Recent NOI:	$2,043,289 (12/31/2022)
Insurance(1):	$0	Springing	NAP	Most Recent Occupancy:	90.8% (4/4/2025)
Deferred Maintenance:	$54,688	$0	NAP	2nd Most Recent Occupancy:	97.0% (12/31/2024)
Replacement Reserve:	$0	$3,405	NAP	3rd Most Recent Occupancy:	97.0% (12/31/2023)
TI/LC Reserve:	$650,000	Springing	$650,000	Appraised Value (as of):	$34,500,000 (2/25/2025)
Outstanding TI/LC Reserve:	$490,674	$0	NAP	Appraised Value Per SF:	$125
Roof Repair Reserve:	$100,000	$0	NAP	Cut-off Date LTV Ratio:	69.7%
Gap Rent Reserve(2):	$58,520	$0	NAP	Maturity Date LTV Ratio:	69.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,040,000	65.0%	Purchase Price:	$34,343,434	92.8%
Borrower Equity:	$12,957,912	35.0%	Reserves:	$1,553,087	4.2%
			Closing Costs:	$1,101,390	3.0%
Total Sources:	$36,997,912	100.0%	Total Uses:	$36,997,912	100.0%

(1)	See “Escrows and Reserves” below.

The Mortgage Loan. The ninth largest mortgage loan (the “Sherman Commons Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,040,000 and secured by a first priority fee mortgage encumbering a 275,348 SF anchored retail property in Sherman, Texas (the “Sherman Commons Property”).

The Borrowers and the Borrower Sponsors. The borrowers for the Sherman Commons Mortgage Loan are Sherman Commons Kobalt TRC LLC and DE Sherman Commons LLC, both single-purpose Delaware limited liability companies with no independent director, as tenants-in-common. The borrower sponsors are The Retail Connection LP and Kobalt Investment Company, LLC (“Kobalt Investment”). The non-recourse guarantors are Anderson Crosland and Six Square Capital, LTD. Anderson Crosland is a founding partner and principal of Kobalt Investments. Kobalt Investment focuses on acquiring, leasing and managing retail centers and single tenant portfolios in urban and suburban markets. The Retail Connection LP (“TRC”), based in Dallas, Texas, is a large privately owned retail real estate brokerage, advisory, investment, and management firm in the United States. TRC represents more than 300 retail, restaurant, and entertainment chains across the country and over 30 million square feet of retail properties in Texas and the surrounding states.

The Property. The Sherman Commons Property is a 275,348 SF anchored retail property on an approximately 28.77-acre site in Sherman, Texas. The Sherman Commons Property has a nationally branded tenant mix, anchored by Academy Sports and Outdoors and Kohl’s, with other major tenants including Office Depot, PetSmart, Ulta and Five Below. The tenant mix is comprised of a collection of service, medical, and food and beverage tenants leasing spaces that range in size from 1,372 to 74,769 SF. The Sherman Commons Property has a three-year historical occupancy average of approximately 96.0%. As of April 4, 2025, the Sherman Commons Property was 90.8% leased to 25 tenants. The rent roll is granular, with no tenant, other than Academy Sports and Outdoors and Kohl’s, accounting for more than 10.1% of UW base rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-102

Retail – Anchored	Loan #9	Cut-off Date Balance:	$24,040,000
3609, 3811-4127 North U.S. Highway 75	Sherman Commons	Cut-off Date LTV:	69.7%
Sherman, TX 75090		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	10.8%

Major Tenants.

Academy Sports and Outdoors (74,769 SF, 27.2% of NRA, 15.3% of underwritten base rent). Academy Sports and Outdoors is one of the largest American sporting goods and outdoors stores, and was founded in 1938 in San Antonio, Texas. Academy Sports offers a variety of hunting, fishing, and camping gear in addition to sports products and apparel. The company remains headquartered in Texas and has over 301 locations across 21 states. Academy Sports and Outdoors has been in occupancy since the Sherman Commons Property opened in March 2007 and renewed its lease in February 2022 for 5 years, has a lease expiration date of January 31, 2027, and has two, 5-year renewal options remaining.

Kohl's (68,725 SF, 25.0% of NRA, 13.3% of underwritten base rent). Kohl’s is a leading omnichannel community retailer that has over 1,100 stores across 49 states. Kohl’s sells apparel, footwear and accessories for women, men and children, and soft home products, such as sheets and pillows and house wares targeted to middle-income customers. The company was founded in 1962 and is headquartered in Menomonee Falls, Wisconsin. Kohl’s has been in occupancy since the Sherman Commons Property opened in March 2007, has a lease expiration date of January 31, 2032, and has five, 5-year renewal options remaining.

The following table presents a summary regarding the major stores at the Sherman Commons Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	% of Total Annual UW Base Rent
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Academy Sports and Outdoors	NR/NR/BB+	74,769	27.2%	$448,614	$6.00	15.3%	1/31/2027	2 x 5 year	N
Kohl's	BB-/Ba3/BB-	68,725	25.0%	$390,000	$5.67	13.3%	1/31/2032	5 x 5 year	N
PetSmart	NR/NR/NR	20,087	7.3%	$236,022	$11.75	8.1%	4/30/2032	2 x 5 year	N
Office Depot	NR/NR/NR	16,909	6.1%	$295,908	$17.50	10.1%	11/30/2028	2 x 5 year	N
Ulta	NR/NR/NR	10,070	3.7%	$196,667	$19.53	6.7%	2/28/2027	3 x 5 year	N
Subtotal/Wtd. Avg.		190,560	69.2%	$1,567,211	$8.22	53.5%

Other Tenants		59,466	21.6%	$1,362,742	$22.92	46.5%
Occupied Subtotal/Wtd. Avg.		250,026	90.8%	$2,929,953	$11.72	100.0%

Vacant Space		25,322	9.2%
Total/Wtd. Avg.		275,348	100.0%

(1)	Information is based on the underwritten rent roll dated April 4, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-103

Retail – Anchored	Loan #9	Cut-off Date Balance:	$24,040,000
3609, 3811-4127 North U.S. Highway 75	Sherman Commons	Cut-off Date LTV:	69.7%
Sherman, TX 75090		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	10.8%

The following table presents certain information relating to the lease rollover at the Sherman Commons Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Total UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	1	1,816	0.7%	0.7%	$50,699	1.7%	1.7%	$27.92
2026	1	1,500	0.5%	1.2%	$31,500	1.1%	2.8%	$21.00
2027	8	105,493	38.3%	39.5%	$1,127,412	38.5%	41.3%	$10.69
2028	6	29,327	10.7%	50.2%	$593,724	20.3%	61.5%	$20.24
2029	2	4,300	1.6%	51.7%	$106,680	3.6%	65.2%	$24.81
2030(3)	1	5,568	2.0%	53.8%	$97,496	3.3%	68.5%	$17.51
2031	0	0	0.0%	53.8%	$0	0.0%	68.5%	$0.00
2032	2	88,812	32.3%	86.0%	$626,022	21.4%	89.9%	$7.05
2033	2	4,826	1.8%	87.8%	$109,972	3.8%	93.6%	$22.79
2034	0	0	0.0%	87.8%	$0	0.0%	93.6%	$0.00
2035	2	8384	3.0%	90.8%	$186,448	6.4%	100.0%	$22.24
2036 & Thereafter	0	0	0.0%	90.8%	$0	0.0%	100.0%	$0.00
Vacant	0	25,322	9.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	25	275,348	100.0%		2,929,953	100.0%		$11.72

(1)	Information is based on the underwritten rent roll dated April 4, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	The Sherman Commons Mortgage Loan has a maturity date of May 1, 2030.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Sherman Commons Property is located at the crossroads of U.S. Highways 75 and 82 in Grayson County, Texas, which is 65 miles north of the Dallas / Fort Worth metroplex. The Sherman Commons Property is situated within the major retail epicenter for Sherman, Texas, with The Home Depot, Lowes, Target, Walmart Supercenter, Sam’s Club and Aldi all located within one half mile. Sherman, Texas is home to Austin College, Grayson College, and major employers such as Texoma Healthcare Systems, Tyson Foods, and Ruiz Foods. The Sherman Commons Property is located within the Sherman-Denison MSA market and the City of Sherman submarket. According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the Sherman-Denison MSA market was approximately 4.4%, with average asking rents of $11.54 PSF and inventory of approximately 8.6 million SF. According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the City of Sherman submarket was approximately 5.4%, with average asking rents of $11.42 PSF and inventory of approximately 5.3 million SF. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Sherman Commons Property was 3,396, 31,561, and 52,883, respectively. According to the appraisal, the 2024 average household income within the same radii was $64,035, $83,044, and $84,901, respectively.

The following table presents comparable retail leases with respect to the Sherman Commons Property:

Comparable Leases Summary
Property/Location	Year Built	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Months)	Rent PSF	Lease Type
Sherman Commons Property (subject)(1) Sherman, TX	2006	Whataburger Cowboy Chicken	3,218 3,000	June 2008 Dec. 2017	240 124	$29.61 $22.00	NNN NNN
Sherman Town Center Sherman, TX	1989	Unspecified	3,000	March 2025	60	$28.00	NNN
Taco Cabana Sherman, TX	2007	Taco Cabana	2,844	Feb. 2021	240	$29.01	NNN
Sherman Crossing Sherman, TX	1987	Undisclosed	2,500	August 2024	60	$29.50	NNN
Shops at Taylor Sherman, TX	1984	HTeaO	1,739	April 2023	120	$41.40	NNN

 Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated April 4, 2025 other than Year Built.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-104

Retail – Anchored	Loan #9	Cut-off Date Balance:	$24,040,000
3609, 3811-4127 North U.S. Highway 75	Sherman Commons	Cut-off Date LTV:	69.7%
Sherman, TX 75090		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	10.8%

The following table presents information relating to the appraisal’s market rent conclusion for the Sherman Commons Property:

Market Rent Summary
	Market Rent	Escalations	Term (Months)	Reimbursements	TI Allowance (PSF) (New)	Leasing Commissions (New / Renewal)
Large Anchor Space:	$6.50	10% every 5 Yrs.	120	NNN	$40.00	6.0% / 3.0%
Anchor Space:	$14.50	10% every 5 Yrs.	120	NNN	$40.00	6.0% / 3.0%
Junior Anchor Space:	$17.50	10% every 5 Yrs.	120	NNN	$40.00	6.0% / 3.0%
Large Shop Space:	$22.00	10% every 5 Yrs.	120	NNN	$40.00	6.0% / 3.0%
Ground Lease Pad Space:	$31.08	10% every 5 Yrs.	120	NNN	$0.00	6.0% / 3.0%
In-Line Shop Space:	$25.00	2.50%/year	60	NNN	$25.00	6.0% / 3.0%
Profile Shop Bldg 3903 Space:	$29.00	2.50%/year	60	NNN	$25.00	6.0% / 3.0%
Profile Shop Bldg 4001 Space:	$29.00	2.50%/year	60	NNN	$25.00	6.0% / 3.0%

 Source: Appraisal.

Appraisal. The appraisal concluded to an “As-Is” value for the Sherman Commons Property of $34,500,000 as of February 25, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated March 10, 2025, there was no evidence of any recognized environmental conditions at the Sherman Commons Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sherman Commons Property:

Cash Flow Analysis
	2022	2023	2024		UW		UW PSF
Gross Potential Rent(1)	$2,488,066	$2,848,780	$3,031,941		$3,294,459		$11.96
Reimbursements	$805,152	$935,797	$872,157		$1,179,320		$4.28
Other Income	$21,434	$20,237	$15,000		$15,000		$0.05
(Vacancy / Credit Loss)	$0	$0	$0		($484,886)		($1.76)
Effective Gross Income	$3,314,653	$3,804,814	$3,919,097		$4,003,893		$14.54

Real Estate Taxes	$739,834	$696,319	$698,907		$785,684		$2.85
Insurance	$71,291	$77,110	$96,397		$232,415		$0.84
Other Operating Expenses	$460,239	$459,618	$424,217		$394,433		$1.43
Total Operating Expenses	$1,271,364	$1,233,047	$1,219,521		$1,412,532		$5.13

Net Operating Income	$2,043,289	$2,571,767	$2,699,576		$2,591,361		$9.41
Replacement Reserves	$0	$0	$0		$41,302		$0.15
TI/LC	$0	$0	$0		$150,897		$0.55
Net Cash Flow	$2,043,289	$2,571,767	$2,699,576		$2,399,162		$8.71

Occupancy (%)	93.7%	97.0%	90.8%	(2)	88.9%	(2)
NOI DSCR	1.28x	1.61x	1.69x		1.62x
NCF DSCR	1.28x	1.61x	1.69x		1.50x
NOI Debt Yield	8.5%	10.7%	11.2%		10.8%
NCF Debt Yield	8.5%	10.7%	11.2%		10.0%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated April 4, 2025 and includes rent steps underwritten through April 2026 totaling $144,297.
(2)	UW Occupancy (%) represents economic occupancy. 2024 Occupancy (%) is based on the underwritten rent roll dated April 4, 2025.

Escrows and Reserves.

Real Estate Taxes – At origination, the borrower deposited $199,205 into a reserve for real estate taxes. The Sherman Commons Mortgage Loan documents require the borrower to make ongoing monthly deposits into such reserve in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at $39,841 monthly. Notwithstanding the foregoing, the borrower is not required to make deposits into such reserve (X) with respect to tenants that pay their taxes annually to the borrower, so long as (i) such tenants are paying taxes to the borrower as required under their leases and (ii) the borrower has provided the lender with satisfactory written evidence, prior to the due date of such taxes, that such taxes have been paid and (Y) with respect to tenants that pay their taxes directly to the taxing authority, so long as the borrower has provided the lender with written evidence, prior to the due date of such taxes, that such taxes have been paid.

Insurance – The Sherman Commons Mortgage Loan documents require the borrower to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-105

Retail – Anchored	Loan #9	Cut-off Date Balance:	$24,040,000
3609, 3811-4127 North U.S. Highway 75	Sherman Commons	Cut-off Date LTV:	69.7%
Sherman, TX 75090		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	10.8%

of the insurance policies. Notwithstanding the foregoing, the borrower is not required to make deposits into such reserve so long as (A) (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender with evidence that all insurance coverages maintained by the borrower are part of a blanket policy which satisfies the requirements of the Sherman Commons Mortgage Loan documents, and (iii) the borrower provides the lender with paid receipts for the payment of the insurance premiums at least 20 days prior to the expiration dates of said policies and (B) with respect to any tenants that provide casualty insurance for their own buildings, the borrower provides the lender with evidence of the renewal of such policies at least 20 days prior to the expiration dates of said policies.

Deferred Maintenance - The Sherman Commons Mortgage Loan documents require an upfront deposit of $54,688 into a reserve for required repairs.

Replacement Reserve – The Sherman Commons Mortgage Loan documents require ongoing monthly deposits into a reserve for capital expenditures in an amount equal to approximately $3,405.

Outstanding Leasing Cost Reserve – The Sherman Commons Mortgage Loan documents require an upfront deposit of approximately $490,674 into a reserve for outstanding tenant improvements and leasing commissions.

Tenant Improvements and Leasing Commissions Reserve – The Sherman Commons Mortgage Loan documents require an upfront deposit of $650,000 into a reserve for tenant improvement and leasing commission expenses and ongoing monthly deposits of approximately $34,419 into such reserve at any time the amount in such reserve falls below $650,000 (the “TI&LC Reserve Cap”), until such reserve is replenished to equal the TI&LC Reserve Cap. At such time as all Trigger Tenants (as defined below) have renewed their respective leases past the maturity date of the Sherman Commons Mortgage Loan, the TI&LC Reserve Cap will be reduced to $325,000.

“Trigger Tenant” means the tenant Academy, Ltd., and/or the tenant Kohl’s Texas, L.P., and, in each case, any successor or replacement tenant approved by the lender.

Roof Repair Reserve — The Sherman Commons Mortgage Loan documents require an upfront deposit of $100,000 into a reserve for the insurance deductible for roof damage sustained at the Sherman Commons Property. The borrower is required to use commercially reasonable efforts to settle the insurance claim in a timely manner, to deposit the funds received from the insurance claim into the roof repair reserve within ten days of the settlement of such claim, and to complete the roof repairs within 120 days of such deposit.

Gap Rent Reserve — The Sherman Commons Mortgage Loan documents require an upfront deposit of $58,520 into a reserve for gap rent for the tenant The Men’s Wearhouse, LLC.

Lockbox and Cash Management. The Sherman Commons Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the Sherman Commons Mortgage Loan documents required the borrower to establish and maintain a lockbox account for the benefit of the lender and to cause all rents to be deposited directly into such lockbox account, and to deposit any rents or other income from the Sherman Commons Property otherwise received into such lockbox account, within one business day after receipt. In addition, at origination, the Sherman Commons Mortgage Loan documents required a cash management account for the benefit of the lender to be established. During a Cash Sweep Period (as defined below), all funds in the lockbox account are required to be wired on each business day to the cash management account and, provided no event of default is continuing under the Sherman Commons Mortgage Loan documents, all funds on deposit in the cash management account on each monthly payment date during a Cash Sweep Period are required to be applied in the following order of priority: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Sherman Commons Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve and tenant improvements and leasing commissions reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the borrower’s annual budget together with other amounts incurred by the borrower in connection with the operation and maintenance of the Sherman Commons Property and approved by the lender in its reasonable discretion and (v) if a Cash Sweep Period then exists, to deposit any remainder into a subaccount of the cash management account to be held as additional collateral for the Sherman Commons Mortgage Loan or if no Cash Sweep Period then exists, any remaining funds are required to be disbursed to the borrower pursuant to written instructions provided by the borrower.

A “Cash Sweep Period” means the period commencing upon the occurrence of (i) of an event of default, (ii) the debt service coverage ratio being less than 1.25x at the end of any calendar quarter, (iii) any Trigger Tenant ceases to do business open to the public at the Sherman Commons Property, files bankruptcy or vacates its leased space prior to its lease expiration date, or (iv) for any Trigger Tenant, the earlier of (x) the date the Trigger Tenant gives notice to vacate or (y) nine months prior to such tenant’s lease expiration date, and ending upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the date the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, (c) with respect to clause (iii) above, either (w) the applicable lease is affirmed in bankruptcy, (x) the applicable tenant is open for business and in occupancy of all of its space, (y) the entire subject space is re-leased to a new tenant or such lesser portion of the subject space, for which the new rental income to be received is equal to or greater than the previous rental income received for the applicable tenant, is re-leased to a new tenant, in each case on terms approved by the lender, such tenant has taken occupancy, is doing business and paying unabated rent, with all leasing commissions and tenant improvements fully paid, and such tenant has provided an estoppel confirming such matters, or (z) if such period has continued for 12 or more consecutive months, the borrower provides evidence satisfactory to the lender that the debt service coverage ratio for the Sherman Commons Property has been at least 1.25x for the immediately preceding calendar quarter or (d) with respect to clause (iv) above, either (x) the applicable tenant has renewed or extended its lease on terms and conditions acceptable to the lender prior to the expiration of such lease or (y) the borrower provides evidence of a cure under clauses (c)(y) or (c)(z) above. Alternatively, with respect to clauses (iii) and (iv) above, the borrower may deposit into a reserve account with the lender $400,000 or provide lender with a letter of credit in such amount, to cure such Cash Sweep Period.

Terrorism Insurance. The Sherman Commons Mortgage Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to the full replacement cost of the Sherman Commons Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-106

Manufactured Housing – Manufactured Housing	Loan #10	Cut-off Date Balance:	$23,500,000
Various	Clear Trail 3-Pack	Cut-off Date LTV:	66.2%
Various, Various		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-107

Manufactured Housing – Manufactured Housing	Loan #10	Cut-off Date Balance:	$23,500,000
Various	Clear Trail 3-Pack	Cut-off Date LTV:	66.2%
Various, Various		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.4%

Montrose
Clio
GENESEE COUNTY
Mount Morris
Mount Morris Rd
Beecher
Flushing
FLINT
Burton
Lennon
Swartz Creek
AMTRAK
Ann Arbor 60 miles
Detroit 63 miles
Hill Rd
2

Painted Post
Gang Mills
Corning
Big Flats
Horseheads
Erin
Van Etten
CHEMUNG COUNTY
TIOGA COUNTY
Elmira Heights
South Corning
West Elmira
Elmira
Southport
Caton
STEUBEN COUNTY
Lindley
NEW YORK
PENNSYLVANIA
Waverly
Sayre
Athens
Binghamton 37 miles
Lawrenceville
Millerton
Mosherville
Fassett
Gillett
Tioga
Roseville
BRADFORD COUNTY
Milan
Mansfield
Sylvania
Troy
Burlington
Towanda
TIOGA COUNTY
Alba
Blossburg
Canton
Monroe
Williamsport 40 miles
1

PERSON
VANCE
WARREN
NORTHAMPTON
HALIFAX
Butner
FRANKLIN
Red Oak
BERTIE
Durham
Wake Forest
NASH
Rocky Mount
EDGECOMBE
Williamston
RALEIGH
Cary
MARTIN
Apex
WAKE
Wilson
PITT
Holly Springs
Clayton
WILSON
Greenville
Fuquay-Varina
Smithfield
Washington
WAYNE
GREENE
BEAUFORT
HARNETT
JOHNSTON
Goldsboro
La Grange
Kinston
LENOIR
CRAVEN
Plain View
Fayetteville
Keener
New Bern
JONES
SAMPSON
CUMBERLAND
DUPLIN
CROATAN NATIONAL FOREST
ONSLOW
BLADEN
Piney Green
CARTERET
ROBESON
Jacksonville
Lumberton
Bladen Lakes State Forest
PENDER
3

Clear Trail 3-Pack

1	Town & Country	Troy, PA
2	Meadowbrook	Flushing, MI
3	Timberlake	La Grange, NC

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-108

Mortgage Loan No. 10 – Clear Trail 3-Pack

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Various
Original Balance:	$23,500,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$23,500,000			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	4.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/NAP
Borrower Sponsor:	Andrew J. Reisinger			Size:	520 Pads
Guarantor:	Andrew J. Reisinger			Cut-off Date Balance Per Pad:	$45,192
Mortgage Rate:	6.3500%			Maturity Date Balance Per Pad:	$45,192
Note Date:	4/10/2025			Property Manager:	Clear Trail Real Estate
Maturity Date:	5/1/2030				Management, LLC
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$1,975,033
Seasoning:	2 months			UW NCF:	$1,948,633
Prepayment Provisions:	L(23),YM1(32),O(5)			UW NOI Debt Yield:	8.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	8.3%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	8.4%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.29x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$1,708,523 (3/31/2025 TTM)
				2nd Most Recent NOI:	$1,684,061 (12/31/2024)
				3rd Most Recent NOI:	$1,546,333 (12/31/2023)
				Most Recent Occupancy(2):	87.1% (3/1/2025)
Reserves(1)				2nd Most Recent Occupancy(2):	86.6% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	82.4% (12/31/2023)
RE Taxes:	$85,213	$21,303	NAP	Appraised Value (as of):	$35,500,000 (Various)
Insurance:	$11,737	$2,347	NAP	Appraised Value per Pad:	$68,269
Deferred Maintenance:	$358,476	$0	NAP	Cut-off Date LTV Ratio:	66.2%
Replacement Reserve:	$90,000	$2,200	NAP	Maturity Date LTV Ratio:	66.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,500,000	100.0%	Loan Payoff:	$12,349,098	52.5%
			Return of Equity:	$9,395,000	40.0%
			Closing Costs:	$1,210,476	5.2%
			Reserves:	$545,426	2.3%
Total Sources:	$23,500,000	100.0%	Total Uses:	$23,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	Occupancy information excludes 111 non-leasable homesites that are in various stages of development.

The Mortgage Loan. The tenth largest mortgage loan (the “Clear Trail 3-Pack Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,500,000 and secured by a first priority fee mortgage encumbering three manufactured housing properties totaling 520 pads located across three states (collectively the “Clear Trail 3-Pack Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the Clear Trail 3-Pack Mortgage Loan are MI 2020 Meadowbrook, LLC, NC 2019 Timberlake, LLC and PA 2018 Town & Country, LLC, each a single-purpose Delaware limited liability company, with one independent director in its respective organizational structure. The borrower sponsor and non-recourse carve-out guarantor for the Clear Trail 3-Pack Mortgage Loan is Andrew J. Reisinger, founder and chief executive office of Clear Trail Real Estate Management, LLC (“Clear Trail”). Andrew J. Reisinger has acquired about 150 communities and more than 20,000 homesites since 2005, including the Clear Trail 3-Pack Properties.

The Properties. The Clear Trail 3-Pack Properties are comprised of three manufactured housing properties totaling 520 pads and located across three states. The Clear Trail 3-Pack Properties are located in Flushing, Michigan (321 pads), La Grange, North Carolina (104 pads), and Troy, Pennsylvania (95 pads). The 520-pad portfolio includes 245 affiliate-owned homes, 224 tenant-owned homes, and 51 rent-to-own homes. The Clear Trail 3-Pack Properties also include 111 non-leasable homesites that are in various stages of development, and which are not included in the occupancy information herein.

The borrower sponsor acquired the properties between October 2018 and March 2020. Since acquisition, the borrowers have converted 41 non-leasable homesites to leasable, evicted non-paying tenants, and invested in capital improvements including $1.4 million in 2023 and 2024 on land improvements, home costs, and equipment. The borrowers have increased net operating income from $1.0 million for various reporting periods at acquisition to $1.7 million as of the trailing twelve months ending March 31, 2025. The borrowers have successfully implemented annual rent increases ranging between $15 and $40 per homesite.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-109

Manufactured Housing – Manufactured Housing	Loan #10	Cut-off Date Balance:	$23,500,000
Various	Clear Trail 3-Pack	Cut-off Date LTV:	66.2%
Various, Various		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.4%
Portfolio Summary
Property Name	City, State	Pads	Year Built / Renovated	Occupancy(1)	Allocated Loan Cut-off Date Balance	% of Allocated Loan Cut-off Date Balance	Appraised Value	UW NOI	% of UW NOI
Meadowbrook	Flushing, MI	321	1971 / NAP	84.7%	$16,325,000	69.5%	$25,700,000	$1,352,808	68.5%
Timberlake	La Grange, NC	104	1985 / NAP	93.3%	$4,317,000	18.4%	$5,900,000	$367,645	18.6%
Town & Country	Troy, PA	95	1970 / NAP	88.4%	$2,858,000	12.2%	$3,900,000	$254,579	12.9%
Total/Wtd. Avg.		520		87.1%	$23,500,000	100.0%	$35,500,000	$1,975,033	100.0%

Source: Appraisals, unless otherwise noted.

(1)	Occupancy is based on the borrower rent rolls dated March 1, 2025.

Portfolio Unit Mix(1)(2)
Property Name	Total Pads	Tenant-Owned	Affiliate-Owned(3)	Rent-To-Own(4)
Meadowbrook	321	97	195	29
Timberlake	104	45	39	20
Town & Country	95	82	11	2
Total/Wtd. Avg.	520	224	245	51

(1)	Unit Mix is based on the borrower rent rolls dated March 1, 2025.
(2)	There are 111 non-leasable homesites that are in various stages of development and not included in the above table.
(3)	Affiliate-owned manufactured homes are owned by an affiliate of the borrowers. Rents for such manufactured homes are paid to such affiliate by the residents of such manufactured homes, and pad rents for the related pads are paid to the related borrower by such residents.
(4)	Rent-to-own manufactured homes are owned by an affiliate of the borrowers initially, and the residents gain ownership by making scheduled rent payments with an option or obligation to purchase the home at the end of the lease term, often applying part of the rent toward purchase price.

Portfolio Amenities
Property Name	Water / Sewer	Amenities
Meadowbrook	Public / Public	Paved Roads, Clubhouse, Mail Kiosk, Office, Playground
Timberlake	Public / Private	Paved Roads, Mailboxes, Office
Town & Country	Private / Private	Paved Road, Mailboxes

The Market. The Clear Trail 3-Pack Properties are located in submarkets with average vacancy rates ranging from 2.3% to 14.9%, with a weighted average of 4.3%. Market rate per pad per month ranges from $230 to $710, with a weighted average of $542.

The Meadowbrook property is located within the Midwest region of the United States. According to the March 1, 2025 rent roll, the Meadowbrook property was 84.7% leased with an average rent of $577 per pad per month. The appraisal’s comparable properties have a weighted average occupancy of 98.7% and are leased at $529-$710 per pad per month. The appraisal also contained an affordability analysis within a 5-mile radius which concluded that the total monthly cost of owning a home at the Meadowbrook community was $1,439 per month compared to $1,809 per month to own a single family home ranging in size from two-bedroom, one-bathroom to four-bedroom, two-bathroom and $1,610 per month to rent a two-bedroom apartment. The appraisal concluded the Meadowbrook property has a 26% affordability delta when compared to the cost of a single-family home. According to the appraisal firm’s discussions with the local zoning and building departments, there are no manufactured housing communities (“MHCs”) planned, proposed or under-construction in the immediate area that would be considered competitive to the Meadowbrook property.

The Timberlake property is located within the Southern region of the United States. According to the March 1, 2025 rent roll, the Timberlake property was 93.3% leased with an average rent of $397 per pad per month. The appraisal’s comparable properties have a weighted average occupancy of 85.1% and are leased at $265-$525 per pad per month. The appraisal also contained an affordability analysis within a 5-mile radius which concluded that the total monthly cost of owning a home at the Timberlake community was $978 per month compared to $1,258 per month to own a single family home ranging in size from two-bedroom, one-bathroom to four-bedroom, two-bathroom and $1,035 per month to rent a two-bedroom apartment. The appraisal concluded the Timberlake property has a 29% affordability delta when compared to the cost of a single-family home. According to the appraisal firm’s discussions with the local zoning and building departments, there are no MHCs planned, proposed or under-construction in the immediate area that would be considered competitive to the Timberlake property.

The Town & Country property is located within the Northeast region of the United States. According to the March 1, 2025 rent roll, the Town & Country property was 88.4% leased with an average rent of $398 per pad per month. The appraisal’s comparable properties have a weighted average occupancy of 97.3% and are leased at $230-$395 per pad per month. The appraisal also contained an affordability analysis within a 5-mile radius which concluded that the total monthly cost of owning a home at the Town & Country community was $948 per month compared to $1,681 per month to own a single family home ranging in size from two-bedroom, one-bathroom to four-bedroom, two-bathroom and $1,010 per month to rent a two-bedroom apartment. The appraisal concluded the Town & Country property has a 77% affordability delta when compared to the cost of a single-family home. According to the appraisal firm’s discussions with the local zoning and building departments, there are no MHCs planned, proposed or under-construction in the immediate area that would be considered competitive to the Town & Country property.

Appraisal. According to the appraisals dated between February 23, 2025 and March 10, 2025, the Clear Trail 3-Pack Properties had an aggregate “As-is” appraised value of $35,500,000.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-110

Manufactured Housing – Manufactured Housing	Loan #10	Cut-off Date Balance:	$23,500,000
Various	Clear Trail 3-Pack	Cut-off Date LTV:	66.2%
Various, Various		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.4%

Environmental Matters. According to the Phase I environmental site assessments dated between March 5, 2025 and March 7, 2025, there was no evidence of any recognized environmental conditions at the Clear Trail 3-Pack Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Clear Trail 3-Pack Properties:

Cash Flow Analysis
	2023	2024	TTM 3/31/2025	UW	UW Per Pad
Gross Potential Rent(1)	$2,305,195	$2,498,072	$2,560,687	$3,247,046	$6,244
Reimbursements	$235,152	$219,588	$215,920	$228,017	$438
Other Income	$139,251	$126,702	$127,927	$127,927	$246
(Vacancy / Credit Loss)	$0	$0	$0	($529,020)	($1,017)
Effective Gross Income	$2,679,598	$2,844,362	$2,904,534	$3,073,970	$5,911

Real Estate Taxes	$248,970	$247,026	$249,065	$241,946	$465
Insurance	$14,800	$17,175	$18,741	$27,349	$53
Other Operating Expenses	$869,495	$896,100	$928,205	$829,643	$1,595
Total Operating Expenses	$1,133,265	$1,160,301	$1,196,011	$1,098,938	$2,113

Net Operating Income(2)	$1,546,333	$1,684,061	$1,708,523	$1,975,033	$3,798
Replacement Reserves	$0	$0	$0	($26,400)	($51)
TI/LC	$0	$0	$0	$0	$0
Net Cash Flow	$1,546,333	$1,684,061	$1,708,523	$1,948,633	$3,747

Occupancy (%)(3)(4)	82.4%	86.6%	87.1%	83.7%
NOI DSCR	1.02x	1.11x	1.13x	1.31x
NCF DSCR	1.02x	1.11x	1.13x	1.29x
NOI Debt Yield	6.6%	7.2%	7.3%	8.4%
NCF Debt Yield	6.6%	7.2%	7.3%	8.3%

(1)	UW Gross Potential Rent is based on the borrower rent rolls dated March 1, 2025.
(2)	The increase in Net Operating Income from TTM to UW is primarily due to annual rent increases that occur in January and lower Other Operating Expenses given all management fees above 3.0% are subordinate to the Clear Trail 3-Pack Mortgage Loan.
(3)	TTM 3/31/2025 Occupancy is based on the borrower rent rolls dated March 1, 2025.
(4)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies.

Escrows and Reserves.

Deferred Maintenance – The Clear Trail 3-Pack Mortgage Loan documents provide for an upfront reserve of $358,476 for deferred maintenance.

Real Estate Taxes – The Clear Trail 3-Pack Mortgage Loan documents require the borrowers to deposit approximately $85,213 into an upfront reserve for real estate taxes on the origination date. In addition, the Clear Trail 3-Pack Mortgage Loan documents require ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months for the Clear Trail 3-Pack Properties (initially estimated at $21,303 monthly).

Insurance – The Clear Trail 3-Pack Mortgage Loan documents require the borrowers to deposit approximately $11,737 into an upfront reserve for insurance premiums on the origination date. In addition, the Clear Trail 3-Pack Mortgage Loan documents require ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially estimated at $2,347 monthly). Notwithstanding the foregoing, the borrowers are not required to make deposits into such reserve so long as (i) no event of default has occurred and is continuing, (ii) the borrowers provide the lender with evidence that the liability and casualty policies maintained by the borrowers are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrowers provide the lender with evidence of renewal of such policies and paid receipts for the payment of the insurance premiums at least 10 days prior to the expiration dates of such policies.

Replacement Reserve – The Clear Trail 3-Pack Mortgage Loan documents require the borrowers to deposit $90,000 into an upfront reserve at origination for the costs of asphalt seal coating required for the Meadowbrook property within 12 months of the origination date. In addition, the Clear Trail 3-Pack Mortgage Loan documents require ongoing monthly deposits of approximately $2,200 into a reserve for capital expenditures.

Lockbox and Cash Management. The Clear Trail 3-Pack Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrowers are required to establish and maintain a lockbox account for the benefit of the lender, and to deposit any funds received by the borrowers or property manager into the lockbox account within one business day of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender has the right to establish, and the borrowers are required to cooperate with the lender to establish, a lender-controlled cash management account. At the lender’s option, during the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to the cash management account and, provided no event of default is continuing under the Clear

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-111

Manufactured Housing – Manufactured Housing	Loan #10	Cut-off Date Balance:	$23,500,000
Various	Clear Trail 3-Pack	Cut-off Date LTV:	66.2%
Various, Various		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.4%

Trail 3-Pack Mortgage Loan documents, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Clear Trail 3-Pack Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts into an excess cash flow reserve, to be held as additional security for the Clear Trail 3-Pack Mortgage Loan during such Cash Sweep Event Period, or if a Cash Sweep Event Period no longer exists, to be disbursed to the borrowers.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the Clear Trail 3-Pack Mortgage Loan documents, and ending upon the cure (if applicable) of such event of default; or
(ii)	commencing upon the debt service coverage ratio of the Clear Trail 3-Pack Mortgage Loan being less than 1.15x at the end of any calendar quarter and ending upon either (a) the date that such debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters or (b) provided that the debt service coverage ratio is above 1.00x, the borrowers may avoid a Cash Sweep Event Period by posting cash or a letter of credit into a reserve established by the lender, in each case in an amount which if applied to the balance of the Clear Trail 3-Pack Mortgage Loan would cause the Clear Trail 3-Pack Properties to have a debt service coverage ratio of 1.15x.

Letters of Credit. The borrowers have the right to deliver a letter of credit meeting the requirements of the Clear Trail 3-Pack Mortgage Loan documents in lieu of any cash deposits required to be made pursuant to a Cash Sweep Event Period.

Terrorism Insurance. The borrowers are required to obtain and maintain an “all risk” property insurance policy that covers acts of terrorism in an amount equal to the “full replacement cost” of the Clear Trail 3-Pack Properties together with 12 months of business income insurance with an extended period of indemnity of up to six months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA) (i) is in effect and (ii) continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-112

Office – CBD	Loan #11	Cut-off Date Balance:	$23,250,000
225 Broadway	225 Broadway	Cut-off Date LTV:	48.4%
San Diego, CA 92101		UW NCF DSCR:	4.27x
		UW NOI Debt Yield:	30.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-113

Office – CBD	Loan #11	Cut-off Date Balance:	$23,250,000
225 Broadway	225 Broadway	Cut-off Date LTV:	48.4%
San Diego, CA 92101		UW NCF DSCR:	4.27x
		UW NOI Debt Yield:	30.4%

San Diego International Airport
Midtown
Harborview
Little Italy
Columbia
Park West
SAN DIEGO
Cortez Hill
Downtown San Diego
East Village
Gaslamp Quarter
Marina
Golden Hill
Sherman Heights
Barrio Logan
BALBOA PARK
San Diego Bay
225 Broadway
225 Broadway
San Diego, CA 92101
San Diego Zoo
Sheryl and Harvey White Theatre
Museum of Us
SD Museum of Art
Timken Art Museum
San Diego Natural History Museum
Fleet Science Center
Mingei International Museum
San Diego Model Railroad Museum
San Diego Automotive Museum
Comic-Con Museum
Starlight Bowl Balboa Park
San Diego Air & Space Museum
The San Diego Veterans Museum
Naval Medical Center
Balboa Stadium
San Diego City College
California Western School of Law
Thomas Jefferson School of Law
NewSchool of Architecture & Design
San Diego County Administrative Center
Maritime Museum of San Diego
Port of San Diego Cruise Ship Terminal
USS Midway Museum
One America Plaza
Emerald Plaza
Hall of Justice
First Allied Plaza
Electra
U.S. District Court
SD Civic Theatre
Union Bank
Symphony Towers/ SD Symphony
Spreckels Theatre
Balboa Theatre
Horton Plaza
Sempra
The New Children's Museum
Children's Park
SD Chinese Historical Mus.
Park at the Park
Petco Park
San Diego Central Library
San Diego Convention Center
Seaport Village
Tuna Harbor Park
Pantoja Park
Amici Park
Embarcadero Marina Park North
Embarcadero Marina Park South
Cesar Chavez Park
TENTH AVENUE TERMINAL
SAN DIEGO-CORONADO BRIDGE
Coronado-Broadway Pier Ferry
SD TROLLEY GREEN LINE
COASTER COMMUTER
SD TROLLEY
ORANGE/BLUE LINES
SD TROLLEY ORANGE LINE
SD TROLLEY BLUE LINE
COUNTY CENTER
SANTA FE DEPOT
AMERICA PLAZA
CIVIC CENTER
5TH AVE.
CITY COLLEGE
12TH & MARKET
SEAPORT VILLAGE
CONVENTION CENTER
GASLAMP
12TH & IMPERIAL
BARRIO LOGAN
San Diego Fwy
Cabrillo Fwy
Laurel St.
Kalmia St.
Juniper St.
Ivy St.
Hawthorn St.
Grape St.
Elm St.
Date St.
Cedar St.
Beech St.
Ash St.
A St.
B St.
C St.
Broadway
W. Broadway
E St.
F St.
G St.
W. Market St.
Market St.
Island Ave.
J St.
K St.
Imperial Ave.
El Prado
Park Blvd.
Pershing Dr.
N. Harbor Dr.
W. Harbor Dr.
E. Harbor Dr.
Pacific Hwy.
Kettner Blvd.
India St.
State St.
Union St.
Brant St.
Albatross St.
Columbia St.
Front St.
1st Ave.
2nd Ave.
3rd Ave.
4th Ave.
5th Ave.
6th Ave.
7th Ave.
8th Ave.
9th Ave.
10th Ave.
11th Ave.
13th St.
14th St.
15th St.
16th St.
17th St.
19th St.
20th St.
21st St.
22nd St.
Gull St.
Terminal St.
Logan Ave.
National Ave.
Beardsley St.
Cesar Chavez Pkwy.
Oceanside
Vista
San Marcos
Carlsbad
Escondido
Encinitas
San Pasqual Valley
Ramona
Solana Beach
Poway
Del Mar
SAN DIEGO COUNTY
Pacific Ocean
Santee
La Jolla
SAN DIEGO
El Cajon
La Mesa
Coronado
Lemon Grove
Spring Valley
Jamul
National City
Chula Vista
Imperial Beach
TIJUANA
UNITED STATES
MEXICO

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-114

Mortgage Loan No. 11 – 225 Broadway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	San Diego, CA 92101
Original Balance:	$23,250,000			General Property Type:	Office
Cut-off Date Balance:	$23,250,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	4.2%			Title Vesting(2):	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1976/2016
Borrower Sponsor:	Daniel Negari			Size:	351,540 SF
Guarantor:	Daniel Negari			Cut-off Date Balance PSF:	$66
Mortgage Rate:	5.9640%			Maturity Date Balance PSF:	$66
Note Date:	6/12/2025			Property Manager(3):	CM Management Services; XYZ.Rent LLC
Maturity Date:	7/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$7,059,709
IO Period:	60 months			UW NCF	$6,009,874
Seasoning:	0 months			UW NOI Debt Yield:	30.4%
Prepayment Provisions:	L(24),D(30),O(6)			UW NCF Debt Yield:	25.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	30.4%
Additional Debt Type:	NAP			UW NCF DSCR:	4.27x
Additional Debt Balance:	NAP			Most Recent NOI:	$6,022,081 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$5,900,096 (12/31/2023)
Reserves(1)				3rd Most Recent NOI:	$5,589,492 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	82.3% (2/28/2025)
RE Taxes:	$155,538	Springing	NAP	2nd Most Recent Occupancy:	83.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	74. 6% (12/31/2023)
Replacement Reserve:	$0	Springing	NAP	Appraised Value (as of)(4):	$48,000,000 (2/4/2025)
TI/LC Reserve:	$43,943	$43,943	NAP	Appraised Value PSF:	$137
Free Rent Reserve:	$106,854	$0	NAP	Cut-off Date LTV Ratio(4):	48.4%
Outstanding TI Reserve:	$21,415	$0	NAP	Maturity Date LTV Ratio(4):	48.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$23,250,000	47.9%	Purchase Price(5):	$48,000,000	99.0%
Borrower Sponsor Equity:	$25,243,655	52.1%	Upfront Reserves:	$327,749	0.7%
			Closing Costs:	$165,905	0.3%
Total Sources:	$48,493,655	100.0%	Total Uses:	$48,493,655	100.0%

(1)	See “Escrows and Reserves”.
(2)	The borrower has provided its subleasehold interest under a parking sublease as additional collateral. See “The Property” below for additional information.
(3)	The 225 Broadway Property (as defined below) is primarily managed by. CM Management Services, a third party property manager. XYZ.Rent LLC, an affiliate of the borrower, provides certain supplementary property management services.
(4)	The appraisal provided for a “Land, As if Vacant” value for the 225 Broadway Property of $39,000,000 resulting in a loan-to-land value of 59.6%.
(5)	The borrower sponsor purchased the 225 Broadway Property in December 2024 in an all cash transaction, opting to finance thereafter.

The Mortgage Loan. The eleventh largest mortgage loan (the “225 Broadway Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $23,250,000. The 225 Broadway Mortgage Loan is secured by the borrower’s fee interest in a 351,540 SF office property in San Diego, California (the “225 Broadway Property”). The 225 Broadway Mortgage Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on June 12, 2025.

The Borrower and the Borrower Sponsor. The borrower is 225.XYZ LLC, a California limited liability company and single purpose entity indirectly owned and controlled by Daniel Negari.

Daniel Negari is the founder and Chief Executive Officer of XYZ, a domain extension that helps businesses, organizations and individuals establish strong online identities, with adopters including Alphabet/Google. Under Mr. Negari’s leadership, XYZ has been globally adopted by businesses and individuals in over 230 countries and territories. Daniel Negari also maintains significant commercial real estate holdings. In 2024, Mr. Negari strategically acquired multiple high-value properties primarily concentrated on the West Coast, including the 225 Broadway Property. Mr. Negari’s investments are primarily focused on prime locations with perceived long term development potential.

The Property. The 225 Broadway Property is a 22-story, Class A office tower comprised of 351,540 SF of net rentable area. Situated in San Diego's business district, the building was originally developed in 1976 and has undergone extensive renovations and upgrades. Prior to its acquisition by the Borrower Sponsor in 2024, the previous owner (The Irvine Company) invested nearly $39.8 million in capital improvements dating back to 2015, modernizing key areas such as the main lobby, common area hallways and elevators. With significant capital investment and a central location, the 225 Broadway Property is among the premier office properties in the San Diego Market. The 225 Broadway Property features on-site dining options and floor-

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-115

Office – CBD	Loan #11	Cut-off Date Balance:	$23,250,000
225 Broadway	225 Broadway	Cut-off Date LTV:	48.4%
San Diego, CA 92101		UW NCF DSCR:	4.27x
		UW NOI Debt Yield:	30.4%

to-ceiling glass windows that provide 360-degree views of San Diego and its waterfront. Designed to accommodate multiple tenants, the office floors are currently divided into 57 tenant spaces ranging from 386 to 15,959 SF. Additionally, the 255 Broadway Property offers 554 parking spaces, with 331 spaces in an on-site subterranean garage and 223 leased spaces at the nearby Horton Plaza garage pursuant to a sublease agreement between the borrower, as sublesse, and a third-party master tenant which in turn is a tenant under a master lease with a fee owner unaffiliated with the borrower. The 554 total parking spaces results in a parking ratio of 1.58 spaces per 1,000 SF at the 225 Broadway Property. The sublease requires an annual rent of $1 and has an expiration date in August 2045 with three, 10-year extensions, and one, 9-year extension with a fully extended expiration date in August 2084, all consistent with the underlying master lease. Pursuant to the sublease agreement, the 225 Broadway Property receives 46% of revenues generated from the parking operations at the Horton Plaza garage and pays 46% of expenses of the parking operations. The borrower has provided its subleasehold interest under the sublease as additional collateral. The borrower’s subleasehold interest is subordinate to any fee mortgage with respect to the parking spaces, and a foreclosure on the fee interest may result in a termination of the parking sublease agreement.

Daniel Negari purchased the 225 Broadway Property in a $48 million all-cash transaction in December 2024 from The Irvine Company. Along with sponsor equity in the amount of approximately $25 million, the 225 Broadway Mortgage Loan is being provided to help recapitalize the 225 Broadway Property. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus for additional information.

Currently, the 225 Broadway Property boasts a physical occupancy rate of 82.3%, with a diverse array of 37 tenants spanning various industries such as architecture, law, media, entertainment, fashion, and more. Prior to the COVID-19 pandemic, the property maintained an occupancy rate well in excess of 90.0%. As a function of the pandemic, the 225 Broadway Property experienced a dip in occupancy through 2022 with a trough of 73.2%. In recent years the 225 Broadway Property has rebounded as a function of significant leasing momentum. Since the fourth quarter of 2024, the borrower sponsor has executed 46,260 SF in new and renewal leases at rents generally in line with market.

Major Tenants.

Federal Defenders of San Diego, Inc. (46,923 SF; 13.3% of NRA; 18.7% of underwritten base rent) is a non-profit organization dedicated to providing legal defense services to individuals charged with federal crimes in the Southern District of California. Situated at the 225 Broadway Property, the organization is guided by a nine-member board of directors and supported by a team of 60 trial attorneys and 70 skilled support personnel. Attorneys at the Federal Defenders of San Diego represent clients facing a diverse array of federal charges, including immigration-related offenses due to the region's proximity to the U.S.-Mexico border, as well as cases involving bank robbery, fraud, counterfeiting, pornography, assault, and firearms violations. Federal Defenders of San Diego, Inc. has been at the 225 Broadway Property since 1992 and has renewed/expanded its footprint multiple times, most recently in October 2021 adding 3,535 SF. Federal Defenders of San Diego, Inc.’s lease expires in July 2030 and has no renewal options. Federal Defenders of San Diego Inc. may terminate its lease in the event that the tenant’s funding is not appropriated by Congress and approved by the Judicial Conference of the United States, by providing at least 120 days’ advance written notice and the payment of a termination fee in an amount equal to the unamortized tenant improvements at the time the termination is effective.

Gensler (21,347 SF; 6.1% of NRA; 10.0% of underwritten base rent) is a global architecture, design and planning firm which offers an extensive array of services to clients across a multitude of industries. Established in 1965, Gensler has a workforce of over 6,000 professionals operating from 57 offices, including the 225 Broadway Property, spanning 16 countries. The firm excels in delivering innovative solutions for a diverse range of projects, encompassing commercial buildings, corporate offices, retail spaces, educational institutions, hospitality venues, and residential developments. In 2025, Gensler earned the distinction of being named the #1 architectural firm in the world by a design magazine and was celebrated by a business magazine as one of America’s best large employers, underscoring its commitment to excellence and employee satisfaction. Gensler has occupied its leased space at the 225 Broadway Property since April 2017. Gensler’s lease is scheduled to expire in April 2027, with two, 5-year renewal options remaining and no termination options.

Jackson Lewis, P.C. (15,718 SF; 4.5% of NRA; 6.5% of underwritten base rent) is a law firm specializing in labor and employment law. Established in 1958, the firm employs over 1,000 attorneys located in major cities throughout the United States. Jackson Lewis, P.C. collaborates with employers to develop proactive strategies, policies, and business-oriented solutions that foster high-performing, stable workforces while minimizing legal risks associated with workplace law. Jackson Lewis, P.C. has occupied its leased space at the 225 Broadway Property since February 2012. Jackson Lewis, P.C.’s lease expires in November 2029 with no renewal or termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-116

Office – CBD	Loan #11	Cut-off Date Balance:	$23,250,000
225 Broadway	225 Broadway	Cut-off Date LTV:	48.4%
San Diego, CA 92101		UW NCF DSCR:	4.27x
		UW NOI Debt Yield:	30.4%

The following table presents certain information relating to the tenancy at the 225 Broadway Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/ Fitch)(3)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Federal Defenders of San Diego, Inc.(2)	NR/NR/NR	46,923	13.3%	$1,931,351	18.7%	$41.16	7/31/2030	None	Y
Gensler	NR/NR/NR	21,347	6.1%	$1,027,218	10.0%	$48.12	4/30/2027	2 x 5 year	N
Jackson Lewis, P.C.	NR/NR/NR	15,718	4.5%	$669,587	6.5%	$42.60	11/30/2029	None	N
Musick Peeler & Garret, LLP	NR/NR/NR	15,718	4.5%	$546,986	5.3%	$34.80	7/31/2028	None	N
Webstacks LLC	NR/NR/NR	15,718	4.5%	$537,556	5.2%	$34.20	5/31/2027	None	N
VitroRobertson LLC	NR/NR/NR	15,718	4.5%	$494,174	4.8%	$31.44	9/30/2028	None	N
Freeman Mathis & Gary, LLP	NR/NR/NR	10,049	2.9%	$394,569	3.8%	$39.26	7/31/2030	None	N
San Diego Theaters, Inc.	NR/NR/NR	11,196	3.2%	$357,376	3.5%	$31.92	5/31/2029	1 x 5 year	N
Panera Bread Bakery Café(3)	NR/NR/NR	5,665	1.6%	$318,826	3.1%	$56.28	3/31/2026
Haeggquist & Eck LLP	NR/NR/NR	6,286	1.8%	$303,597	2.9%	$48.30	6/30/2030
Subtotal/Wtd. Avg.		164,338	46.7%	$6,581,239	63.8%	$40.05

Other Occupied Tenants		124,957	35.5%	$3,733,082	36.2%	$29.87
Occupied Collateral Total		289,295	82.3%	$10,314,321	100.0%	$35.65

Vacant Space		62,245	17.7%
Total/Wtd. Avg.		351,540	100.0%

(1)	Based on the underwritten rent roll as of February 28, 2025, inclusive of contractual rent steps through February 2026.
(2)	In the event the Federal Defenders of San Diego, Inc.’s funding is not appropriated by Congress and approved by the Judicial Conference of the United States, the tenant may terminate its lease with at least 120 days’ advance written notice and the payment of a termination fee in an amount equal to the unamortized tenant improvements at the time the termination is effective.
(3)	Panera Bread Bakery Café is a grade level retail tenant.

The following table presents certain information relating to the lease rollover schedule at the 225 Broadway Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	3	12,430	3.5%	3.5%	$178,573	1.7%	1.7%	$14.37
2026	5	29,647	8.4%	12.0%	$925,362	9.0%	10.7%	$31.21
2027	12	71,204	20.3%	32.2%	$2,777,942	26.9%	37.6%	$39.01
2028	5	42,065	12.0%	44.2%	$1,511,282	14.7%	52.3%	$35.93
2029	8	50,002	14.2%	58.4%	$1,891,254	18.3%	70.6%	$37.82
2030(3)	11	68,914	19.6%	78.0%	$2,827,377	27.4%	98.0%	$41.03
2031	1	4,964	1.4%	79.4%	$202,531	2.0%	100.0%	$40.80
2032	0	0	0.0%	79.4%	$0	0.0%	100.0%	$0.00
2033	0	0	0.0%	79.4%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	79.4%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	79.4%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	1	10,069	2.9%	82.3%	$0	0.0%	100.0%	$0.00
Vacant	0	62,245	17.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	46	351,540	100.0%		$10,314,321	100.0%		$35.65

(1)	Based on the underwritten rent roll as of February 28, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	The maturity date of the 225 Broadway Mortgage Loan is July 1, 2030.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 225 Broadway Property is situated in the downtown San Diego office submarket, within the city of San Diego. Downtown San Diego, particularly the Centre City area, stands as one of the county's principal business centers, ranking among the largest office submarkets, and is widely acknowledged as the county's hub for government operations and the legal community. This submarket is transforming into a dynamic urban residential environment, enriched with amenities in the Gaslamp, Little Italy, and Ballpark areas enhancing its attractiveness to office space users. The downtown population has seen significant growth since 2010, driven by residential development. As of 2024, the total population in the downtown area was 54,970,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-117

Office – CBD	Loan #11	Cut-off Date Balance:	$23,250,000
225 Broadway	225 Broadway	Cut-off Date LTV:	48.4%
San Diego, CA 92101		UW NCF DSCR:	4.27x
		UW NOI Debt Yield:	30.4%

with an annual growth rate of 2.88% from 2010 to 2024, significantly above the country average. In the same area, the average household income is slightly below the San Diego county average, but the per capita income is significantly higher, indicating a high percentage of single households.

The downtown office market has faced challenges as of late, mostly due to the effects of the COVID-19 pandemic, with high vacancy rates and downward trends in market rents over the past two years. Despite the downtown office market challenges, the 225 Broadway Property has been resilient with an occupancy rate of over 83%, above the average of 77% for comparable properties. Furthermore, Downtown San Diego continues to be a desirable, vibrant, and expanding destination for residential, retail, and visitor/hotel activities. The appraisal indicates that the submarket currently has over 2.5 million SF of proposed new space, with approximately 1.8 million SF expected to enter the market in 2025. The Downtown San Diego office market comprises a total of 11.7 million SF, with a vacancy rate of 24.6% and a monthly asking rent rate of $3.25 per square foot. Additionally, there was a positive net absorption of over 77,000 SF in the fourth quarter of 2024.

The following table presents certain information relating to the appraisal’s office market rent conclusions for the 225 Broadway Property:

Market Rent Summary
	Market Rent (PSF)	Average Lease Term	Escalations
Office (1-11)	$31.80	60 Months	3.50% per year
Office (12-21)	$34.20	60 Months	3.50% per year
Office (22)	$36.00	91 Months	3.50% per year
Retail <2000 SF	$54.00	88 Months	3.00% per year
Retail >2000 SF	$48.00	88 Months	3.00% per year

Source: Appraisal

The following table presents information relating to comparable sales pertaining to the 225 Broadway Property:

Sales Comparables(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
225 Broadway San Diego, CA	1976/2016	351,540(2)	82.3%(2)	Dec-24	$48,000,000(3)	$136.54(3)
101 West Broadway San Diego, CA	1984/2024	426,532	75.0%	Nov-24	$43,930,000	$102.99
530 B Street San Diego, CA	1966/2020	250,181	71.0%	Oct-24	$27,500,000	$109.92
750 B Street San Diego, CA	1990/2000	546,092	70.3%	Sep-24	$45,686,000	$83.66
2600 Michelson Avenue San Diego, CA	1986/NAP	310,925	88.0%	Dec-24	$42,000,000	$135.08
801 S. Figueroa Street San Diego, CA	1992/2020	465,222	63.9%	Aug-24	$60,000,000	$128.97
610 West Ash Street San Diego, CA	1986/2019	189,242	80.0%	Sep-23	$30,000,000	$158.53

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of February 28, 2025.
(3)	Reflects the appraisal’s concluded “As Is” value of $48,000,000 as of February 4, 2025 resulting in a Sale Price (PSF) of $136.54.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-118

Office – CBD	Loan #11	Cut-off Date Balance:	$23,250,000
225 Broadway	225 Broadway	Cut-off Date LTV:	48.4%
San Diego, CA 92101		UW NCF DSCR:	4.27x
		UW NOI Debt Yield:	30.4%

The following table presents certain information relating to comparable office leases for the 225 Broadway Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF
225 Broadway San Diego, CA(2)	1976/2016	351,540(2)		7,833(3)		$35.07(4)
101 West Broadway San Diego, CA	1984/2024	426,532	Sanders Roberts	1,710	Oct-24	$31.20
402 West Broadway San Diego, CA	1991/2018	364,160	Law Office of Meridith Knox Attorney Service Pasternack Injury Law WILSON TURNER KOSMO	2,165 3,509 1,697 19,709	Jan-26 May-25 Mar-25 Mar-25	$30.60 $28.80 $27.00 $31.80
401 West A Street San Diego, CA	1982/2020	579,661	Frank, Rimerman & Company Insight Global R.R. Donnelley & Sons Syska Hennessey	19,509 15,175 1,820 6,020	Mar-25 Aug-24 Jul-24 Jul-24	$34.20 $39.60 $36.60 $34.20
525 B Street San Diego, CA	1969/NAP	453,083	Cogent Communications CB&T City of SD GSA	5,385 4,513 4,513 28,498	Feb-24 Feb-24 Nov-23 Jan-23	$39.00 $30.00 $36.60 $37.08
600 B Street San Diego, CA	1974/2000	359,218	Immigration Center Counterpoint Legal Sullivan Hill Rez & Engel APLC City of San Diego	2,791 5,773 15,163 14,869	Jan-25 Dec-24 Feb-24 Nov-23	$34.80 $33.00 $27.60 $36.60
501 West Broadway San Diego, CA	1989/NAP	NAV	Ryan, LLC – Law Office of Robert L Kenny Robert J Solis Pacific Premier Bank Davis, Gross, Goldstein &	4,383 4,859 3,407	Aug-25 Feb-25 Dec-24	$36.00 $33.60 $33.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of February 28, 2025.
(3)	Represents the average SF of all occupied office tenants.
(4)	Represents the weighted average rent PSF of all occupied office tenants.

Appraisal. The appraisal concluded to an “As Is” value as of February 4, 2025 for the 225 Broadway Property of $48,000,000. The appraisal also concluded to a land value of $39,000,000 as of February 4, 2025.

Environmental Matters. The Phase I environmental site assessment dated November 27, 2024 did not identify any recognized environmental conditions at the 225 Broadway Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-119

Office – CBD	Loan #11	Cut-off Date Balance:	$23,250,000
225 Broadway	225 Broadway	Cut-off Date LTV:	48.4%
San Diego, CA 92101		UW NCF DSCR:	4.27x
		UW NOI Debt Yield:	30.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 225 Broadway Property:

Cash Flow Analysis(1)
	2022	2023	2024		UW		UW PSF
Rents in Place	$9,624,344	$9,440,484	$9,474,343		$10,314,321		$29.34
Vacant Income	$0	$0	$0		$1,854,472		$5.28
Gross Potential Rent	$9,624,344	$9,440,484	$9,474,343		$12,168,794		$34.62
CAM	$887,018	$925,580	$583,416		$514,692		$1.46
Parking Income	$1,417,631	$1,650,472	$1,826,458		$1,778,589		$5.06
Other Income	$35,118	$27,344	$87,273		$37,087		$0.11
Less Vacancy(2)	$0	$0	$0		($2,019,823)		($5.75)
Effective Gross Income	$11,964,110	$12,043,880	$11,971,490		$12,479,339		$35.50

Real Estate Taxes	$1,520,035	$1,203,006	$884,332		$745,903		$2.12
Insurance	$175,908	$233,214	$200,521		$205,147		$0.58
Other Operating Expenses	$4,678,675	$4,707,564	$4,864,557		$4,468,579		$12.71
Total Expenses	$6,374,619	$6,143,784	$5,949,410		$5,419,630		$15.42

Net Operating Income(3)	$5,589,492	$5,900,096	$6,022,081		$7,059,709		$20.08
Replacement Reserves	$0	$0	$0		$87,885		$0.25
TI/LC	$0	$0	$0		$961,950		$2.74
Net Cash Flow	$5,589,492	$5,900,096	$6,022,081		$6,009,874		$17.10

Occupancy %	73.2%	74.6%	82.3%	(4)	86.0%	(4)
NOI DSCR	3.98x	4.20x	4.28x		5.02x
NCF DSCR	3.98x	4.20x	4.28x		4.27x
NOI Debt Yield	24.0%	25.4%	25.9%		30.4%
NCF Debt Yield	24.0%	25.4%	25.9%		25.8%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Vacancy was underwritten to 14.0% of gross potential income.
(3)	The increase in 2024 NOI to the UW NOI is primarily attributable to (i) contractual rent steps through March 2026 in the amount of $337,649 (ii) two newly executed leases (GoFormz and Freeman Mathis) accounting for $305,133 in UW Base Rent and (iii) material reductions in real estate taxes (upon reassessment post-sale).
(4)	UW Occupancy represents economic occupancy and historical occupancies represent physical occupancy. 2024 TTM occupancy is based on the underwritten rent roll dated February 28, 2025.

Escrows and Reserves.

Real Estate Taxes – At origination, the borrower was required to make an upfront deposit of $155,538 for taxes. In addition, the borrower is required to make monthly deposits equal to 1/12th of the taxes that the lender reasonably estimates will be payable during the next 12 months (initially estimated to be approximately $38,884). However, if no Cash Sweep Event (as defined below) has occurred and the borrower provides evidence that taxes have been paid at least 30 days prior to the due date, the requirement to make monthly deposits for taxes will be waived.

Insurance – The borrower is required to make monthly deposits equal to 1/12th of the annual estimated insurance payments. However, if no event of default is continuing and the 225 Broadway Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement, the requirement to make monthly deposits for insurance will be waived.

Replacement Reserve – During a Cash Sweep Period (as defined below), the borrower is required to make monthly deposits into a replacement reserve, in an amount equal to $7,324.

TI/LC Reserve – At origination, the borrower was required to make an upfront deposit of $43,943 for future tenant improvements and leasing commissions. In addition, the borrower is required to make monthly deposits of approximately $43,943, along with any lease termination fees or payments received by the borrower, to be used for future tenant improvements and leasing commissions.

Free Rent Reserve – At origination, the borrower was required to make an upfront deposit of $106,854.04 into a free rent reserve for free rent, gap rent or rent abatement outstanding as of the origination of the 225 Broadway Mortgage Loan.

Outstanding TI Reserve – At origination, the borrower was required to make an upfront deposit of $21,415 for tenant improvements and leasing commissions outstanding as of the origination of the 225 Broadway Mortgage Loan.

Lockbox and Cash Management. The 225 Broadway Mortgage Loan is structured with a hard lockbox to be opened within 90 days of the closing date and springing cash management. The borrower and property manager are required to direct tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such lockbox account within one business day after receipt. All amounts deposited into the lockbox account will be used as additional security for the debt; provided, that prior to a Cash Sweep Period (as defined below), funds in the lockbox account will be disbursed

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-120

Office – CBD	Loan #11	Cut-off Date Balance:	$23,250,000
225 Broadway	225 Broadway	Cut-off Date LTV:	48.4%
San Diego, CA 92101		UW NCF DSCR:	4.27x
		UW NOI Debt Yield:	30.4%

to the borrower. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept once every business day into a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the 225 Broadway Mortgage Loan or (ii) if no Cash Sweep Period is continuing, disbursed to the borrower.

A “Cash Sweep Period” commences on the occurrence of any of the following: (a) an event of default, (b) any bankruptcy action of (I) borrower or (II) property manager, or (c) the debt service coverage ratio being less than 2.00x.

A Cash Sweep Period will no longer be continuing with respect to clause (c) above, upon the achievement of a debt service coverage ratio greater than 2.00x for one calendar quarter; with respect to clause (a) above, upon the lender’s acceptance of a cure of such event of default, provided that if (x) the lender has applied for the appointment of a receiver, (y) the lender will have declared the entire unpaid debt to be immediately due and payable, or (z) the lender has commenced a foreclosure action, then the lender is not required to accept such cure; or with respect to clause (b) above, upon the borrower’s replacement of the manager with a qualified manager under a replacement management agreement within sixty days after such bankruptcy action. In addition, a Cash Sweep Period with respect to clauses (a) and (b)(II) above may be cured no more than four times in the aggregate and a Cash Sweep Period with respect to clause (b)(I) above may never be cured.

Terrorism Insurance The 225 Broadway Mortgage Loan documents require that the borrower maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 12 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-121

Mortgage Loan No. 12 – 1401 H

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Washington, DC 20005
Original Balance(1):	$20,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$20,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	3.6%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1992/2021
Borrower Sponsors:	Tourmaline Capital Partners and			Size:	357,252 SF
	HawksBay Group			Cut-off Date Balance Per SF(1):	$246
Guarantors:	Jonathan Jacobs, Brandon Huffman,			Maturity Date Balance Per SF(1):	$246
	Louis Merlini and Jeffrey Fronek			Property Manager:	Stream Realty Partners–DC, L.P.
Mortgage Rate:	6.8000%
Note Date:	3/13/2025
Maturity Date:	4/1/2030
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$13,792,266
Seasoning:	3 months			UW NCF:	$12,553,636
Prepayment Provisions:	L(27),D(26),O(7)			UW NOI Debt Yield(1):	15.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	14.3%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	15.7%
Additional Debt Balance(1):	$68,000,000			UW NCF DSCR(1):	2.07x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$9,108,309 (12/31/2024)
Reserves				2nd Most Recent NOI:	$7,483,552 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$4,120,145 (12/31/2022)
RE Taxes:	$602,030	$301,015	NAP	Most Recent Occupancy:	81.8% (2/1/2025)
Insurance:	$34,134	$11,378	NAP	2nd Most Recent Occupancy:	83.8% (12/31/2024)
Deferred Maintenance:	$17,600	$0	NAP	3rd Most Recent Occupancy:	91.9% (12/31/2023)
Replacement Reserves:	$0	$5,832	NAP	Appraised Value (as of)(3):	$134,000,000 (2/7/2025)
TI/LC Reserves(2):	$6,260,000	Springing	$1,000,000	Appraised Value Per SF(3):	$375
Contractual Leasing Obligations:	$2,372,904	$0	NAP	Cut-off Date LTV Ratio(1)(3):	65.7%
Free Rent Reserve:	$3,752,162	$0	NAP	Maturity Date LTV Ratio(1)(3):	65.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds		% of Total
Whole Loan Amount:	$88,000,000	64.1%	Purchase Price:	$118,086,001	(4)	86.1%
Borrower Equity:	$49,210,608	35.9%	Upfront Reserves:	$13,038,830		9.5%
			Closing Costs:	$6,085,777		4.4%
Total Sources:	$137,210,608	100.0%	Total Uses:	$137,210,608		100.0%

(1)	The 1401 H Mortgage Loan (as defined below) is part of the 1401 H Whole Loan (as defined below), with an aggregate original principal amount of $88,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 1401 H Whole Loan.
(2)	Monthly TI/LC reserve deposits of $51,027.81 are waived so long as the amount of TI/LC reserve is less than the TI/LC reserve cap.
(3)	The appraisal concluded to an “As Is (Funded Reserve)” value for the 1401 H Property (as defined below) of $134,000,000 as of February 7, 2025, which assumes that there are $6.26 million in upfront tenant improvement and leasing commission (“TI/LC”) reserves held in escrow. At origination, the borrower reserved $6,260,000 for TI/LC. The appraisal concluded to an “As Is” appraised value of $127,500,000 as of February 7, 2025, resulting in an Appraised Value Per SF of $357, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 69.0%.
(4)	The Purchase Price represents the net purchase price, based on the gross purchase price of $126,500,000 net of approximately $5.9 million of total free base rent credits, $130,349 of total free recoveries credits, and $2,372,904 in contractual leasing obligation credits.

The Mortgage Loan. The twelfth largest mortgage loan (the “1401 H Mortgage Loan”) is part of a whole loan (the “1401 H Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $88,000,000. The 1401 H Whole Loan is secured by a first priority fee mortgage encumbering a 357,252 SF office property in Washington, DC (the “1401 H Property”). The 1401 H Mortgage Loan is evidenced by the non-controlling A-1-2 and A-2 Notes with an aggregate original principal amount of $20,000,000. The 1401 H Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR14 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-122

Office – CBD	Loan #12	Cut-off Date Balance:	$20,000,000
1401 H Street Northwest	1401 H	Cut-off Date LTV:	65.7%
Washington, DC 20005		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	15.7%

The table below summarizes the promissory notes that comprise the 1401 H Whole Loan.

1401 H Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$68,000,000	$68,000,000	BANK5 2025-5YR14	Yes
A-1-2	$10,000,000	$10,000,000	BANK5 2025-5YR15	No
A-2	$10,000,000	$10,000,000	BANK5 2025-5YR15	No
Total	$88,000,000	$88,000,000

The Borrower and the Borrower Sponsors. The borrower for the 1401 H Whole Loan is 1401 H DC Property Company LLC, a single-purpose Delaware limited liability company with one independent director. The borrower is 100% owned by GSS Property Services A, Inc., a corporate services company that sets up and administers special purpose vehicles for securitizations and Shari’ah compliant financings. The borrower was formed in connection with structuring the 1401 H Whole Loan as a Shari’ah compliant mortgage loan. In order to facilitate a Shari’ah compliant structure, the borrower has master leased the 1401 H Property to 1401 H DC Operating Company LLC (the “1401 H Master Tenant”), which is 100% indirectly owned by Kuwait Finance House K.S.C.P (“KFH”). KFH is the capital partner in the transaction, and has contributed 100% of the acquisition equity. KFH is a pioneer in Islamic Finance or Shari’ah compliant banking. KFH is the first Islamic bank established in 1977 in the State of Kuwait and has become a leader in the Islamic banking industry and the banking sector as a whole. KFH provides a wide range of Shari’ah compliant banking products and services, covering real estate, trade finance, investment portfolios, commercial, retail and corporate banking. KFH is a listed company on the Kuwait Stock Exchange (KSE) and Bahrain Bourse.

The borrower sponsors are Tourmaline Capital Partners and HawksBay Group. Tourmaline Capital Partners is a real estate investment and development firm focused on office investments throughout the continental United States. Founded in 2021, Tourmaline Capital Partners currently has 5 million SF under management, and has 1.4 million SF in its development pipeline. Tourmaline Capital Partners has partnered with HawksBay Group as its co-sponsor. HawksBay Group is a boutique investment advisory and management firm led by a senior team of seasoned industry professionals with an average of 25+ years’ experience. The non-recourse carve-out guarantors are Jonathan Jacobs, Brandon Huffman, Jeffrey Fronek and Louis Merlini, who are all principals at Tourmaline Capital Partners. The borrower sponsors do not own any equity in the borrower or the 1401 H Master Tenant, but are entitled to a profit participation interest in the sole member of the 1401 H Master Tenant.

The Property. The 1401 H Property is a 12-story, Class B, 357,252 SF office building situated on an approximately 0.8-acre site, located in Washington, DC, approximately 0.3 miles from the White House. Built in 1992, the 1401 H Property underwent renovation in 2014, and most recently, in 2021. Recent renovations include a 75+ seat conference facility, grand lobby, executive lounge, and fitness lounge. Additional amenities at the 1401 H Property include a café and coffee bar, access to a private courtyard and rooftop terrace, private call room and pantry. As of February 1, 2025, the 1401 H Property was 81.8% leased to 15 tenants. The tenant mix at the 1401 H Property includes non-profits, lobbying firms, and a United States courthouse. One of the 15 tenants is a retail tenant, Mike’s Café, occupying 3,556 SF.

Major Tenants.

Investment Company Institute (62,580 SF, 17.5% of NRA, 23.7% of UW rent). The Investment Company Institute is a global association of regulated funds, including mutual funds, exchange-traded funds (ETFs), closed-end funds, and unit investment trusts (UITs) in the United States, undertakings for collective investment in transferable securities (UCITS) and similar funds offered to investors in other jurisdictions. Its members manage funds registered under the US Investment Company Act of 1940, servicing more than 100 million investors. Members also manage regulated fund assets outside the United States. The Investment Company Institute lobbies on behalf of investment companies and sometimes advocates directly to the public on political issues important to its members, donating to federal candidates through its political action committee. The Investment Company Institute utilizes the 1401 H Property as its headquarters, has occupied the 1401 H Property since 2022, has a lease expiration date of December 31, 2036, and has two, 5-year renewal options remaining. Additionally, the tenant has a right to terminate its lease for (i) the entire premises on December 31, 2032, with 12 months’ notice and a fee of approximately $10,046,695 ($160.54 PSF) or (ii) 31,290 SF (50%) of its space on December 31, 2032 with 12-months’ notice and a fee of approximately $5,023,347 ($160.54 PSF).

GSA – The United States Court (52,480 SF, 14.7% of NRA, 19.8% of UW rent). The GSA – United States Court is a courthouse for the United States government, occupying four suites ranging from 4,858 SF to 25,601 SF utilized as courtrooms. The space is deemed “facility security level III” meaning it is outfitted with magnetometers and x-ray machines at the entrances, electronic access control/fob equipment, video surveillance, advanced intrusion detection system, internal and external duress alarm system, emergency generators, blast resistant structure/windows, mail screening rooms, and advanced cybersecurity protections. GSA – The United States Court has occupied the 1401 H Property since 2011, has a lease expiration date of February 1, 2038, and has no renewal options remaining. All four suites have the right to terminate their leases on February 2, 2036, subject to four months’ notice.

American Society of Nephrology (32,519 SF, 9.1% of NRA, 11.5% of UW rent). The American Society of Nephrology is the world’s largest professional society devoted to the study of kidney disease, and was founded in 1966. Composed of over 21,000 physicians and scientists, the American Society of Nephrology promotes expert patient care, advances medical research, and educates the community. The American Society of Nephrology also informs policy makers about issues of importance to kidney doctors and their patients. The American Society of Nephrology provides nearly 400 research and travel grants each year. Annual meetings are attended by approximately 13,000 participants and regional meetings are held throughout the year. The American Society of Nephrology utilizes the 1401 H Property as its headquarters. The American Society of Nephrology has occupied the 1401 H Property since 2019, has a lease expiration date of August 31, 2030, and has one, 5-year renewal option remaining.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-123

Office – CBD	Loan #12	Cut-off Date Balance:	$20,000,000
1401 H Street Northwest	1401 H	Cut-off Date LTV:	65.7%
Washington, DC 20005		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	15.7%

The following table presents a summary regarding the major tenants at the 1401 H Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Investment Company Institute	NR/NR/NR	62,580	17.5%	$4,766,719	23.7%	$76.17	12/31/2036	2 x 5 year	Y(3)
GSA - The United States Court	Aaa/AA+/AA+	52,480	14.7%	$3,982,720	19.8%	$75.89	2/1/2038	None	Y(4)
American Society of Nephrology	NR/NR/NR	32,519	9.1%	$2,300,394	11.5%	$70.74	8/31/2030	1 x 5 year	N
National Association for the Education for Young Children	NR/NR/NR	27,960	7.8%	$2,008,770	10.0%	$71.84	1/31/2034	1 x 5 year	Y(5)
National Council of Architectural Registration Boards	NR/NR/NR	23,783	6.7%	$1,627,447	8.1%	$68.43	3/31/2034	1 x 5 year	Y(6)
North American Electric Reliability Corporation	NR/NR/NR	22,810	6.4%	$1,473,942	7.3%	$64.62	3/31/2035	1 x 5 year	Y(7)
University of the Potomac	NR/NR/NR	17,725	5.0%	$782,380	3.9%	$44.14	1/31/2036	1 x 5 year	Y(8)
American Cleaning Institute	NR/NR/NR	17,562	4.9%	$1,163,908	5.8%	$66.27	1/31/2038	1 x 5 year	Y(9)
The NHP Foundation	NR/NR/NR	10,412	2.9%	$650,750	3.2%	$62.50	9/30/2037	1 x 5 year	Y(10)
Subtotal/Wtd. Avg.		267,831	75.0%	$18,757,030	93.4%	$70.03

Other Tenants		24,267	6.8%	$1,327,999	6.6%	$54.72
Occupied Subtotal/Wtd. Avg.		292,098	81.8%	$20,085,029	100.0%	$68.76

Vacant Space		65,154	18.2%
Total/Wtd. Avg.		357,252	100.0%

(1)	Information is based on the underwritten rent roll dated February 1, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	The Investment Company Institute has a right to terminate (i) its entire premises on December 31, 2032, with 12 months’ notice and a fee of approximately $10,046,695 ($160.54 PSF) or (ii) 31,290 SF (50%) of its space on December 31, 2032 with 12 months’ notice and a fee of approximately $5,023,347 ($160.54 PSF).
(4)	GSA – The United States Court has the right to terminate all four suites it occupies on February 2, 2036, subject to four months’ notice.
(5)	National Association for the Education for Young Children has the right to terminate its lease on January 31, 2031, with 12 months’ notice and a termination fee of $2,436,372.
(6)	National Council of Architectural Registration Boards has the right to terminate its lease on March 31, 2029, with 12 months’ notice and a termination fee of $3,225,840.
(7)	North American Electric Reliability Corporation has the right to terminate its lease on April 30, 2031, with 12 months’ notice, and a termination fee of $2,352,724.
(8)	University of the Potomac has the right to terminate its lease on January 31, 2033, with 12 months’ notice and a termination fee of $1,313,241.
(9)	American Cleaning Institute has the right to terminate its lease on January 31, 2034, with 12 months’ notice and a termination fee of $859,064.
(10)	The NHP Foundation has the right to terminate its lease on June 30, 2035, with 12 months’ notice and a termination fee of $868,777.

The following table presents certain information relating to the lease rollover schedule at the 1401 H Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2025	1	4,716	1.3%	1.3%	$308,143	1.5%	1.5%	$65.34
2026	1	2,838	0.8%	2.1%	$179,844	0.9%	2.4%	$63.37
2027	1	3,310	0.9%	3.0%	$205,187	1.0%	3.5%	$61.99
2028	2	9,847	2.8%	5.8%	$580,840	2.9%	6.3%	$58.99
2029	0	0	0.0%	5.8%	$0	0.0%	6.3%	$0.00
2030(3)	2	36,075	10.1%	15.9%	$2,354,379	11.7%	18.1%	$65.26
2031	0	0	0.0%	15.9%	$0	0.0%	18.1%	$0.00
2032	0	0	0.0%	15.9%	$0	0.0%	18.1%	$0.00
2033	0	0	0.0%	15.9%	$0	0.0%	18.1%	$0.00
2034	2	51,743	14.5%	30.4%	$3,636,217	18.1%	36.2%	$70.27
2035	1	22,810	6.4%	36.8%	$1,473,942	7.3%	43.5%	$64.62
2036 & Thereafter	5	160,759	45.0%	81.8%	$11,346,477	56.5%	100.0%	$70.58
Vacant	0	65,154	18.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	15	357,252	100.0%		$20,085,029	100.0%		$68.76

(1)	Information is based on the underwritten rent roll as of February 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	The 1401 H Whole Loan matures on April 1, 2030.
(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-124

Office – CBD	Loan #12	Cut-off Date Balance:	$20,000,000
1401 H Street Northwest	1401 H	Cut-off Date LTV:	65.7%
Washington, DC 20005		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	15.7%

The Market. The 1401 H Property is located in Washington DC, approximately 0.3 miles northeast of the White House and less than a mile north of the National Mall. The location provides access to and from the entire DC metro area, and is within walking distance to the blue, orange, silver, and red metro lines, as well as having immediate access to Interstate 395 and Route 66. The 1401 H Property is located within the East End submarket of the Washington DC office market. The East End submarket is home to many law firms, associations, government agencies, and lobbying firms. According to the appraisal, as of the third quarter of 2024, the vacancy rate in the East End submarket was approximately 19.3%, with average asking rents of $58.61 PSF and inventory of approximately 55.8 million SF. According to the appraisal, as of the third quarter of 2024, the vacancy rate in the Washington DC office market was approximately 17.4%, with average asking rents of $39.18 PSF and inventory of approximately 523.1 million SF. According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the 1401 H Property was 57,006, 399,093, and 833,075, respectively. According to the appraisal, the 2024 average household income within the same radii was $170,216, $177,410, and $167,388, respectively.

The following table presents recent sales of comparable office properties with respect to the 1401 H Property:

Comparable Sales Summary
Subject/Location	Distance from Subject	Year Built/ Renovated	Size (SF)	Occupancy	Purchase Date	Actual Purchase Price	Adjusted Purchase Price(1)	Adjusted Price Per SF
1401 H Property (subject) Washington, DC	-	1992 / 2021	357,252(2)	81.8%(2)	Mar. 2025	$118,086,001	$126,500,000	$354.09
Herald Square 1250 H Street, NW Washington, DC	0.1 miles	1992 / 2016	195,809	59.0%	Nov. 2024	$27,500,000	$58,784,000	$300.21
2001 L Street, NW Washington, DC	0.7 miles	1986 / 2014	171,891	68.0%	Oct. 2024	$30,550,000	$30,550,000	$177.73
1899 L Street NW Washington, DC	0.7 miles	1978 / 2022	142,880	58.0%	Apr. 2024	$26,650,000	$43,450,000	$304.10
1099 New York Avenue, NW Washington, DC	0.3 miles	2008 / 2024	180,878	95.2%	Mar. 2024	$95,000,000	$95,000,000	$525.22
1250 Eye Street NW Washington, DC	0.2 miles	1982 / 2007	171,356	82.6%	Nov. 2023	$36,000,000	$36,000,000	$210.09

Source: Appraisal, unless otherwise noted.

(1)	Adjusted Purchase Price for the comparable sales is adjusted for cash equivalency, lease-up and/or deferred maintenance (where applicable). The 1401 H Property had a net purchase price of $118,086,001 based on the gross purchase price of $126,500,000 net of approximately $5.9 million of total free base rent credits, $130,349 of total free recoveries credits, and $2,372,904 in contractual leasing obligation credits. The Adjusted Purchase Price Per SF is $330.54 based on the net purchase price.
(2)	Information obtained from the underwritten rent roll dated as of February 1, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-125

Office – CBD	Loan #12	Cut-off Date Balance:	$20,000,000
1401 H Street Northwest	1401 H	Cut-off Date LTV:	65.7%
Washington, DC 20005		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	15.7%

The following table presents recent leasing data for office tenants at comparable office properties with respect to the 1401 H Property:

Comparable Office Lease Summary
Subject/Location	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Type
1401 H Property (subject)(1) Washington, DC	1992 / 2021	357,252	Investment Company Institute American Society of Nephrology The NHP Foundation	62,580 32,519 10,412	Jan. 2022 Jul. 2019 Jul. 2025	$76.17 $70.74 $62.50	FS FS FS
1225 Eye Street, NW Washington, DC	1986 / NAP	224,891	IRI	47,416	Apr. 2025	$55.50	FS
1445 New York Avenue, NW Washington, DC	1888 / 2009	177,195	GE Vernova International	10,000	Mar. 2025	$72.00	FS
1350 Eye Street On Franklin Square 1350 Eye Street, NW Washington, DC	1989 / 2014	381,074	Asking Asking Elizabeth Glaser Pediatric	1,487 15,703 11,744	Jan. 2025 Jan. 2025 Jan. 2022	$63.00 $58.00 $58.00	FS FS FS
1500 K Street, NW Washington, DC	1928 / 2017	257,980	Asking Agence France-Presse	3,912 14,879	Jan. 2025 May 2023	$62.00 $59.00	FS FS
1250 Eye Street NW Washington, DC	1982 / 2007	171,356	American Hotel & Lodging Association TransCanada USA Center for Science in the Public Interest American Hotel & Lodging Association	8,230 5,045 11,500 3,799	Jan. 2025 Jan. 2023 May 2022 Jan. 2022	$54.00 $57.00 $56.00 $58.00	FS Base Year Stop Base Year Stop Base Year Stop
Herald Square 1250 H Street, NW Washington, DC	1992 / 2016	195,809	Asking Star Lab Corp Land Trust Alliance John Hancock	5,017 1,623 5,309 1,614	Oct. 2024 May 2024 May 2024 May 2024	$54.00 $51.00 $58.00 $50.00	FS FS FS FS
The Herald 1307 New York Ave NW Washington, DC	1923 / 2021	111,880	SIOR FS Vector	4,850 5,655	Jan. 2024 Sep. 2022	$65.00 $66.50	FS FS
Tower Building 1401 K Street, NW Washington, DC	1929 / 1997	120,519	Nardello & Co	2,106	Jan. 2023	$52.00	FS

Source: Appraisal, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll other than year built/renovated.

The following table presents information relating to the appraisal’s market rent conclusion for the 1401 H Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection	Tenant Improvement (New/Renewal)	Leasing Commissions (New/Renewal)	Lease Type (Reimbursements)
Retail	$40.00	120	3.0% per year	$100.00 / $50.00	6.0% / 4.0%	NNN
Office: Lower Level	$45.00	132	2.5% per year	$100.00 / $50.00	6.0% / 4.0%	FS-Base Year Stop
Office: Floors 3-10	$60.00	132	2.5% per year	$150.00 / $75.00	6.0% / 4.0%	FS-Base Year Stop
Office: Floors 11-12	$72.50	132	2.5% per year	$170.00 / $80.00	6.0% / 4.0%	FS-Base Year Stop

Source: Appraisal

Appraisal. The appraisal concluded to an “As Is (Funded Reserve)” value for the 1401 H Property of $134,000,000 as of February 7, 2025, which assumes that there are $6.26 million in upfront TI/LC held in escrow. At origination, the borrower reserved $6,260,000 for TI/LC. The appraisal concluded to an “As Is” appraised value of $127,500,000 as of February 7, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated December 13, 2024, there was no evidence of any recognized environmental conditions at the 1401 H Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-126

Office – CBD	Loan #12	Cut-off Date Balance:	$20,000,000
1401 H Street Northwest	1401 H	Cut-off Date LTV:	65.7%
Washington, DC 20005		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	15.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1401 H Property:

Cash Flow Analysis
	2021	2022(1)	2023(1)	2024(1)	UW(1)	UW PSF
Gross Potential Rent(2)	$19,303,731	$17,684,444	$18,186,669	$17,432,869	$23,641,157	$66.18
Reimbursements	$1,894,557	$1,035,732	$883,678	$1,150,782	$824,424	$2.31
Other Income(3)	$465,723	$655,121	$808,381	$1,181,214	$1,181,214	$3.31
Less Vacancy & Credit Loss(4)	($5,957,825)	($7,395,564)	($4,097,495)	($2,623,699)	($3,556,128)	($9.95)
Effective Gross Income	$15,706,186	$11,979,734	$15,781,233	$17,141,166	$22,090,667	$61.83

Real Estate Taxes	$3,725,491	$3,470,562	$3,744,260	$3,427,184	$3,506,973	$9.82
Insurance	$61,373	$68,708	$117,028	$119,658	$132,554	$0.37
Other Expenses	$3,859,413	$4,320,319	$4,436,393	$4,486,015	$4,658,874	$13.04
Total Expenses	$7,646,278	$7,859,589	$8,297,681	$8,032,857	$8,298,401	$23.23

Net Operating Income	$8,059,908	$4,120,145	$7,483,552	$9,108,309	$13,792,266	$38.61
Capital Expenditures	$0	$0	$0	$0	$71,450	$0.20
TI/LC	$0	$0	$0	$0	$1,167,180	$3.27
Net Cash Flow	$8,059,908	$4,120,145	$7,483,552	$9,108,309	$12,553,636	$35.14

Occupancy %(5)	86.4%	99.1%	91.9%	81.8%	85.0%
NOI DSCR(6)	1.33x	0.68x	1.23x	1.50x	2.27x
NCF DSCR(6)	1.33x	0.68x	1.23x	1.50x	2.07x
NOI Debt Yield(6)	9.2%	4.7%	8.5%	10.4%	15.7%
NCF Debt Yield(6)	9.2%	4.7%	8.5%	10.4%	14.3%

(1)	The increase in Gross Potential Rent and Net Operating Income from 2024 to UW is primarily due to approximately $2.6 million of rent abatements reducing 2024 Gross Potential Rent. UW Gross Potential Rent is not reduced by rent abatements due to all rent abatements having been reserved at origination ($3,752,162 free rent reserve). Increases in Net Operating Income from 2022 to 2023 and 2023 to 2024 are primarily due to decreases in rent concessions. Increases in Gross Potential Rent from 2022 to 2023 are due to North American Electric Reliability Corporation (22,810 SF) backfilling vacant space at $64.62 PSF, and GSA – The United States Court backfilling 6,177 SF of their space at $65.15 PSF. Decreases of only $753,800 in Gross Potential Rent despite a 10.1% decrease in occupancy from 2023 to 2024 is primarily due to the University of the Potomac executing a new lease of their 17,725 SF at a higher rent PSF.
(2)	Based on the underwritten rent roll dated as of February 1, 2025.
(3)	Other Income includes parking income, storage income and other miscellaneous income.
(4)	Historical Less Vacancy & Credit Loss data represents rent concessions during each year. UW does not include any deductions for rent concessions as all outstanding free rent was reserved at origination.
(5)	Underwritten Occupancy represents economic occupancy; historical occupancies represent physical occupancies. 2024 Occupancy is based on the rent roll dated as of February 1, 2025.
(6)	DSCRs and Debt Yields are based on the 1401 H Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-127

Mortgage Loan No. 13 – 55 Miracle Mile

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Coral Gables, FL 33134
Original Balance:	$18,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$18,000,000			Detailed Property Type:	Retail/Office
% of Initial Pool Balance:	3.2%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2004/NAP
Borrower Sponsors:	Haim Yehezkel and Henri Guedj			Size:	65,110 SF
Guarantors:	Haim Yehezkel and Henri Guedj			Cut-off Date Balance Per SF:	$276
Mortgage Rate:	6.9000%			Maturity Date Balance Per SF:	$276
Note Date:	5/27/2025			Property Manager:	Elysee Management Inc.
Maturity Date:	6/1/2030				(borrower-affiliated)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,069,498
IO Period:	60 months			UW NCF:	$1,869,581
Seasoning:	1 month			UW NOI Debt Yield:	11.5%
Prepayment Provisions:	L(25),D(28),O(7)			UW NCF Debt Yield:	10.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	11.5%
Additional Debt Type:	NAP			UW NCF DSCR:	1.48x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,120,219 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,761,312 (12/31/2023)
Reserves				3rd Most Recent NOI(3):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	80.5% (1/31/2025)
RE Taxes:	$293,104	$36,638	NAP	2nd Most Recent Occupancy:	80.5% (12/31/2024)
Insurance:	0	Springing(1)	NAP	3rd Most Recent Occupancy:	86.5% (12/31/2023)
Deferred Maintenance:	$10,000	$0	NAP	Appraised Value (as of):	$31,500,000 (3/21/2025)
Replacement Reserve:	$0	$919	$11,023	Appraised Value Per SF:	$484
TI/LC Reserve:	$0	$8,139	NAP	Cut-off Date LTV Ratio:	57.1%
Condominium Common Charge Reserve(2):	$200,000	$0	NAP	Maturity Date LTV Ratio:	57.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,000,000	60.3%	Purchase Price:	$28,500,000	95.6%
Borrower Equity:	$11,827,059	39.7%	Reserves:	$503,104	1.7%
			Closing Costs:	$823,955	2.8%
Total Sources:	$29,827,059	100.0%	Total Uses:	$29,827,059	100.0%

(1)	Monthly deposits are waived so long as (i) there is no event of default under the 55 Miracle Mile Mortgage Loan (as defined below) documents, (ii) the policies held by the borrower are part of a blanket policy, (iii) the borrower provides lender evidence of the renewal of policies and (iv) the borrower provides lender paid receipts of the insurance premiums no later than ten days prior to the expiration of the policies.
(2)	If the balance available in the Condominium Common Charge Reserve account is less than the greater of (i) three times the monthly amount of condominium charges as detailed in the condominium documents and (ii) $200,000, the borrower is required to deposit on the next monthly payment date the amount necessary to satisfy the deficiency. Once annually during the term of the Miracle Mile Mortgage Loan, the lender may recalculate the amount required to be maintained in the account.
(3)	Historical information prior to 2023 is not available as the seller of the 55 Miracle Mile Property did not provide such information at the time of the acquisition.

The Mortgage Loan. The thirteenth largest mortgage loan (the “55 Miracle Mile Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $18,000,000 and secured by a first priority fee mortgage encumbering a 65,110 SF mixed-use property in Coral Gables, Florida (the “55 Miracle Mile Property”).

The Borrower and the Borrower Sponsors. The borrower for the 55 Miracle Mile Mortgage Loan is 55 Miracle Mile Real Estate and Investment LLC, a single-purpose Delaware limited liability company with no independent director in its organizational structure. The borrower sponsors and non-recourse guarantors are Haim Yehezkel and Henri Guedj. Haim Yehezkel is the founder and chief executive officer of Elysee Investments, a privately-owned commercial real estate firm that owns and operates commercial assets across the South Florida and New York City markets. The company’s portfolio mainly consists of retail shopping centers, office buildings, multifamily developments, and hotels. Henri Guedj is the manager of Green Solutions Solar & Renovations, LLC which is a renovation and solar company operating in South Florida.

The Property. The 55 Miracle Mile Property is a 65,110 SF mixed-use retail and office property on an approximately 0.92-acre site in Coral Gables, Florida. The 55 Miracle Mile Property is part of the 249 unit Ten Aragon condominium complex located at the site. The condominium consists of 184 residential units (non-collateral) and 65 commercial units which make up the 55 Miracle Mile Property. The commercial units hold an approximately 23.56% interest in the common elements and consist of 39,986 SF of retail space (61.4% of NRA and 63.7% of underwritten base rent), 25,124 SF of office space (38.6% of NRA and 36.3% of underwritten base rent), and an above-ground parking garage leased to a third-party operator consisting of 400 spaces (6.14 spaces per 1,000 SF). As of January 31, 2025, the retail portion of the 55 Miracle Mile Property is 86.6% leased to 10 tenants and the office portion is 70.6% leased to four tenants.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-128

Mixed Use – Retail/Office	Loan #13	Cut-off Date Balance:	$18,000,000
55 Miracle Mile	55 Miracle Mile	Cut-off Date LTV:	57.1%
Coral Gables, FL 33134		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	11.5%

The Ten Aragon Condominium is governed by a board of three to nine directors (as of origination believed to be three directors; however, the number of directors may be changed at any time by majority vote of the condominium units). Each condominium unit has one vote for each election of a director. Accordingly, the 65 commercial condominium units that comprise the Mortgaged Property have only 26.1% of the voting rights needed to elect each director, and do not control the condominium.

The following table presents certain information relating to the 55 Miracle Mile Property.

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent	% of UW Base Rent	UW Base Rent PSF(2)
Retail:	39,986	61.4%	86.6%	$1,454,496	63.7%	$41.99
Office:	25,124	38.6%	70.6%	$829,477	36.3%	$46.75
Total/Wtd. Avg.	65,110	100.0%	80.5%	$2,283,973	100.0%	$43.60

(1)	Information is based on the underwritten rent roll dated January 31, 2025.
(2)	UW Base Rent PSF excludes vacant space.

Major Tenants.

All Inclusive (8,085 SF, 12.4% of NRA, 16.2% of underwritten base rent). All Inclusive is a hospitality company exclusively contracted by RCD Hotels to spearhead the sales and marketing efforts for luxury hotel properties across Mexico and the Dominican Republic. These include Hard Rock Hotel & Casino Punta Cana (the world’s first all-inclusive Hard Rock Hotel), Hard Rock Hotel Cancun, Hard Rock Hotel Vallarta, Hard Rock Hotel Riviera Maya, Hard Rock Hotel Los Cabos, Unico 20º87º Hotel Riviera Maya and AVA Resort Cancun. All Inclusive has been in occupancy at the 55 Miracle Mile Property since June 2012 and renewed its lease in July 2022 for approximately 7.5 years, with a lease expiration date of January 1, 2030, and has no renewal or termination options.

Motek (7,609 SF, 11.7% of NRA, 14.9% of underwritten base rent). Motek is a Mediterranean bistro offering a modern Kosher-style dining experience with six locations across Miami including Aventura, Brickell, Coral Gables, Downtown Miami, Miami Beach and South Beach. Motek opened at the 55 Miracle Mile Property in 2023, replacing Forte by Chef Adrianne, an Italian restaurant that occupied the space between 2021 and 2022. The leasing entity, Mille Hospitality, LLC, has occupied its space at the 55 Miracle Mile Property since 2021 with a lease expiration date of June 30, 2033, and has two, five-year renewal options and no termination options.

Cocoliche (6,378 SF, 9.8% of NRA, 14.5% of underwritten base rent). Cocoliche is a new pasta restaurant concept that will be replacing the Gramercy Miami which was a New York-style American brasserie that previously occupied the space between December 2020 and September 2023. The restaurant is currently completing the buildout of its space and is targeting an opening date in the third quarter of 2025. The leasing entity, Coral Gables Concepts LLC, has occupied its space at the 55 Miracle Mile Property since 2020 with a lease expiration date of September 30, 2030, and has two, five-year renewal options and no termination options.

The following table presents a summary regarding the major tenants at the 55 Miracle Mile Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	% of Total Annual UW Base Rent
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
All Inclusive	NR/NR/NR	8,085	12.4%	$371,057	$45.89	16.2%	1/1/2030	None	N
Motek	NR/NR/NR	7,609	11.7%	$339,928	$44.67	14.9%	6/30/2033	2 x 5 yr	N
Salons by JC	NR/NR/NR	7,235	11.1%	$194,970	$26.95	8.5%	6/30/2032	2 x 5 yr	N
Cocoliche	NR/NR/NR	6,378	9.8%	$331,656	$52.00	14.5%	9/30/2030	2 x 5 yr	N
Pediatrics Associates	NR/NR/NR	4,660	7.2%	$178,224	$38.25	7.8%	6/30/2033	2 x 5 yr	Y(3)
Subtotal/Wtd. Avg.		33,967	52.2%	$1,415,835	$41.68	62.0%

Other Tenants		18,415	28.3%	$868,138	$47.14	38.0%
Occupied Subtotal/Wtd. Avg.		52,382	80.5%	$2,283,973	$43.60	100.0%

Vacant Space		12,728	19.5%
Total/Wtd. Avg.		65,110	100.0%

(1)	Information is based on the underwritten rent roll dated January 31, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	As long as there is no default beyond the applicable notice and cure periods and the tenant is open and operating business at the 55 Miracle Mile Property, Pediatric Associates has the one-time option to terminate its lease effective on December 31, 2029 upon 12 months’ prior written notice. Upon exercise of this termination option, the tenant must pay the landlord a termination fee equal to unamortized leasing costs, including commissions, tenant improvement allowance and all abatements, times 8.0% per annum. Additionally, the tenant must pay a lease termination penalty equal to three months of base rent and additional rent at the then-current rates.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-129

Mixed Use – Retail/Office	Loan #13	Cut-off Date Balance:	$18,000,000
55 Miracle Mile	55 Miracle Mile	Cut-off Date LTV:	57.1%
Coral Gables, FL 33134		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	11.5%

The following table presents certain information relating to the lease rollover at the 55 Miracle Mile Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Total UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	1	4,444	6.8%	6.8%	$207,473	9.1%	9.1%	$46.69
2026	1	2,569	3.9%	10.8%	$121,440	5.3%	14.4%	$47.27
2027	1	954	1.5%	12.2%	$43,285	1.9%	16.3%	$45.37
2028	2	3,587	5.5%	17.7%	$174,574	7.6%	23.9%	$48.67
2029	3	4,130	6.3%	24.1%	$176,460	7.7%	31.7%	$42.73
2030(3)	2	14,463	22.2%	46.3%	$702,713	30.8%	62.4%	$48.59
2031	1	2,731	4.2%	50.5%	$144,907	6.3%	68.8%	$53.06
2032	1	7,235	11.1%	61.6%	$194,970	8.5%	77.3%	$26.95
2033	2	12,269	18.8%	80.5%	$518,152	22.7%	100.0%	$42.23
2034	0	0	0.0%	80.5%	$0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	80.5%	$0	0.0%	100.0%	$0.00
Vacant	0	12,728	19.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	14	65,110	100.00%		$2,283,973	100.00%		$43.60

(1)	Information is based on the underwritten rent roll dated January 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	The maturity date of the 55 Miracle Mile Mortgage Loan is June 1, 2030.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 55 Miracle Mile Property is located in the center of Coral Gables in Miami-Dade County, Florida and features primary frontage along Miracle Mile, which is the main east-west roadway through the city’s downtown central business district. Coral Gables is approximately three miles south of the Miami International Airport and approximately five miles southwest of the Miami central business district, which is one of the most active tourist destinations in North America, with visitors being able to witness events such as the Miami International Film Festival, Miami Marathon, and F1 Grand Prix Miami, among others. Major employers in Miami-Dade County include Publix Super Markets, Baptist Health South Florida, American Airlines and Jackson Health System. Coral Gables’ close vicinity to the city of Miami and Miami International Airport makes it a desirable location for businesses, with the city offering banking, investment institutions, health care, and professional services, as well as being the international headquarters for Bacardi and Del Monte Fresh Produce. Coral Gables also features retail components, with shoppers being able to enjoy jewelry, apparel, home furnishings stores, salons and spas, and restaurants from around the world late into the evening. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the 55 Miracle Mile Property was 38,080, 248,888, and 525,498, respectively. According to the appraisal, the 2024 average household income within the same radii was $120,608, $112,275, and $112,749, respectively.

The 55 Miracle Mile Property is located within the Miami-Dade County retail market and the Coral Gables retail submarket. According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the Miami-Dade County retail market was approximately 2.6%, with average asking rents of $46.37 PSF and inventory of approximately 151.0 million SF. According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the Coral Gables retail submarket was approximately 0.8%, with average asking rents of $52.33 PSF and inventory of approximately 6.0 million SF.

The 55 Miracle Mile Property is additionally located within the Miami-Dade office market and the Coral Gables office submarket. According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the Miami-Dade office market was approximately 8.5%, with average asking rents of $55.17 PSF and inventory of approximately 118.7 million SF. According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the Coral Gables office submarket was approximately 8.3%, with average asking rents of $55.97 PSF and inventory of approximately 12.8 million SF.

The following table presents comparable retail leases with respect to the 55 Miracle Mile Property:

Comparable Retail Leases Summary
Property/Location	Year Built	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Months)	Rent PSF	Lease Type
55 Miracle Mile Property (subject)(1) Coral Gables, FL	2004	Motek	7,609	Jan. 2021	150	$44.67	NNN
The Collection Boulding Coral Gables, FL	2001	JETSET Modern Pilates	1,500	May 2023	120	$53.00	NNN
374 Miracle Mile Coral Gables, FL	1950	Nevada Novia	1,765	Feb. 2023	48	$46.23	NNN
237 Miracle Mile Coral Gables, FL	1933	Scandy Candy	1,410	March 2025	60	$45.10	NNN
Ponce Retail Coral Gables, FL	1957	Picola Pizza	2,500	Nov. 2023	60	$43.00	NNN
Gables Retail Coral Gables, FL	1957	NAV	2,125	April 2025	60	$65.00	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated January 31, 2025 other than Year Built.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-130

Mixed Use – Retail/Office	Loan #13	Cut-off Date Balance:	$18,000,000
55 Miracle Mile	55 Miracle Mile	Cut-off Date LTV:	57.1%
Coral Gables, FL 33134		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	11.5%

The following table presents comparable office leases with respect to the 55 Miracle Mile Property:

Comparable Office Leases Summary
Property/Location	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF
55 Miracle Mile Property (subject)(1) Coral Gables, FL	All Inclusive	8,085	July 2022	$45.89
1600 Ponce Coral Gables, FL	The Traveler’s Indemnity Company	4,444	Feb. 2024	$38.00
2800 Ponce Coral Gables, FL	Maderal Byrne & Furst	4,689	March 2024	$52.75
201 Alhambra Coral Gables, FL	Talenta, Inc.	3,207	Nov. 2024	$36.00
901 Ponce Coral Gables, FL	3bfab	2,353	June 2024	$43.00

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated January 31, 2025 other than Year Built.

The following table presents information relating to the appraisal’s market rent conclusion for the 55 Miracle Mile Property:

Market Rent Summary
	Market Rent	Escalations	Term (Months)	Reimbursements	TI Allowance (PSF) (New / Renewal)	Leasing Commissions (New / Renewal)
Miracle Mile Retail Space(1):	$60.00	3.0% every Yr.	60	NNN	$45.00 / $25.00	6.0% / 3.0%
Aragon Retail Space(2):	$45.00	3.0% every Yr.	60	NNN	$45.00 / $25.00	6.0% / 3.0%
Office Space:	$45.00	3.0% every Yr.	60	Base Year Stop	$45.00 / $25.00	6.0% / 3.0%

Source: Appraisal.

(1)	The Miracle Mile Retail Space represents the retail space of the 55 Miracle Mile Property that has frontage along Miracle Mile.
(2)	The Aragon Retail Space represents the retail space of the 55 Miracle Mile Property that has frontage along Aragon Avenue.

Appraisal. The appraisal concluded to an “As-Is” value for the 55 Miracle Mile Property of $31,500,000 as of March 21, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated April 2, 2025, there was no evidence of any recognized environmental conditions at the 55 Miracle Mile Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-131

Mixed Use – Retail/Office	Loan #13	Cut-off Date Balance:	$18,000,000
55 Miracle Mile	55 Miracle Mile	Cut-off Date LTV:	57.1%
Coral Gables, FL 33134		UW NCF DSCR:	1.48x
		UW NOI Debt Yield:	11.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 55 Miracle Mile Property:

Cash Flow Analysis(1)
	2023	2024	UW	UW PSF
Gross Potential Rent(2)	$2,559,375	$2,612,482	$2,890,543	$44.39
Reimbursements	$524,350	$870,237	$925,127	$14.21
Other Income(3)	$0	$0	$450,995	$6.93
(Vacancy / Credit Loss)	$0	$0	($606,570)	($9.32)
Effective Gross Income	$3,083,725	$3,482,719	$3,660,095	$56.21

Real Estate Taxes(4)	$420,946	$426,861	$505,976	$7.77
Insurance	$46,424	$37,039	$38,097	$0.59
Other Operating Expenses	$855,043	$898,601	$1,046,524	$16.07
Total Operating Expenses	$1,322,412	$1,362,500	$1,590,597	$24.43

Net Operating Income(5)	$1,761,312	$2,120,219	$2,069,498	$31.78
Replacement Reserves	$0	$0	$11,023	$0.17
TI/LC	$0	$0	$188,895	$2.90
Net Cash Flow	$1,761,312	$2,120,219	$1,869,581	$28.71

Occupancy (%)	86.5%	80.5%(6)	79.0%(6)
NOI DSCR	1.40x	1.68x	1.64x
NCF DSCR	1.40x	1.68x	1.48x
NOI Debt Yield	9.8%	11.8%	11.5%
NCF Debt Yield	9.8%	11.8%	10.4%

(1)	Historical information prior to 2023 is not available as the seller of the 55 Miracle Mile Property did not provide such information at the time of the acquisition.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated January 31, 2025 and includes rent steps underwritten through May 2026 totaling $65,887.
(3)	Other income represents rent from the parking garage operator.
(4)	Real Estate taxes were underwritten assuming a 4% early payment discount.
(5)	The increase from 2023 Net Operating Income to 2024 Net Operating Income is due to the increase in reimbursements from new leasing at the 55 Miracle Mile Property.
(6)	UW Occupancy (%) represents economic occupancy. 2024 Occupancy (%) is based on the underwritten rent roll dated January 31, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-132

Mortgage Loan No. 14 – Campbell Grove

Mortgage Loan Information					Property Information
Mortgage Loan Seller:	MSMCH				Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR				Location:	Houston, TX 77055
Original Balance:	$18,000,000				General Property Type:	Multifamily
Cut-off Date Balance:	$18,000,000				Detailed Property Type:	Garden
% of Initial Pool Balance:	3.2%				Title Vesting:	Fee
Loan Purpose:	Refinance				Year Built/Renovated:	1960/2022
Borrower Sponsor:	Kenneth L. Hatfield				Size:	186 Units
Guarantor:	Kenneth L. Hatfield				Cut-off Date Balance per Unit:	$96,774
Mortgage Rate:	6.3200%				Maturity Date Balance per Unit:	$96,774
Note Date:	4/7/2025				Property Manager:	American Realty Investors I L.P.
Maturity Date:	5/1/2030					(borrower-related)
Term to Maturity:	60 months				Underwriting and Financial Information
Amortization Term:	0 months				UW NOI:	$1,633,838
IO Period:	60 months				UW NCF:	$1,587,338
Seasoning:	2 months				UW NOI Debt Yield:	9.1%
Prepayment Provisions:	L(26),D(29),O(5)				UW NCF Debt Yield:	8.8%
Lockbox/Cash Mgmt Status:	Springing/Springing				UW NOI Debt Yield at Maturity:	9.1%
Additional Debt Type:	NAP				UW NCF DSCR:	1.38x
Additional Debt Balance:	NAP				Most Recent NOI:	$1,479,591 (1/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)				2nd Most Recent NOI:	$1,464,237 (12/31/2024)
					3rd Most Recent NOI:	$1,214,602 (12/31/2023)
					Most Recent Occupancy:	90.3% (3/1/2025)
Reserves					2nd Most Recent Occupancy:	93.3% (12/31/2024)
Type	Initial	Monthly		Cap	3rd Most Recent Occupancy:	92.1% (12/31/2023)
RE Taxes:	$147,685	$29,537		NAP	Appraised Value (as of):	$26,300,000 (1/7/2025)
Insurance:	$0	Springing	(1)	NAP	Appraised Value per Unit:	$141,398
Deferred Maintenance:	$21,250	$0		NAP	Cut-off Date LTV Ratio:	68.4%
Replacement Reserve:	$0	$3,875		NAP	Maturity Date LTV Ratio:	68.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$18,000,000	100.0%	Loan Payoff:	$16,955,871	94.2%
			Closing Costs	$629,381	3.5%
			Reserves:	$168,935	0.9%
			Return of Equity:	$245,813	1.4%
Total Sources:	$18,000,000	100.0%	Total Uses:	$18,000,000	100.00%

(1)	Monthly deposits to the insurance reserve are waived so long as (i) no event of default has occurred and is continuing, (ii) the policies maintained by the borrower are covered under a blanket or umbrella policy, (iii) borrower provides lender with evidence of the renewal of such policies and (iv) borrower provides lender paid receipts for the payment of the policy premiums by no later than five days prior to the expiration of the policies.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Campbell Grove Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $18,000,000 and secured by a first priority fee mortgage encumbering a 186 unit garden-style multifamily property in Houston, Texas (the “Campbell Grove Property”).

The Borrower and the Borrower Sponsor. The borrower for the Campbell Grove Mortgage Loan is CNH Asset A, LLC, a single-purpose Delaware limited liability company, with no independent directors in its organizational structure. The borrower sponsor and non-recourse carveout guarantor for the Campbell Grove Mortgage Loan is Kenneth L. Hatfield. Mr. Hatfield has been in the commercial real estate arena since 1982, with his experience including the development and management of a 550,000 square foot, three building office complex and the renovation of office buildings, shopping centers and apartment projects. Mr. Hatfield has supervised over 7,000 apartment units and three million square feet of commercial real estate along with the acquisition and disposition of over 60 income producing properties, including office buildings, multifamily, retail and industrial properties. In 1989, Mr. Hatfield joined American Realty Investors I LP (“ARI”) as the chief operating officer. ARI is a Houston-based, fully-integrated real estate investment and management company that has been active in North America for over 30 years providing acquisition, property management, asset management, construction and financial reporting services. ARI opened its first United States office in Houston, Texas in 1977. ARI began to purchase assets in Texas in 1988 and eventually grew the portfolio to include more than 5,000 units and 2.2 million square feet. ARI sold a large portion of its Houston office portfolio in 1998 but remains active in investment and management opportunities throughout the United States with a current portfolio of 12 multifamily properties in Houston totaling 3,963 units.

The Property. The Campbell Grove Property is a 186-unit garden-style, multifamily property located on a 7.01-acre site in Houston, Texas. The Campbell Grove Property consists of 17 two-story multifamily buildings and a two-story clubhouse which contains a business center and fitness center. The Campbell Grove Property also includes a leasing office, gated entrance, laundry facility, swimming pool and barbecue grills. The Campbell Grove Property was originally built in 1960 and was most recently renovated in 2022. ARI purchased the Campbell Grove Property in March 2022 for $20,000,000. Since acquisition, the borrower has implemented an approximately $1.6 million capital improvements budget which included upgrades to interior units including

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-133

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$18,000,000
1515 Campbell Road	Campbell Grove	Cut-off Date LTV:	68.4%
Houston, TX 77055		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.1%

quartz countertops, tile backsplash, updated bathrooms, kitchen islands and updated appliances. Prior to ARI’s acquisition, previous ownership invested $3 million in capital improvements and interior unit upgrades such as an infinity swimming pool, large outdoor kitchen pavilion, a wooden playground, black nickel fixtures, full tile floors, and new faux granite resurfacing. 145 (78.0%) of the 186 units have currently been renovated, with the remaining non-renovated expected to be renovated as they turn over at an average cost of approximately $11,034 per unit (however, such renovations are not required or reserved for under the loan documents). The borrower has also implemented a new laundry program which is estimated to bring in $6,250 per month.

The Campbell Grove Property consists of 51 one-bedroom units with a weighted-average square footage per unit of 754 SF and a weighted average in-place monthly rent per unit of $965, 107 two-bedroom units with a weighted average square footage per unit of 1,006 SF and a weighted average in-place monthly rent per unit of $1,284, and 28 three-bedroom units with a weighted average square footage per unit of 1,300 SF and a weighted average in-place monthly rent per unit of $1,712. Rents range from $856 - $1,413 for the one-bedroom units, $1,061 - $2,341 for the two-bedroom units (the $2,341 amount is for a unit rented month-to-month, with the next highest being $1,560) and $1,537 - $1,975 for the three-bedroom units. The Campbell Grove Property has a strong historical occupancy, averaging 91.3% from April 2022 to February 2025. As of March 1, 2025, the Campbell Grove Property was 90.3% occupied.

The following table presents detailed information with respect to the units at the Campbell Grove Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly. Average Rent PSF(2)
1 BR	51	50	98.0%	754	$965	$1.28
2 BR	107	95	88.8%	1,006	$1,284	$1.28
3 BR	28	23	82.1%	1,300	$1,712	$1.32
Total/ Wtd. Average	186	168	90.3%	981	$1,248	$1.28

(1)	Information is based on the borrower rent roll dated March 1, 2025.
(2)	Monthly Average Rent per Unit and Monthly Average Rent PSF are based on the occupied units and their respective square footage at the Campbell Grove Property.

The Market. The Campbell Grove Property is located in Houston, Texas, in the Houston multifamily market and the Spring Branch submarket. The Campbell Grove Property is within walking distance of nearby retail and proximate to major retail and employment nodes such as the Energy Park Corridor, the Centre At Bunker Hill Shopping Mall, Memorial City Mall and the Hedwig Village Center Shopping Mall. The Campbell Grove property is zoned to the Spring Branch School District which includes the highly rated public Memorial High School. Retail centers and shopping districts located within close proximity of the Campbell Grove Property include major tenants such as HEB, Kroger, Target, Walmart, Randall’s and Dollar Tree. Major shopping centers within an 8-mile radius include The Galleria, Northway Center and Ridgecrest Shopping Center. The Campbell Grove Property is also right off of Interstate 10 which is a major east-west highway in the southern United States, with the Texas segment averaging nearly 200,000 vehicles a day. The Campbell Grove Property is also close to the 610 Loop, which connects the inner city of Houston and the surrounding areas. The Campbell Grove Property is located approximately 20 minutes from the Houston central business district and is about a 50 minute drive to the George Bush Intercontinental Airport. According to the appraisal, as of the third quarter of 2024, the vacancy rate in the Houston multifamily market was 6.9%, with average asking rents of $1,385 per unit and an inventory of approximately 506,423 units. According to the appraisal, as of the third quarter of 2024, the vacancy rate in the Spring Branch multifamily submarket was 7.1%, with average asking rents of $1,296 per unit and an inventory of approximately 13,086 units. According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the Campbell Grove Property was 20,929, 140,938 and 380,510, respectively. According to the appraisal, the 2024 average household income within the same radii was $125,049, $131,879 and $121,278, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-134

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$18,000,000
1515 Campbell Road	Campbell Grove	Cut-off Date LTV:	68.4%
Houston, TX 77055		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.1%

The following table presents certain information relating to multifamily rental properties comparable to the Campbell Grove Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Unit Mix	Unit Size (SF)	Average Monthly Rent per Unit	Average Monthly Rent PSF
Campbell Grove Property(subject)(1) 1515 Campbell Road Houston, TX	1960	186	1 BR 2 BR 3 BR	754 1,006 1,300	$965(2) $1,284(2) $1,712(2)	$1.28(2) $1.28(2) $1.32(2)
11Eleven 1111 Blalock Road Houston, TX	1973	316	1 BR 2 BR 3 BR	715 1,292 1,566	$1,101 $1,623 $2,015	$1.59 $1.26 $1.29
English Oaks Apartments 1320 Gessner Road Houston, TX	1970	181	1 BR 2 BR 3 BR	850 1,126 1,338	$1,010 $1,223 $1,463	$1.21 $1.10 $1.10
Long Point Plaza 1742 Woodvine Drive Houston, TX	1960	106	1 BR 2 BR	646 795	$1,024 $1,285	$1.64 $1.63
Blue 1711 Gessner Road Houston, TX	1964	124	1 BR 2 BR 3 BR	876 1,114 1,352	$1,010 $1,183 $1,642	$1.20 $1.13 $1.22
Ivy Club 10060 Old Katy Road Houston, TX	1969	206	1 BR 2 BR 3 BR	702 1,044 1,190	$965 $1,175 $1,400	$1.37 $1.13 $1.18
Spring Pine 1554 Gessner Road Houston, TX	1964	136	1 BR 2 BR 3 BR	673 900 1,130	$950 $1,260 $1,310	$1.42 $1.40 $1.34

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated March 1, 2025, other than Year Built.
(2)	Average Monthly Rent per Unit and Average Monthly Rent PSF for the Campbell Grove Property are based on occupied units and their respective square footage.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Campbell Grove Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)(2)	Avg. Monthly Rent PSF(1)(2)	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF
1 BR(3)	51	754	$965	$1.28	$988	$1.32
2 BR(3)	107	1,006	$1,284	$1.28	$1,318	$1.31
3 BR	28	1,300	$1,712	$1.32	$1,764	$1.36
Total/ Wtd. Average	186	981	$1,248	$1.28	$1,295	$1.32

Source: Appraisal

(1)	Based on the borrower rent roll dated March 1, 2025.
(2)	Avg. Monthly Rent per Unit and Avg. Monthly Rent PSF are based on occupied units and their respective square footage at the Campbell Grove Property.
(3)	The appraisal includes an additional 950 square foot one-bedroom unit in its two-bedroom unit data.

Appraisal. The appraisal concluded to an “as-is” value for the Campbell Grove Property of $26,300,000 as of January 7, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated January 10, 2025, there was no evidence of any recognized environmental conditions at the Campbell Grove Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-135

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$18,000,000
1515 Campbell Road	Campbell Grove	Cut-off Date LTV:	68.4%
Houston, TX 77055		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	9.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Campbell Grove Property:

Cash Flow Analysis
	12/31/2023	12/31/2024	1/31/2025 TTM	UW		UW per Unit
Gross Potential Rent(1)	$2,477,780	$2,654,634	$2,671,754	$2,818,608		$15,154
Other Income(2)	$541,724	$622,134	$616,418	$654,660		$3,520
Discounts Concessions	$0	$0	$0	$0		$0
Vacancy & Credit Loss	($276,073)	($267,799)	($256,274)	($303,120)		($1,630)
Effective Gross Income	$2,743,431	$3,008,969	$3,031,897	$3,170,148		$17,044

Real Estate Taxes	$359,492	$308,439	$309,113	$361,327		$1,943
Insurance	$321,571	$358,883	$355,611	$283,254		$1,523
Other Expenses	$847,765	$877,410	$887,582	$891,729		$4,794
Total Expenses	$1,528,829	$1,544,732	$1,552,306	$1,536,310		$8,260

Net Operating Income(3)	$1,214,602	$1,464,237	$1,479,591	$1,633,838		$8,784
Capital Expenditures	$0	$0	$0	$46,500		$250
Net Cash Flow	$1,214,602	$1,464,237	$1,479,591	$1,587,338		$8,534

Occupancy %	92.1%	93.3%	90.3% (4)	89.2%	(4)
NOI DSCR	1.05x	1.27x	1.28x	1.42x
NCF DSCR	1.05x	1.27x	1.28x	1.38x
NOI Debt Yield	6.7%	8.1%	8.2%	9.1%
NCF Debt Yield	6.7%	8.1%	8.2%	8.8%

(1)	UW Gross Potential Rent has been underwritten based on the contractual rent in place based on the borrower rent roll dated March 1, 2025.
(2)	Other Income is underwritten to T-12 apart from laundry income, which has been underwritten to T-3 due to the borrower sponsor implementing laundry fees in the third quarter of 2024.
(3)	Increases in NOI from 12/31/2023 NOI to UW NOI are primarily due to the higher rents generated from the borrower sponsor’s $1.6 million capital expenditures plan upgrading the interior of units and the implementation in the third quarter of 2024 of a laundry program estimated to generate $6,250 per month.
(4)	UW Occupancy (%) represents economic occupancy. 1/31/2025 TTM Occupancy (%) is based on the borrower rent roll dated March 1, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-136

Mortgage Loan No. 15 – Dunwoody Place

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Sandy Springs, GA 30350
Original Balance:	$14,000,000			General Property Type:	Retail
Cut-off Date Balance:	$14,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1994/NAP
Borrower Sponsor:	Mehmet A. Capin			Size:	102,367 SF
Guarantor:	Mehmet A. Capin			Cut-off Date Balance PSF:	$137
Mortgage Rate:	6.4090%			Maturity Date Balance PSF:	$137
Note Date:	5/12/2025			Property Manager:	Solar Realty Management Corp.
Maturity Date:	6/11/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,629,633
IO Period:	60 months			UW NCF:	$1,523,171
Seasoning:	1 month			UW NOI Debt Yield:	11.6%
Prepayment Provisions:	L(25),D(31),O(4)			UW NCF Debt Yield:	10.9%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	11.6%
Additional Debt Type:	NAP			UW NCF DSCR:	1.67x
Additional Debt Balance:	NAP			Most Recent NOI:	$1,376,783 (3/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,150,748 (12/31/2024)
				3rd Most Recent NOI:	$1,042,155 (12/31/2023)
Reserves				Most Recent Occupancy:	97.8% (5/5/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.8% (12/31/2024)
RE Taxes:	$104,528	$13,066	NAP	3rd Most Recent Occupancy:	86.9% (12/31/2023)
Insurance:	$33,726	$5,621	NAP	Appraised Value (as of):	$28,300,000 (3/19/2025)
Replacement Reserve:	$0	$2,474	NAP	Appraised Value PSF:	$276
TI/LC Reserve:	$0	$6,398	NAP	Cut-off Date LTV Ratio:	49.5%
Environmental Deductible Reserve:	$50,000	$0	NAP	Maturity Date LTV Ratio:	49.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$14,000,000	100.0%	Loan Payoff:	$11,077,272	79.1%
			Return of Equity:	$2,286,340	16.3%
			Closing Costs:	$448,134	3.2%
			Upfront Reserves:	$188,254	1.3%
Total Sources:	$14,000,000	100.0%	Total Uses:	$14,000,000	100.0%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Dunwoody Place Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $14,000,000 and secured by the fee interest in a 102,367 SF anchored retail property located in Sandy Springs, Georgia (the “Dunwoody Place Property”).

The Borrower and the Borrower Sponsor. The borrower for the Dunwoody Place Mortgage Loan is 8725 LLC, a Delaware limited liability company and single purpose entity. The borrower sponsor and non-recourse carveout guarantor is Mehmet A. Capin.

Mehmet A. Capin owns Capin & Associates, Inc. (“Capin & Associates”) a traditional brokerage and development advisory firm that includes a team of real estate professionals with diverse backgrounds such as architecture, accounting, finance, sales, and development advisory services. Capin & Associates’ in-house management arm, Solar Realty Management, functions as a complement to Capin & Associates traditional brokerage and development advisory services and includes a construction service unit to conduct cosmetic remediation projects and full-scale infrastructure improvements. Mehmet A. Capin currently owns 24 commercial properties including multifamily and retail developments.

The Property. The Dunwoody Place Property is an anchored retail center totaling 102,367 SF located in Sandy Springs, Georgia. Built in 1994, the Dunwoody Place Property comprises four buildings on an approximately 11.73-acre site. The Dunwoody Place Property is anchored by Publix, which occupies 56,077 SF at the Dunwoody Place Property with other notable tenants including AJ Madison (as defined below), Starbucks, Jersey Mike's, Wing Stop, Smoothie King and Papa John's. The Dunwoody Place Property contains 511 parking spaces (5.0 spaces per 1,000 SF). As of May 5, 2025, the Dunwoody Place Property was 97.8% leased to 21 tenants with a remaining weighted average lease term of approximately 5.0 years and the 10-year average occupancy is 90.1%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Retail – Anchored	Loan #15	Cut-off Date Balance:	$14,000,000
8725 Roswell Road	Dunwoody Place	Cut-off Date LTV:	49.5%
Sandy Springs, GA 30305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.6%

Major Tenants.

Publix (56,077SF; 54.8% of NRA; 27.1% of underwritten base rent). Publix, a privately owned supermarket chain established in 1930, operates 1,406 stores across the Southeast and employs over 260,000 people. Headquartered in Lakeland, Florida, Publix locations span Alabama, Florida, Georgia, Kentucky, North Carolina, South Carolina, Tennessee, and Virginia. Publix has been a tenant since 1994 and is on a lease expiring in April 2030 with five, five-year renewal options and no termination options. Publix reported 2024 sales of $618 PSF and an occupancy cost of 2.3%.

AJ Madison (Star Creation) (12,320 SF; 12.0% of NRA; 13.7% of underwritten base rent). AJ Madison (Star Creation) (“AJ Madison”) is a home appliance chain that was founded in 2001 and is headquartered in Brooklyn, New York. AJ Madison has been a tenant since 2024 and is on a lease expiring in February 2032 with one, five-year renewal option and no termination options remaining.

Escapology (4,200 SF; 4.1% of NRA; 7.4% of underwritten base rent). Escapology is an escape room experience founded in Orlando, Florida in 2014, by brothers Simon Davison and Paul Davison. By 2020, Escapology had expanded to 50 locations and by 2022, it had locations in the United Kingdom, Canada, Spain, and Mexico. Escapology has been a tenant since 2023 and is on a lease expiring in April 2034 with two, five-year renewal options and no termination options remaining.

The following table presents certain information relating to the tenancy at the Dunwoody Place Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's /S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Tenants
Publix	NR/NR/NR	56,077	54.8%	$471,047	27.1%	$8.40	4/30/2030	5 x 5 years	N
AJ Madison	NR/NR/NR	12,320	12.0%	$238,417	13.7%	$19.35	2/29/2032	1 x 5 years	N
Escapology	NR/NR/NR	4,200	4.1%	$128,683	7.4%	$30.64	4/30/2034	2 x 5 years	N
Thai Sweet Chili	NR/NR/NR	3,120	3.0%	$91,301	5.3%	$29.26	3/31/2027	1 x 5 years	N
SL Nails & Spa	NR/NR/NR	2,800	2.7%	$83,223	4.8%	$29.72	9/30/2033	1 x 5 years	N
Major Tenant Subtotal/Wtd. Avg.		78,517	76.7%	$1,012,671	58.2%	$12.90

Non-Major Tenants		21,602	21.1%	$725,976	41.8%	$33.61
Occupied Collateral Subtotal/Wtd. Avg.		100,119	97.8%	$1,738,647	100.0%	$17.37
Vacant Space		2,248	2.2%
Total/Wtd. Avg.		102,367	100.0%

(1)	Based on the underwritten rent roll dated May 5, 2025.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through June 2025 totaling $30,896.

The following table presents a summary of sales and occupancy costs for one Major Tenant at the Dunwoody Place Property.

Tenant Sales(1)(2)
	2022 Sales	2022 Sales (PSF)	2023 Sales	2023 Sales (PSF)	2024 Sales	2024 Sales (PSF)	Occupancy Cost(3)
Publix	$33,189,116	$592	$33,416,254	$596	$34,638,036	$618	2.3%

(1)	Information obtained from the borrower sponsor.
(2)	Tenants shown in the Tenant Summary table above and not included in the Tenant Sales table did not provide historical sales information.
(3)	Occupancy cost is based on underwritten base rent and reimbursements divided by most recent reported sales.

.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Retail – Anchored	Loan #15	Cut-off Date Balance:	$14,000,000
8725 Roswell Road	Dunwoody Place	Cut-off Date LTV:	49.5%
Sandy Springs, GA 30305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.6%

The following table presents certain information relating to the lease rollover schedule at the Dunwoody Place Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(3)
MTM/2025	1	1,040	1.0%	1.0%	$30,324	1.7%	1.7%	$29.16
2026	2	3,360	3.3%	4.3%	$118,795	6.8%	8.6%	$35.36
2027	4	8,800	8.6%	12.9%	$310,586	17.9%	26.4%	$35.29
2028	1	1,050	1.0%	13.9%	$31,191	1.8%	28.2%	$29.71
2029	3	3,500	3.4%	17.3%	$107,459	6.2%	34.4%	$30.70
2030(4)	3	58,527	57.2%	74.5%	$535,570	30.8%	65.2%	$9.15
2031	1	1,400	1.4%	75.9%	$43,821	2.5%	67.7%	$31.30
2032	2	13,370	13.1%	88.9%	$264,667	15.2%	83.0%	$19.80
2033	2	3,472	3.4%	92.3%	$128,668	7.4%	90.4%	$37.06
2034	2	5,600	5.5%	97.8%	$167,567	9.6%	100.0%	$29.92
2035	0	0	0.0%	97.8%	$0	0.0%	100.0%	$0.00
Thereafter	0	0	0.0%	97.8%	$0	0.0%	100.0%	$0.00
Vacant	0	2,248	2.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	21	102,367	100.0%		$1,738,647	100.0%		$17.37	(5)

(1)	Based on the underwritten rent roll dated May 5, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the rollover schedule.
(3)	Total UW Rent Rolling and UW Rent PSF Rolling include contractual rent steps through June 2026 totaling $30,896.
(4)	The maturity date of the Dunwoody Place Mortgage Loan is June 11, 2030.
(5)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Dunwoody Place Property is located in Sandy Springs, Georgia, which is approximately 18.6 miles north of the Atlanta central business district and approximately 30 miles north of the Hartsfield-Jackson Atlanta International Airport. Major employers in the area include United Parcel Service, Inc., AT&T Inc., The Home Depot Inc, Allegis Group, Inc. and the federal government of the United States.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius was approximately 14,080, 79,836 and 215,457 respectively, and the average household income within the same radii was $75,866, $101,333 and $117,317, respectively.

According to a third-party market research report, the Dunwoody Place Property is located within the Sandy Spring/North Central submarket of the Atlanta metro area retail market. As of the fourth quarter of 2024, the submarket reported total inventory of approximately 10.52 million SF with a 3.4% vacancy rate and average asking rent of $31.82 PSF. The appraisal concluded to market rents for the Dunwoody Place Property ranging from $15.00 PSF for the anchor space, to $55.00 for Outparcel (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Dunwoody Place Property:

Market Rent Summary
	Anchor	Large Retail	Shop Retail	Outparcel
Market Rent (PSF)	$15.00	$20.00	$30.00	$55.00
Lease Term (Years)	15	10	5	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN
Tenant Improvements New (PSF)	$15.00	$15.00	$20.00	$15.00

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value of $28,300,000 as of March 19, 2025 for the Dunwoody Place Property.

Environmental Matters. According to the Phase I environmental site assessment dated March 24, 2025, there was a recognized environmental condition relating to potential impacts with respect to dry cleaning operations (suite A) at the Dunwoody Place Property since at least 1997. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Retail – Anchored	Loan #15	Cut-off Date Balance:	$14,000,000
8725 Roswell Road	Dunwoody Place	Cut-off Date LTV:	49.5%
Sandy Springs, GA 30305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Dunwoody Place Property:

Cash Flow Analysis
	2023	2024	TTM 3/31/2025		UW		UW PSF
Base Rent(1)	$1,311,677	$1,669,984	$1,728,895		$1,715,783		$16.76
Grossed Up Vacant Space	$0	$0	$0		$90,304		$0.88
Gross Potential Rent	$1,311,677	$1,669,984	$1,728,895		$1,806,087		$17.64

Total Recoveries	$285,333	$279,789	$425,902		$540,052		$5.28
Free Rent Adjustment	($43,743)	($174,435)	($140,890)		$0		$0.00
Net Rental Income	$1,553,267	$1,775,338	$2,013,907		$2,346,139		$22.92
(Vacancy & Credit Loss)	$0	$0	$0		($90,304)		($0.88)
Effective Gross Income	$1,553,267	$1,775,338	$2,013,907		$2,255,835		$22.04

Real Estate Taxes	$158,513	$149,319	$149,319		$149,319		$1.46
Insurance	$0	$57,449	$65,258		$64,241		$0.63
Management Fee	$57,888	$69,287	$77,580		$67,675		$0.66
Other Operating Expenses	$294,711	$348,535	$344,967		$344,967		$3.37
Total Operating Expenses	$511,112	$624,590	$637,123		$626,202		$6.12

Net Operating Income(2)	$1,042,155	$1,150,748	$1,376,783		$1,629,633		$15.92
Replacement Reserves	$0	$0	$0		$29,686		$0.29
TI/LC	$0	$0	$0		$76,775		$0.75
Net Cash Flow	$1,042,155	$1,150,748	$1,376,783		$1,523,171		$14.88

Occupancy %	86.9%	97.8%	97.8%	(3)	95.0%	(3)
NOI DSCR	1.15x	1.26x	1.51x		1.79x
NCF DSCR	1.15x	1.26x	1.51x		1.67x
NOI Debt Yield	7.4%	8.2%	9.8%		11.6%
NCF Debt Yield	7.4%	8.2%	9.8%		10.9%

(1)	UW Base Rent and UW PSF Base Rent include contractual rent steps through June 2026 totaling $30,896.
(2)	The increase in Net Operating Income from 2023 to 2024, from 2024 to TTM 3/31/2025, and from TTM 3/31/2025 to UW is primarily attributed to the increase of occupancy from 86.9% to 97.8% and free rent adjustments burning off in conjunction with the re-lease up of the Dunwoody Place Property following the COVID-19 pandemic.
(3)	The underwritten economic vacancy is 5.0%. The Dunwoody Place Property was 97.8% physically occupied as of May 5, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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